                 AS FILED WITH THE COMMISSION ON APRIL 30, 2001


                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934


      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14A-6(E)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Rule 14a-12
                                           EBIX.COM, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                 EBIX.COM, INC.
                         1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173

                            ------------------------


                                  May 2, 2001


Dear Stockholder:

    The Annual Meeting of stockholders of ebix.com, Inc. (the "Company") will be held at 10:00 a.m. local time on May 30, 2001, at the Company's principal executive office, which is located at 1900 E. Golf Road, Suite 1200 in Schaumburg, Illinois.

    The notice of meeting, proxy statement and proxy card are included with this letter. The business of the meeting is described in the attached notice of the meeting.

    It is important that your shares are represented and voted at the Annual Meeting, regardless of the size of your holdings. Whether or not you plan to attend, please complete and return the enclosed proxy to ensure that your shares will be represented at the Annual Meeting. If you attend the meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,

                                          /s/ RICHARD J. BAUM
                                          --------------------------------------
                                          Richard J. Baum
                                          SENIOR VICE PRESIDENT--FINANCE AND
                                          ADMINISTRATION,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

                                 EBIX.COM, INC.
                         1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173

                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                             ---------------------

    Notice is hereby given that the Annual Meeting of Stockholders of ebix.com, Inc. (the "Company") will be held at the principal executive office of the Company, located at 1900 E. Golf Road, Suite 1200, Schaumburg, Illinois 60173, on Wednesday, May 30, 2001, at 10:00 a.m., local time, and at any adjournments thereof, for the following purposes:

       1. To elect seven directors of the Company, each to serve until the 2002 annual meeting.

       2. To consider and vote upon an amendment to Article IV of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.10 par value per share, from 20,000,000 shares to 40,000,000 shares.

       3. To approve the issuance of 4,704,000 shares of the Company's Common Stock, $.10 par value per share, pursuant to and upon the second closing of the Share Exchange and Purchase Agreement between the Company and BRiT Insurance Holdings plc.

       4. To consider and vote upon an amendment to the Company's 1996 Stock Incentive Plan.

       5. To transact such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors
                                          /s/ RICHARD J. BAUM
                                          --------------------------------------
                                          Richard J. Baum


Dated: May 2, 2001

                                 EBIX.COM, INC.
                         1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173



                                  May 2, 2001


Dear Stockholder:

    Our Directors join me in extending a cordial invitation to attend the annual meeting of Stockholders of ebix.com, Inc., to be held at 10:00 a.m., local time, on Wednesday, May 30, 2001, at the Company's offices at 1900 E. Golf Road, Suite 1200, Schaumburg, Illinois 60173.

    As described in the accompanying proxy statement, at the annual meeting, you will be asked to consider and vote upon a proposal to approve the issuance of Company Common Stock at the second closing of the Share Exchange and Purchase Agreement between the Company and BRiT Insurance Holdings plc. The Company does not currently have sufficient authorized shares to effect the second closing, and you will therefore also be asked to vote on a charter amendment to increase the number of the Company's authorized shares of Common Stock to 40 million shares; this will also give the Company flexibility in the future to take other actions requiring authorized shares, including acquisitions and awards to employees.


    The BRiT Agreement provides for the issuance of 6,944,000 shares of Company Common Stock, with the Company receiving a cash capital infusion of $7 million. This represents a premium over the Company's Common Stock trading price over the eleven trading days preceding the announcement of the transaction. ebix would also receive a 28% equity ownership position in Insurance Broadcast
Systems, Inc., a privately held company in the insurance related electronic education business. At the first closing, on April 27, 2001, the Company has already received $2,800,000 of that cash investment, for which it has already issued 2,240,000 shares. Consummation of the second closing of the BRiT Agreement is subject to certain conditions, including the stockholder approvals of both the charter amendment and the issuance of the balance of the ebix shares to BRiT.



    Your Board of Directors has carefully considered the terms and conditions of the BRiT Agreement and has unanimously determined that the BRiT Agreement is in the best interests of the Company and its stockholders. The BRiT Agreement affords the Company needed working capital to fund its operations, including the promotion of its website. The other Directors and I also view the opportunity contemplated by the BRiT Agreement to work for fees with BRiT and its affiliates on their e-commerce strategy as a significant potential benefit to the Company's development and attempts to return to profitability.



    We expect the BRiT Agreement to be a significant element of the Company's appeal at the May 24, 2001 Nasdaq hearing of Nasdaq staff determinations that the Company does not satisfy the $1 minimum bid standard or any of the alternative net tangible assets, market capitalization and earnings tests for continued listing. Upon consummation of the second closing, the cash investment under the BRiT Agreement would bring the Company into compliance with Nasdaq's net tangible assets requirement.



    The Board of Directors therefore unanimously recommends that you vote for approval of the share issuance under the BRiT Agreement and the Charter Amendment. The Board also recommends and would appreciate your votes in favor of the election of the Board of Directors and the proposed amendment to the Company's 1996 Stock Incentive Plan, which is viewed as essential to the Company's ability to attract, retain and incentivize officers and key employees.


    Detailed information concerning the BRiT Agreement and the other matters to be considered at the annual meeting is set forth in the accompanying proxy statement. I urge you to read the enclosed material carefully. It is very important that your shares be represented and voted at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date, sign and return the proxy card in the enclosed postage paid envelope.

                                          Sincerely,
                                          /s/ ROBIN RAINA
                                          --------------------------------------
                                          Robin Raina
                                          DIRECTOR, PRESIDENT AND CHIEF
                                          EXECUTIVE OFFICER

                                 EBIX.COM, INC.
                         1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173
                                 (847) 789-3047

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 30, 2001

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                    SUMMARY


    This Proxy Statement has information about the Annual Meeting of the stockholders of ebix.com, Inc. (the "Company") and was prepared by the Company's management for the Board of Directors. The Proxy Statement and proxy, together with the Company's Annual Report on Form 10-K for the year ended December 31, 2000, were first mailed to stockholders on May 2, 2001. In addition to electing directors, you will be asked at the meeting to vote on:


    - an amendment to the Company's Certificate of Incorporation,

    - approval of the Company's issuance of 4,704,000 shares of Common Stock pursuant to and upon the second closing of the Share Exchange and Purchase Agreement, dated March 30, 2001 ("BRiT Agreement"), with BRiT Insurance Holdings plc ("BRiT"), and

    - an amendment to the Company's 1996 Stock Incentive Plan. The following summary briefly describes the most material terms of these matters.

Amendment to the Company's Certificate of Incorporation. (See Proposal No. 2--To Approve Amendment to the Certificate of Incorporation.)


    - The Certificate of Incorporation currently authorizes the Company to issue up to 20 million shares of Common Stock and two million shares of Preferred Stock. As of April 27, 2001, giving effect to the first closing of the BRiT Agreement (which occurred on that date):



       - 13,622,182 shares of Common Stock are issued and outstanding and 4,804,399 shares are reserved for issuance, leaving only 1,573,419 additional available shares (before giving effect to the issuance of shares at the second closing under the BRiT Agreement), and


       - No shares of Preferred Stock are issued and outstanding, and 322,383 shares have been issued and redeemed and cannot be reissued, leaving 1,677,617 additional available shares.

    - The Proposed Amendment to Certificate of Incorporation (the "Charter Amendment") would increase authorized Common Stock to a total of 40 million shares. Preferred Stock would be unaffected.

       - The Charter Amendment is necessary to authorize additional shares of the Company Common Stock to permit the second closing of the BRiT Agreement (discussed below).

       - The Charter Amendment is also necessary to permit amendment to the 1996 Stock Incentive Plan (the "Plan Amendment," discussed below).

    - The Board of Directors recommends that you vote for the Charter Amendment.

Approval of Issuance of 4,704,000 Shares to BRiT in the second closing. (See Proposal No. 3--To Approve the Issuance of 4,704,000 Shares of Common Stock to BRiT in the Second Closing of the BRiT Agreement.)

    - The BRiT Agreement provides for the Company to issue Common Stock in exchange for $7 million in cash and a substantial minority equity position in Insurance Broadcast Systems, Inc. ("IBS"), a privately held company in the insurance related electronic education business.

       - The BRiT Agreement is intended to address the Company's significant current liquidity concerns. The cash proceeds will be used for working capital, including the promotion of the Company's website.

       - The Company has concluded that it currently will not ascribe more than nominal value to the IBS common stock it is to receive at the second closing.


    - Under the BRiT Agreement, the Company issued in an April 27 closing 2,240,000 shares of Common Stock for $2.8 million ($1.25 per share).


    - The Agreement also provides for a second closing, at which:

       - The Company will issue 4,704,000 additional shares of Common Stock to BRiT.

       - BRiT will pay $4.2 million in cash and will also transfer to the Company 28% of the outstanding common stock of IBS.

       - Before the second closing, the Company is required to enter into an additional agreement with BRiT to provide it with e-commerce related services for fees.

       - On March 30, 2001, the last trading day before the announcement of the Company's entry into the BRiT Agreement, the closing bid price of the Company's Common Stock was $0.625.

    - After the second closing, BRiT will own approximately 38% of the Company's outstanding Common Stock and will have the right to designate two members of the Company's Board of Directors.

    - The second closing of the BRiT Agreement requires stockholder approval to satisfy the rules of the Nasdaq SmallCap Market, where the Company's Common Stock is listed.


    - The Company is obligated to register for resale Company Common Stock acquired by BRiT pursuant to the BRiT Agreement.



    - The Board of Directors recommends that you vote for Proposal No. 3. See "Proposal No. 3--To Approve the Issuance of 4,704,000 shares of Common Stock to BRiT in the Second Closing of the BRiT Agreement--Reasons for the
      Transaction: Recommendation of the Board of Directors."


Amendment ("Plan Amendment") of the 1996 Stock Incentive Plan (the "Plan"). (See "Proposal No. 4--To Approve the Plan Amendment.")

    - The proposed Plan Amendment would increase authorized shares under the Plan for 2.7 million to 4.7 million.

    - As of April 1, 2000, only 16,748 shares remained available for future grants under the Plan.


       - 2,418,989 shares are subject to outstanding awards.


       - 264,263 shares have been issued on exercise of outstanding awards.

    - The Plan provides for stock options and other awards to directors, officers and other key employees and consultants.

    - The Board of Directors recommends that you vote in favor of "Proposal No. 4--To Approve the Plan Amendment."

                                     VOTING

REVOCABILITY OF PROXIES

    Generally, you may revoke the proxy at any time before it is exercised at the Annual Meeting. To revoke a proxy, you may:

    - send to the Secretary of the Company a letter indicating that you want to revoke your proxy;

    - deliver to the Secretary a duly executed proxy bearing a later date, which revokes all previous proxies; or

    - attend the Annual Meeting and vote your shares in person.

However, in addition to the Company solicitation of proxies with respect to the matters to be voted on at the Annual Meeting, Robin Raina, President and Chief Executive Officer of the Company, has agreed, as contemplated by the BRiT Agreement, to solicit from holders of 5% or more of the Company's outstanding Common Stock, proxies, irrevocable to the extent permitted by law, giving BRiT the rights to vote on behalf of such holders in favor of the issuance of shares of the Company's Common Stock to BRiT and the proposed Charter Amendment. Such irrevocable proxies will not be solicited from persons holding less than 5% of the Common Stock. References to proxies and proxy cards elsewhere in this proxy statement refer to revocable proxies generally being solicited. See Proposals 2 and 3.

    Proxies that are signed and received in time for voting and not revoked, will be voted at the Annual Meeting as directed by you. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED "FOR" ALL OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSALS SET FORTH IN THIS PROXY STATEMENT. If any other matters properly come before the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote the shares represented by such proxy in accordance with their judgment.

VOTING RIGHTS


    The Board of Directors has set April 27, 2001 as the record date for determining stockholders entitled to vote at the Annual Meeting. Holders of the Company's outstanding Common Stock, $.10 par value per share, as of the record date will be entitled to vote at the Annual Meeting. Each share of Common Stock will be entitled to one vote. On April 27, 2001 there were 13,622,182 shares of Common Stock outstanding.


QUORUM REQUIREMENTS

    A quorum of stockholders is necessary to take action at the Annual Meeting. For purposes of each of the actions proposed to be taken at the Annual Meeting, a majority of the outstanding shares of Common Stock present in person or by proxy will constitute a quorum of stockholders.

    If you sign and return your proxy card, your shares will be counted to determine if a quorum exists, even if you abstain from voting on the proposal listed on the proxy card (called "abstentions"). If your shares are held in the name of your broker, and you do not tell your broker how to vote (called "broker non-votes"), your shares covered by your broker's proxy will be counted in determining if a quorum of stockholders exists, but may not be counted as to certain types of proposals, as noted below. If a quorum is not present or represented by proxy at the Annual Meeting, the stockholders entitled to vote at the meeting may adjourn the Annual Meeting, without notice other than the announcement at the Annual Meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new date is set to determine which stockholders are entitled to notice of the new meeting, a notice of adjourned meeting will be given to each stockholder entitled to vote at the meeting. If there is a quorum at the adjourned new meeting, any business may be transacted which might have been transacted at the original meeting.

VOTE REQUIRED

    - Directors are elected by a plurality of the shares of Common Stock, present in person or by proxy and entitled to vote at the meeting. Abstentions and broker non-votes will not be counted as either a vote "FOR" or "AGAINST" the nominees for director and will have no effect in determining the outcome of the election of directors.


    - The amendment to the Certificate of Incorporation of the Company to increase the number of authorized shares of Common Stock requires the affirmative vote of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes will have the effect of votes "AGAINST" the proposed amendment.


    - The adoption of the Plan Amendment and the approval of the issuance of 4,704,000 shares of the Company's Common Stock pursuant to the second closing of the BRiT Agreement each requires the affirmative vote of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote at the meeting. However, in the case of the approval related to BRiT, and consistent with Nasdaq Marketplace Rules, shares already held by BRiT cannot be voted and are not considered to be outstanding. The outcome of this vote will therefore be the same as it would be if BRiT had not already acquired any Company Common Stock. Abstentions will be counted as "AGAINST" both the adoption of the Plan Amendment and the approval of the issuance of 4,704,000 shares of the Company's Common Stock pursuant to the second closing of the BRiT Agreement. Broker non-votes, on the other hand, will not be counted as a vote "FOR" or "AGAINST" and will have no effect on the outcome of such proposals.

    The person appointed by the Company to act as inspector of election for the Annual Meeting will count the votes at the Annual Meeting.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS


    The following table sets forth, as of March 1, 2001, the ownership of Common Stock by each director of the Company (each of whom is also a nominee for director except Mr. Almog), by each current executive officer of the Company, by all the current executive officers and directors of the Company as a group, and by all persons known to the Company to be beneficial owners of more than five percent of the Common Stock. The information set forth in the table as to the current directors, executive officers, and principal stockholders is based, except as otherwise indicated, upon information provided to the Company by such persons in connection with the preparation of this proxy statement. The table does not reflect BRiT's April 27, 2001 acquisition of 2,240,000 shares under the BRiT

Agreement, giving it ownership of approximately 16.4% of the Company's Common Stock and reducing the percentage ownership of other stockholders.



                                                                    COMMON STOCK
                                                              -------------------------
                                                                             PERCENT OF
NAME AND POSITION OF BENEFICIAL OWNER(1)                      OWNERSHIP(2)    CLASS(3)
----------------------------------------                      ------------   ----------
Bay Area Micro-Cap Fund, L.P. (4)...........................      924,100         8.1%
T. Rowe Price Associates (5)................................      799,100        7.00%
Wayne William Mills (15)....................................    1,135,000        10.0%
Coral Partners II (6).......................................    1,282,623        11.3%
Roy L. Rogers (7)
  Director and Chairman of the Board........................      757,760         6.7%
Rennes Fondation (8)........................................    2,142,000        18.8%
Yuval Almog (9)
  Director..................................................    1,345,923        11.8%
William Baumel (10)
  Director..................................................       39,200           *
Larry Gerdes (11)
  Director..................................................       83,968           *
Dennis Drislane (12)
  Director..................................................          900           *
Robin Raina (13)
  President, Chief Executive Officer, and Director..........      385,000         3.3%
Richard J. Baum (14)
  Senior Vice President, Financial and Administration;
  Chief Financial Officer...................................      100,000           *
All directors and executive officers as a group (7
  persons)..................................................    2,712,751        22.7%


------------------------

(1) Except where otherwise indicated, the mailing address of each of the stockholders named in the table is c/o ebix.com, Inc., 1900 Golf Road, Suite 1200, Schaumburg, Illinois 60173.

(2) Each holder has sole voting and investment power with respect to the shares listed unless otherwise indicated.

(3) Percentages less than one percent are indicated by an asterisk.

(4) The address of Bay Area Micro-Cap Fund, L.P. is 3056 Whisper Wave Circle, Menlo Park, California 94065-8459.

(5) These securities are owned by various individual and institutional investors including T. Rowe Price Associates, Inc. (which owns 799,100 shares, representing 7.0% of the shares outstanding), and T. Rowe Price Small-Cap Value Fund, Inc. (which owns 750,000 of the shares, representing 6.5% of the shares outstanding), of which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202.

(6) The address of Coral Partners II is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.


(7) Of the 757,760 shares of Common Stock, 576,860 shares are held by the Rogers Family Trust dated January 21, 1981, as amended, 150,000 are held by Roy-Ruth Rogers Unitrust and 30,000 are held by the Roy L. Rogers IRA Account and 900 shares could be purchased by exercising outstanding options within 60 days after March 1, 2001. The address of Roy L. Rogers is 2700 Sand Hill Road, Menlo Park, California 94025.

(8) The address of the Rennes Fondation is Aeulestrasse 38, FL 9490 Vaduz Principality, Liechtenstein.

(9) Of the 1,345,923 shares of Common Stock, 1,282,623 shares are held by Coral Partners II, 10,000 shares are held by Coral Group, Inc. Retirement Plan for the benefit of Yuval Almog, 20,000 shares of Common Stock are held by Mr. Almog, 27,300 shares could be purchased by exercising outstanding options within 60 days after March 1, 2001 and 6,000 shares are held by Mr. Almog's wife who has sole voting and investment power. Mr. Almog is the Managing General Partner of Coral Partners II. Mr. Almog disclaims beneficial ownership of the shares held by Coral Partners II and his wife. The address of Mr. Almog is 60 South Sixth Street, Suite 3510, Minneapolis, Minnesota 55402.

(10) Of the 39,200 shares of Common Stock, 10,400 shares are held by Mr. Baumel, 27,300 shares could be purchased by exercising outstanding options within 60 days after March 1, 2001 and 1,500 shares are held by Mr. Baumel and his wife who have shared voting and investment power. The address of Mr. Baumel is 835 Page Mill Road, Palo Alto, California, 94304.

(11) Includes 27,300 shares of Common Stock which could be purchased by exercising outstanding options within 60 days after March 1, 2001. The address of Mr. Gerdes is 3353 Peachtree Road, N.E., Suite 1030, Atlanta, Georgia 30326.

(12) Represents shares of Common Stock subject to stock options, which may be exercised within 60 days after March 1, 2001. The address of Mr. Drislane is 15 Cypress Point Lane, Newport Beach, California 92660.

(13) Represents shares of Common Stock subject to stock options, which may be exercised within 60 days after March 1, 2001. The address of Mr. Raina is 5 Concourse Parkway, Suite 3200, Atlanta, Georgia 30328.

(14) Represents shares of Common Stock subject to stock options, which may be exercised within 60 days after March 1, 2001.

(15) The address of Wayne William Mills is 5020 Blake Road South, Edina, Minnesota 55436. Information based on Schedule 13G filed on February 9, 2000.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    The Company's Bylaws currently provide that the Board of Directors will consist of no less than three and no more than eight members as established by the Board, which has set the number of directors at eight until the election of directors at the 2001 Annual Meeting and thereafter at seven directors. An entire board of directors, consisting of seven members, will be elected at the Annual Meeting. The directors elected will hold office until their successors are elected, which should occur at the next annual meeting. The seven nominees receiving the highest number of votes will be elected. In the absence of specific instructions, executed proxies which do not indicate for whom votes should be cast or indicate the proxyholders should abstain from voting will be voted FOR the election of the nominees named below as directors. In the event that any nominee is unable or declines to serve as a director (which is not anticipated), the present Board of Directors will propose a substitute nominee.


    Set forth below is information as to each nominee for director, including age, principal occupation and employment during the past five years, directorships with other publicly-held companies, and period of service as a director of the Company. The nominees are all of the current members of the Board of Directors except Mr. Yuval Almog.


    ROBIN RAINA, 33, was elected a director of the Company in February, 2000. Mr. Raina joined the Company in October 1997 as Vice President--Professional Services and was promoted to Senior Vice President--Sales and Marketing in February 1998. Mr. Raina was promoted to Executive Vice

President, Chief Operating Officer in December 1998. Mr. Raina was appointed President effective August 2, 1999 and Chief Executive Officer effective September 23, 1999. Prior to joining the Company, from 1990 to 1997, Mr. Raina held senior management positions for Mindware/BPR serving in Asia and North America. While employed by Mindware/BPR, an international technology consulting firm, Mr. Raina was responsible for managing projects for multinational corporations including setting-up offshore laboratories, building intranets, managing service bureaus and support centers, providing custom programming, and year 2000 conversions. Mr. Raina holds an Industrial Engineering degree from Thapar University in Punjab, India.


    WILLIAM R. BAUMEL, 32, was appointed a director of the Company in July 1996. In mid 2000, Mr. Baumel joined RWI Group as a general partner. RWI Group is an early stage venture capital firm. Mr. Baumel was a partner with Coral Group, specializing in information services and technology investing from 1995 until mid 2000. From 1994 to 1995, Mr. Baumel held various positions with the Private Markets Group of Brinson Partners, Inc., an institutional money manager. Mr. Baumel previously held positions with Proctor & Gamble, a consumer products company, and Deloitte & Touche--San Francisco, an international accounting and consulting firm.


    DOUGLAS C. CHISHOLM, 57, was elected a director of the Company in October 2000. Mr. Chisholm is an independent consultant to the insurance industry for technology and business issues. From July 2000 through March 2001, he served as Director of Worldwide Innovation Network at Hewlett-Packard Packard, a provider of computing and imaging solutions and services. From
March 1996 until June 2000 he served as Director of World Wide Insurance Solutions Marketing at Hewlett-Packard. Mr. Chisholm was Assistant Vice President of World Wide Insurance Marketing at NCR, a Relationship Technology solutions company, from February 1994 to February 1996.

    DENNIS DRISLANE, 51, was elected a director of the Company in October 2000. Mr. Drislane is retired. From July 1997 to February 2001 Mr. Drislane was senior vice president responsible for customer account management, first with Healtheon and then with its successors Healtheon/WebMD and WebMD, each an end-to-end Internet healthcare company connecting physicians and consumers to the healthcare industry. From 1995 until July of 1997, Mr. Drislane was a divisional vice president for entertainment industry group customer account management at Electronic Data Systems, a computer service company.

    LARRY G. GERDES, 52, was elected a director of the Company in 1985. Since 1991, Mr. Gerdes has been Chief Executive Officer of Transcend Services, Inc. (Nasdaq-TRCR), a provider of transcription services to hospitals. Mr. Gerdes is also a director of Transcend Services, Inc. Prior to Transcend, Mr. Gerdes spent over 14 years in various executive capacities at HBO & Company including serving as Chief Financial Officer of HBO & Company and as Chief Executive Officer of Medical Systems Support, Inc., a wholly owned subsidiary of HBO & Company. Since 1983, Mr. Gerdes has been a general partner of Sand Hill Financial Company, a venture capital partnership. Additionally, since 1991, Mr. Gerdes has been a general partner in Gerdes Huff Investments, a private investment partnership located in Atlanta.

    WILLIAM W. G. RICH, 64, was elected in November 2000 as a director. Since 1989, Mr. Rich has been Chief Executive Officer of Strategic Business
Partners, Inc., which specializes in mergers, acquisitions, and strategic alliances between financial software developers with a specialty in insurance. Under a contract between Strategic Business Partners, Inc. and Sherwood International LLC, an insurance software and consulting firm, Mr. Rich has served since 1996 as Sherwood's Director of Marketing, Life and Annuities, North America.

    ROY L. ROGERS, 66, was elected a director of the Company in October 2000. Mr. Rogers has served as a general partner of two venture capital limited partnerships, R&W Ventures I (from 1986 to 1993) and II (from 1989 to 1998). In addition, he is a private investor focused on technology companies.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

          INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors has a standing Audit Committee that consists exclusively of non-employee directors. The Audit Committee provides assistance to the Board of Directors in monitoring (1) the integrity of the financial statements of the Company's and (2) the independence and performance of the Company's outside auditors. The Audit Committee currently consists of Mr. Baumel, Mr. Gerdes and Mr. Rogers. The Audit Committee met eight times during the fiscal year ended December 31, 2000 ("Fiscal 2000").

    The Board of Directors has a standing Compensation Committee that consists exclusively of non-employee directors. The Compensation Committee is responsible for reviewing and recommending to the full Board of Directors compensation of officers and directors and administration of the Company's various employee benefit plans. The Compensation Committee currently consists of Messrs. Chisholm, Drislane, Rich and Rogers. The Compensation Committee did not separately meet during Fiscal 2000 although compensation matters were addressed by members of the Committee at two board meetings during 2000.

    The Board of Directors does not have a nominating committee or a committee performing similar functions.

    The Board of Directors held 17 meetings during Fiscal 2000. No director attended fewer than 75 percent of the meetings of the Board of Directors and its committees on which he served except that Messrs. Almog and Rogers each attended at least 60% of such meetings.

DIRECTOR COMPENSATION

    Non-employee directors do not receive an annual retainer or any other fees for their service as directors. Under the Non-Employee Directors Stock Option Plan (the "1998 Director Option Plan"), each non-employee director upon election or approval to serve on the Board of Directors (an "Eligible Director") receives a grant of an option to purchase 12,000 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share on the date of the grant. Of the 12,000 shares of Common Stock subject to such an option:
(i) 4,000 shares become exercisable on the day prior to the first anniversary of the date of the grant and (ii) 1,000 shares become exercisable on the last day of each of eight calendar quarters commencing on the last day of the calendar quarter ending on or after the first anniversary of the date of the grant. Each option has a term of 10 years beginning on the date of the grant. During 2000, each of Messrs. Drislane and Rogers received an option to purchase 12,000 shares of Common Stock upon their initial appointment to the Board on October 10, 2000 and October 2, 2000, respectively, with exercise prices of $3.50 and $3.375, respectively. Due to agreements with their employers, Messrs. Chisholm and Rich were unable to accept such options.

    In addition, the 1998 Director Option Plan provides for each Eligible Director, immediately following each annual meeting of stockholders of the Company, to be granted an option to purchase 3,600 shares of Common Stock at an exercise price per share of 100% of the fair market value of a share of Common Stock on the date of the grant. Of the 3,600 shares of Common Stock subject to such an option, 900 shares are exercisable on the last day of each of four calendar quarters commencing on the last day of the calendar quarter ending on or after the date of the grant. Each option has a term of 10 years beginning on the date of the grant. Each of Messrs. Almog, Baumel, Drislane, Gerdes, and Rogers as an Eligible Director received an option to purchase 3,600 shares of Common Stock, at an exercise price of $1.50, following the Company's Annual Meeting on November 20, 2000. Due to agreements with their employers, Messrs. Chisholm and Rich were unable to accept such options.

    PROPOSAL NO. 2--TO APPROVE AMENDMENT TO THE CERTIFICATE OF INCORPORATION


    On March 30, 2001, the Board of Directors adopted an amendment to
Article IV of the Certificate of Incorporation, subject to stockholder approval at the Annual Meeting, to increase the number of authorized shares of the Company's Common Stock to 40,000,000 shares. The present capital structure of the Company authorizes 2,000,000 shares of Preferred Stock, $.10 par value per share and 20,000,000 shares of Common Stock, $.10 par value per share. As of April 27, 2001, 13,622,182 shares of Common Stock were issued and outstanding, an aggregate of 2,735,892 shares of Common Stock are currently reserved for issuance pursuant to stock options issued or to be issued to directors, officers, employees and consultants, and 2,068,507 shares are reserved for issuance on exercise of outstanding warrants. Of the 2,000,000 shares of Preferred Stock, no shares are outstanding and 1,677,617 shares are presently available for issuance and may be issued from time to time in one or more series with such rights, preferences and privileges as may be determined by the Board of Directors. No change is proposed to be made with respect to the Preferred Stock.


    At the Annual Meeting, you will be asked to consider and vote on the proposed Charter Amendment to Article IV of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 40,000,000 shares. A copy of the proposed Charter Amendment is attached as Exhibit A to this Proxy Statement. If this proposal is approved by the Company's stockholders at the Annual Meeting, the proposed Charter Amendment will become effective upon acceptance of its filing by the State of Delaware, which is expected to occur promptly after the Annual Meeting.

    The Board of Directors believes that the current capital structure is inadequate and that the proposed increase in the authorized shares of Common Stock is desirable to enhance the Company's flexibility in connection with growth opportunities. The increase in authorized shares will provide flexibility with respect to raising capital in public or private offerings, financing transactions, employee benefit plan issuances, acquisition transactions (using capital stock as currency for such acquisitions if appropriate) and such other corporate purposes as may arise. Having shares available for issuance in the future will give the Company greater flexibility to issue shares without the expense and delay of a stockholders' meeting, except as may be required for a particular action by Delaware law or the rules of the Nasdaq SmallCap Market on which the Company's Common Stock is listed, or any other exchange on which the Company's securities may be listed.


    In order to raise additional capital, the Company entered into an agreement for BRiT to invest $7,000,000 in cash and certain other consideration in exchange for 6,944,000 shares of newly issued Common Stock. The BRiT Agreement is structured to be consummated in two closings, the first of which occurred on April 27, 2001. The second closing is subject to conditions typical in such transactions, and is also subject to:


    - Company stockholder approval of the issuance of 4,704,000 shares of Common Stock in the second closing, and

    - because the Company does not currently have sufficient authorized and unreserved shares to cover this second closing issuance, stockholder approval of an amendment to the Company's Certificate of Incorporation authorizing additional shares.

    Accordingly, approval of the proposed Charter Amendment is necessary for the Company to be able to consummate the second closing of the BRiT Agreement. See Proposal 3 below for more information regarding the BRiT Agreement.

    Approval of the Charter Amendment is also necessary to provide available authorized shares for issuance under the Company's 1996 Stock Incentive Plan, as amended on March 30, 2001, by the Board of Directors, subject to approval of stockholders, to add 2 million additional shares. See Proposal 4 below.

    Pursuant to the BRiT Agreement, the Company agrees that it will not, without the prior consent of BRiT, issue any shares of Common Stock or securities convertible into shares of Common Stock if, after such issuance, the number of authorized and issued shares of Common Stock (assuming exercise or conversion of all securities convertible into Common Stock) exceeds 30,000,000. However, this BRiT consent right will terminate if BRiT holds less than 15% of the issued and outstanding shares of Common Stock, after, as the case may be: (i) the date of the second closing or (ii) termination of the parties' obligation to effect the second closing.

    If the proposal to increase the authorized shares is approved, the additional authorized shares will be part of the existing class of such Common Stock and will increase the number of shares available for issuance by the Company, but will have no effect upon the terms of the Common Stock or the rights of the holders of such shares. If and when issued, the proposed additional authorized shares of Common Stock will have identical rights and privileges as the shares of Common Stock currently outstanding, including the right to share prorata in any dividends declared on the Common Stock and the right to share prorata in proceeds of a liquidation after provision for obligations to creditors and holders of any senior securities. Holders of Common Stock will not have preemptive rights to purchase additional shares of Common Stock. The future issuance of additional shares of Common Stock will dilute the voting power of current stockholders.

    The increase in the number of authorized shares of Common Stock may have anti-takeover effects. For example, additional shares could be used so as to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. While the authorization of additional shares might have such an effect, the Board of Directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE CHARTER AMENDMENT.

     PROPOSAL NO. 3--TO APPROVE THE ISSUANCE OF 4,704,000 SHARES OF COMMON
           STOCK TO BRIT IN THE SECOND CLOSING OF THE BRIT AGREEMENT.

THE BRIT AGREEMENT

    Set forth below is a brief description of the BRiT Agreement and related matters. This description does not purport to be complete and is qualified by reference to the BRiT Agreement, which is attached as Exhibit B-1 and incorporated herein by reference. The Board of Directors of the Company has approved the BRiT Agreement, having considered, among other things, the Company's capital needs to fund its operations and attempt to maintain its Nasdaq listing, and the fact that the cash consideration represents a premium over recent trading prices at the time of the Board's approval. The Board recommends that stockholders approve Proposal No. 3.

GENERAL


    On March 30, 2001, the Company entered into the BRiT Agreement with BRiT for BRiT to acquire 6,944,000 shares of newly issued Common Stock in exchange for $7,000,000 in cash and a 28% equity position in IBS (approximately half of BRiT's IBS ownership). The BRiT Agreement also contemplates that the Company and BRiT will negotiate an agreement, expected to be entered into in May 2001, for the Company to receive fees for reviewing, developing and servicing BRiT's e-commerce infrastructure.



    The BRiT Agreement is structured to be consummated in two closings, the first (which was consummated on April 27, 2001), a cash purchase by BRiT of 2,240,000 shares of Company Common Stock for $2,800,000, and the second covering the issuance of 4,704,000 shares of Common Stock for the balance of the cash investment and the IBS stock.



    The transaction has been structured in this manner to permit the Company to obtain the benefit of a relatively rapid infusion of $2.8 million in working capital without waiting for the stockholder approvals necessary for the second closing. See "Proposal 2--To Approve Amendment to the Certificate of Incorporation", "--Conditions to Closing" and "--Nasdaq." The Company expects the second closing to occur in June. BRiT will have the right to designate two members of the Company's board of directors following the second closing. BRiT's right to two directors will remain in effect as long as it maintains beneficial ownership of at least 20% of the Company's shares. During any period that it has less than 20% but more than 10% ownership, BRiT will have the right to designate one director. If BRiT exercises this right to designate directors prior to the 2002 annual meeting, it is expected that the Company's Board of Directors would amend the by-laws to expand the size of the Board and would then appoint the designees to fill the vacancies.


    Although the Company Common Stock to be acquired by BRiT under the BRiT Agreement is being issued under the exemption from Securities Act registration for transactions not involving a public offering and therefore cannot be resold without an applicable exemption or registration, BRiT is entitled to have the Company register its stock for sale. See "--The BRiT Agreement--Conditions to Closing." The IBS shares to be acquired by the Company are similarly being sold in a private transaction and are subject to restrictions against resale, but the Company has no rights to have those shares registered for resale and there is no market for them.


    The Company has terminated its Stockholder Rights Plan consistent with the BRiT Agreement provision requiring either such termination or a complete exemption for BRiT, effective on March 30, 2001, but BRiT has agreed not to acquire 49% or more of the Company's Common Stock without the approval of the Company's Board of Directors.


REPRESENTATIONS AND WARRANTIES

    In the BRiT Agreement, the Company and BRiT have made representations and warranties to each other. The Company represents and warrants, among other things, as to:

    - the organization and qualification to do business of the Company and its subsidiaries;

    - the Company's capitalization;

    - the Company's corporate authority to enter into and perform the BRiT Agreement, and the absence of conflict of such actions with its other obligations;

    - the Company's financial reports;

    - the absence of certain changes and liabilities; and

    - litigation and legal matters, intellectual property matters, tax matters and labor matters.

    BRiT represents and warrants, among other things as to:

    - its organization and valid existence;

    - its corporate authority to enter into and perform the BRiT Agreement and the absence of conflict of the such actions with its other obligations;

    - its title to the IBS shares;

    - to its best knowledge, the due organization, valid existence and good standing of IBS; and

    - IBS' capitalization.

COVENANTS

    The Company and BRiT agree, among other things, in the BRiT Agreement:

    - to safeguard each other's confidential information;

    - for a period of eighteen (18) months, not to solicit each other's employees;

    - to take commercially reasonable steps necessary or desirable to proceed diligently and in good faith as promptly as possible to take actions necessary in order to consummate the transactions contemplated by the BRiT Agreement; and

    - to collaborate on press releases and other public statements with respect to the transactions contemplated by the BRiT Agreement.

    The Company agrees in the BRiT Agreement that until the second closing it will generally conduct its business only in the ordinary course and will not issue shares of its capital stock or securities convertible into its capital stock except:

    - employee options; and

    - shares of the Company's capital stock issued on exercise of options and exercise of previously outstanding warrants and convertible securities.

    Pursuant to the BRiT Agreement, the Company agrees that it will not, without the prior consent of BRiT, issue any shares of Common Stock or securities convertible into shares of Common Stock if, after such issuance, the number of authorized and issued shares of Common Stock (assuming exercise or conversion of all securities convertible into Common Stock) exceeds 30,000,000. However, this BRiT consent right will terminate if BRiT holds less than 15% of the issued and outstanding shares of Common Stock, after, as the case may be: (i) the date of the second closing or (ii) termination of the parties' obligation to effect the second closing.

CONDITIONS TO CLOSINGS


    BRiT's obligations to consummate the first closing were subject, and BRiT's obligations to consummate the second closing are subject, among other things, to the satisfaction or waiver by BRiT of the following conditions:


    - The Company's warranties being true and correct in all material respects at the date of the BRiT Agreement and at the time of such closing;

    - The Company's performance of and compliance with agreements, obligations, and conditions required to be performed or complied with by the Company at or prior to such closing;

    - Receipt of required approvals and consents necessary to complete the transactions that are required to have been obtained by the Company at or prior to the applicable closing; and

    - Deliveries of requisite opinions and certificates required to be delivered at such closing.

    In addition, BRiT's obligation to consummate the first closing was subject to the Company's delivery of a Registration Rights Agreement obligating it to register Company shares acquired by BRiT under the BRiT Agreement by filing a shelf Registration Statement with the Securities and Exchange Commission no later than July 2, 2001. Under the Registration Rights Agreement, the Company is generally obligated to maintain that registration in effect for three years or, if earlier, the date on which all of the Common Stock issued to BRiT under the BRiT Agreement (and any Common Stock issued with respect thereto, such as issuances pursuant to stock dividends) has been sold or transferred to persons that are not affiliates of BRiT. The Registration Rights Agreement is attached as Exhibit B-2 and incorporated herein by reference.


    BRiT's obligations to consummate the second closing are also subject to the Company executing and delivering the contemplated agreement to perform e-commerce services for BRiT and the performance of or compliance with obligations of the BRiT Agreement and the e-commerce agreement if already entered into, that are required to be performed or complied with by the Company at or prior to the second closing date, and the continued listing of the Company's common stock on the Nasdaq SmallCap Market. See "--Nasdaq."


    The Company's obligations to consummate the first closing were subject, and the Company's obligations to consummate the second closing are subject, among other things, to the satisfaction or waiver by the Company of the following conditions:


    - BRiT's warranties being true and correct in all material respects at the date of the Agreement and at the time of such closing;

    - BRiT's performance of and compliance with agreements, obligations, and conditions required to be performed or complied with by BRiT at or prior to such closing;

    - Receipt of required approvals and consents necessary to complete the transactions that are required to have been obtained by BRiT at or prior to the applicable closing; and

    - Deliveries of requisite opinions and certificates required to be delivered at such closing.

    The Company's obligations and BRiT's obligations to consummate the second closing are each subject to the approvals by the Company's stockholders related to the BRiT Agreement and the Charter Amendment being sought at the Annual Meeting.

INDEMNITY


    The Agreement provides for the Company and BRiT each to indemnify the other for losses resulting from any misrepresentation, breach of warranty or breach of covenant or agreement on the part of the other party contained in the BRiT Agreement. Each party's indemnity obligations apply only with respect to losses of the other party in excess of $100,000, and are limited to $2.8 million prior to consummation of the second closing and an additional $4.2 million (i.e., an aggregate for each party of $7 million) after consummation of the second closing. Except for this indemnification, the parties have waived their rights for breaches of the BRiT Agreement.


TERMINATION

    The rights and obligations of the Company and BRiT pertaining to transactions contemplated by the second closing can be terminated prior to the second closing:

    - by mutual consent;

    - by either the Company or BRiT if any order or law becomes effective prohibiting or making illegal the consummation of any of the transactions contemplated to be consummated at the second closing; or

    - by either the Company or BRiT in the event the other party has breached any material representation, warranty or covenant in the BRiT Agreement in any material respect and the breach has continued without cure for five
      (5) business days after notice to the breaching party.

    If the BRiT Agreement is terminated because of a breach before the second closing, the breaching party remains liable for the breach-giving rise to the termination.

SUPPORT FOR TRANSACTION

    The Board of Directors of the Company is obligated to recommend that the stockholders vote in favor of the BRiT Agreement unless the Board concludes, upon receipt of an opinion of counsel, that such recommendation is inconsistent with its fiduciary duty. Robin Raina, the President and Chief Executive Officer of the Company, has undertaken, subject to his fiduciary duties, to:


    - recommend approval of the transactions contemplated by the Agreement and use reasonable best efforts to obtain the letter from the Company's directors accompanying this proxy statement, unanimously recommending voting in favor of Proposals 2 and 3;


    - use his reasonable best efforts to ensure (in conjunction with the Company) that the conditions to the first closing to be satisfied by the Company are satisfied;

    - to solicit and use his reasonable best efforts to obtain proxies in favor of BRiT from stockholders of the Company holding 5% or more of the Company's Common Stock to vote for Proposals 2 and 3 (such proxies to be irrevocable to the extent permitted under applicable law); and

    - until consummation of the second closing or the termination of the rights and obligations of the parties to consummate the second closing, not to encourage or solicit, without the express written consent of BRiT, any third party to make any offer or to undertake any transaction or transactions similar to the transactions contemplated by the BRiT Agreement.

ACCOUNTING

    The Company will account for the cash investment by BRiT as equity capital and will account for the investment in IBS stock under the equity method. Under the equity method of accounting, IBS's results of operations are not reflected within the Company's consolidated operating results. However, the Company's proportionate share of the earnings or loss of IBS will be recorded in the Company's consolidated statements of operations as a single line subsequent to the "operating income (loss)" line. The Company's share of IBS losses would reduce the Company's book value of IBS common stock and the Company's net income until such book value is reduced to zero.

FEDERAL INCOME TAX ASPECTS OF THE BRIT TRANSACTION

    The Company has net operating losses ("NOLs") of approximately
$69.5 million available to offset future taxable income, if any, recognized by the Company in future periods. For Federal income tax purposes, these NOLs will expire by 2020. NOLs benefit the Company by offsetting taxable income dollar-for-dollar by the amount of NOLs, thereby substantially eliminating the 35% federal corporate tax on such income.


    Under Section 382 of the Internal Revenue Code of 1986 (the "IRC"), the benefit of the Company's NOLs can be reduced or eliminated if the Company undergoes an "ownership change," as defined in Section 382. The Company believes that the issuance and sale of the Company Common Stock to BRiT in the first closing, when considered together with certain other transactions by 5 percent stockholders during the previous three years, would result in an ownership change of the Company for purposes of Section 382 of the IRC. The Company presently estimates that such annual limitation will be approximately $500,000. The Company would incur a corporate-level tax in accordance with applicable tax schedules (the current maximum federal rate is 35%) on any taxable income during a future year in excess of such limitation. While the NOLs not used as a result of this limitation remain available to offset taxable income in future years (subject to the NOLs expiration), the effects of the issuance and sale of the Shares is to defer the utilization of the NOLs, accelerate the payment of federal income tax, and cause most of the NOLs to expire prior to their use. The Company's ability to use the NOLs, however, depends upon the Company's taxable income during future periods and there can be no assurance that the Company will realize any such income and thus, be able to use all or any portion of the NOLs.


BRIT

    BRiT is a United Kingdom insurance holdings group with a significant presence in both the Lloyds and the United Kingdom insurance company markets, together with distribution businesses in the United Kingdom personal lines and small commercial market.

IBS

    The information below concerning IBS was provided by IBS and has not been independently verified by the Company.

    Since March, 2000, IBS has focused on the broadcast of video products over the Internet in streaming video under the IBStv.com name, and since that time, IBS has developed proprietary products including eMailVideo, eWebVideo and eCEVideo designed to assist insurance and financial services professionals to sell their products and services, enhance their web sites with topical video and meet their continuing education requirements with video enhanced courses. IBS had begun operations in 1997 as an independent satellite television programming and transmission company of topical video content to the insurance industry.

    BRiT has made approximately $6.5 million in aggregate continuing cash investments in IBS since 1997 and currently owns approximately 58% of IBS.

    IBS has advised the Company that, based on internal IBS financial statements not yet audited for its fiscal year ended December 31, 2000, it had total assets of $310,000 and a negative net worth of $1.49 million at December 31, 2000 and that it had a net loss in the fiscal year ended December 31, 2000 of $693,000.

    The Company's press release on April 2, 2001, consistent with the discussions between the Company and BRiT in the negotiation of the BRiT Agreement, stated that the value of the Company shares to be issued under the BRiT Agreement is $1.25 per share, and the value of the entire consideration to be received by the Company under the BRiT Agreement (cash and IBS common stock) is $8,680,000, effectively ascribing a value of $1,680,000 to such IBS common stock. In addition, the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed on April 2, 2001, characterized the $7,000,000 cash investment as being at $1.25 per share, in addition to an exchange of the 28% IBS equity position for 1,344,000 shares. However, the Company has concluded that it currently will not ascribe more than nominal value to the IBS stock ownership that it is to acquire under the BRiT Agreement. The Company's Board of Directors, which has never considered the IBS common stock to be material to its approval of the BRiT Agreement, has confirmed its agreement with the Company's treatment of such IBS stock ownership.

RISK FACTORS

    While the Board is of the opinion that the transactions contemplated by the BRiT Agreement are fair to, and in the best interests of the Company and its stockholders, stockholders should consider the following factors in evaluating Proposals 2 and 3.

SIGNIFICANT DILUTIVE EFFECTS

    The BRiT Agreement provides for the issuance by the Company of 6,944,000 shares of Common Stock, representing 38% of the outstanding shares of Common Stock after giving effect to such issuance. This issuance will dilute the voting rights of existing stockholders and will have the effect of diluting the ownership interests of the existing stockholders.

    The Board believes that the transactions under the BRiT Agreement will enable the Company to operate from a strengthened financial position and to benefit from the relationships with BRiT and IBS including, in particular, the contemplated agreement to furnish services to BRiT related to BRiT's e-commerce strategy.

    The matters discussed in the immediately preceding paragraph and elsewhere in this proxy statement relating to expected benefits from the Company's strengthened financial position and relationships with BRiT and IBS are forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These factors include: the nature, timing and other types of specific arrangements agreed to in the agreement with BRiT to provide e-commerce strategy services to BRiT, the ability of the Company to satisfy the conditions to closing of the BRiT Agreement, and other factors detailed in this proxy statement and elsewhere from time to time in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Company's
Form 10-K for the 2000 Fiscal Year, being transmitted to stockholders with the proxy statement.

SUBSTANTIAL EQUITY OWNERSHIP; BOARD REPRESENTATION; CONTINUING RELATIONSHIPS

    Upon consummation of the second closing, BRiT will own 38% of the outstanding shares of the Company's Common Stock.

    BRiT's ownership of the Company's Common Stock and right of representation on the Board create a potential conflict of interest with respect to the continuing relationship between BRiT and the Company. In particular, although any directors designated by BRiT will owe a fiduciary duty to all stockholders of the Company, BRiT and its representatives on the Board may have interests that diverge or even conflict with those of the Company with respect to the BRiT Agreement, the Registration Rights Agreement, the contemplated agreement to furnish services related to e-commerce strategy and potential corporate opportunities or transactions, including acquisitions of companies or future issuances of the Company's Common Stock.

    The BRiT Agreement standstill provision, limiting BRiT's ownership to less than 49% of the Company's Common Stock without the prior consent of the Board, is intended by the Company to address this concern. Although the standstill would not prevent BRiT from conducting a proxy contest to elect additional directors nominated by BRiT and potentially a majority of the Board, the fiduciary duty of such directors under Delaware corporate law would afford some protection to stockholders in such a situation.

DIMINISHED ABILITY TO SELL THE COMPANY TO OTHER PARTIES

    By virtue of BRiT's ownership of 38% of the outstanding Common Stock upon consummation of the second closing, a potential buyer might be deterred from any effort to acquire the Company absent the consent of BRiT or its participation in the transaction. As a result, the issue of the Company's Common Stock to BRiT contemplated by the BRiT Agreement could have the effect of preventing or discouraging an attempt by another person or entity to take over or otherwise gain control of the Company.

AGREEMENT TO PROVIDE E-COMMERCE SERVICES TO BRIT


    BRiT and the Company are obligated to use their reasonable best efforts to enter into an agreement for the Company to provide e-commerce services to BRiT for fees. Entry into that agreement is a condition of BRiT's obligations to consummate the second closing of the BRiT Agreement. The Company believes that the e-commerce agreement will be significantly beneficial to the Company's business. However, the terms have not yet been negotiated and there can be no assurance as to whether the e-commerce strategy agreement will contribute to the profitable growth of the Company.


POSSIBLE FUTURE SALES OF COMMON STOCK BY BRIT

    Sales of substantial amounts of Common Stock by BRiT in the public market following the second closing, or the perception that such sales might occur, could adversely affect prevailing market prices of the Common Stock.

    The Company is unable to make any prediction as to the effect, if any, that future sales of the Company's Common Stock by BRiT, or the availability of Common Stock for sale by BRiT, will have on the market price of the Common Stock prevailing from time to time.

NASDAQ

STOCKHOLDER APPROVAL REQUIREMENT

    Rule 4350(i) of the Nasdaq Stock Market Inc.'s Marketplace Rules requires the Company to obtain the approval of its stockholders (disregarding stock owned by BRiT, prior to the issuance of listed common stock where as a result of the issuance, the Common Stock will have voting power equal to 20% or more of the voting power outstanding before the issuance).

    Under the BRiT Agreement, BRiT, on consummation of the first closing, will have acquired Company Common Stock ownership having approximately 19.7% of the voting power outstanding before the first closing. Upon consummation of the first and second closings, BRiT will have acquired 6,944,000 shares, giving BRiT, on consummation of such second closing, ownership of approximately 38% of the Company's outstanding Common Stock. Accordingly, pursuant to the Nasdaq Marketplace Rules, the Company's stockholders must approve the issuance of the 4,704,000 shares of Common Stock proposed to be issued to BRiT at the second closing as a condition to each party's obligations under the second closing.

    The Nasdaq rules also require such stockholder approval if the issuance will result in a change of control. It is possible that this stock ownership, coupled with BRiT's right to nominate two directors, might be claimed to involve a change of control of the Company, even though the Company's six largest present holders in aggregate own slightly more shares than BRiT will own, and BRiT has agreed to a standstill limiting it to ownership of less than 49% of the Company's Common Stock without the approval of the Company's board of directors.

DELISTING APPEAL


    The Company has filed an appeal of Nasdaq staff determinations received in April, 2001, that the Company fails to comply with the Nasdaq Marketplace
Rules 4310(c)(4) and 4310(c)(2)(B) requiring that a company maintain a minimum bid price of $1 and satisfy any one of Nasdaq's minimum net tangible assets, market capitalization, or earnings standards. Under the determinations, the Company's Common Stock is subject to delisting from the Nasdaq SmallCap Market. The appeal will stay the delisting pending the decision of a Nasdaq Listing Qualifications Panel that is scheduled to hear the appeal on May 24, 2001.



    The Company believes that the agreement with BRiT will, upon consummation of both closings, provide it with a reasonable buffer beyond the Nasdaq minimum net tangible assets requirement of

$2 million. Based on the Company's audited balance sheet at December 31, 2000, and giving effect to the second closing, the Company would have net tangible assets of approximately $3,400,000. However, by letter dated April 10, 2001, Nasdaq has advised the Company that it will be "required to demonstrate its ability to sustain long term compliance with all applicable maintenance criteria" and that Nasdaq may under Marketplace Rule 4300 "apply additional or more stringent criteria for the . . . continued listing of particular securities based on any event, condition, or circumstance which makes initial or continued inclusion of the securities in Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued inclusion in Nasdaq." Although the Company has not been advised that any such additional or more stringent criteria will be applied (other than the minimum bid price requirement), there can be no assurance that the Company's shares will remain listed. It is a condition of the second closing of the BRiT Agreement that the Company's common stock not have been delisted by Nasdaq.


REASONS FOR THE TRANSACTIONS: RECOMMENDATION OF THE BOARD OF DIRECTORS


    At its meetings on March 29 and March 30, 2001, the Board unanimously determined (with one Director, who subsequently expressed his approval, absent) to approve the BRiT Agreement. In so doing, the Board considered, as supporting the conclusion that the BRiT Agreement is in the best interest of the Company and its stockholders, the following:


    - The terms of the BRiT Agreement, including the ability to obtain a capital infusion of $7 million, $2.8 million of which was expected to become available within two weeks' time.

    - The Company's needs for such capital in the near term, including its need to fund its operations and maintain its Nasdaq listing.

    - The benefits to the Company's business of avoiding a going concern qualification in the audit report on the Company's fiscal 2000 audit financial statements, and the fact that this would be possible if the BRiT Agreement were entered into.

    - The lack of other sources of capital, despite Mr. Raina's efforts to identify such sources, except possibly sources requiring issue of preferred stock with disadvantageous, punitive provisions.

    - The fact that the cash consideration represents a premium over the Company's recent trading prices during the eleven trading day period prior to Board approval and announcement of the BRiT Agreement.

    - The concern about allowing BRiT to obtain a 38% stock ownership position which might facilitate its ability to acquire the remainder of the Company without negotiating with the Board of Directors; the Board sought to address this concern by obtaining an agreement from BRiT that without the prior consent of the Board of Directors, BRiT would not increase its stock ownership to 49% or more of the Company's outstanding Common Stock.

    - Management's favorable expectations (although recognizing that the terms of this agreement are not yet specified) for benefits to the Company from the contemplated agreement to provide BRiT with e-commerce related services for fees.

    - The strong recommendations of the Company's management that, in light of the foregoing factors, the BRiT Agreement be approved.

    The foregoing describes all material factors considered and given weight by the Board in connection with its decision to approve the BRiT Agreement. In view of the variety of factors considered in connection with its evaluation of the BRiT Agreement, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weight to different factors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF ISSUANCE OF 4,704,000 SHARES OF COMMON STOCK PURSUANT TO THE SECOND CLOSING OF THE BRIT AGREEMENT.

                 PROPOSAL NO. 4--TO APPROVE THE PLAN AMENDMENT

    On March 30, 2001, the Board of Directors adopted an amendment (the "Plan Amendment") to the Company's 1996 Stock Incentive Plan, subject to approval of the Plan Amendment by the stockholders at the Annual Meeting and the approval by the stockholders of the Charter Amendment to increase the number of authorized shares of Common Stock (discussed above in Proposal 2). This Plan Amendment will increase by 2,000,000 the number of shares of Common Stock available for grant under the 1996 Stock Incentive Plan. A vote FOR the approval of the Amendment to the 1996 Stock Incentive Plan by a majority of the shares of Common Stock, who are present in person or represented by proxy (along with approval of the Charter Amendment) is required to adopt the Plan Amendment.

    The 1996 Stock Incentive Plan was adopted by the Board of Directors and approved by the stockholders on September 4, 1996. The 1996 Stock Incentive Plan enables the Company to attract and retain directors and officers and other key employees and consultants by providing them with appropriate rewards for superior performance. The Company believes that the proposed increase in the number of shares reserved for issuance under the 1996 Stock Incentive Plan is necessary in order to provide an opportunity for individuals with a high degree of training, experience, expertise and ability to acquire a proprietary interest in the success of the Company, and to more closely align their interests with those of the Company's stockholders.

    The Plan Amendment increases the number of shares of Common Stock available for grant under the 1996 Stock Incentive Plan by 2,000,000. The current number of shares reserved under the 1996 Stock Incentive Plan, as amended, is 2,700,000, as approved by the Company's stockholders on October 22, 1999. The total number of shares reserved for grant under the 1996 Stock Incentive Plan will be 4,700,000 upon adoption of the Plan Amendment.

    The following summary of the material features of the 1996 Stock Incentive Plan and Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 1996 Stock Incentive Plan and Plan Amendment, attached as Exhibit C.

SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE 1996 STOCK INCENTIVE PLAN

    Subject to adjustment as provided in the 1996 Stock Incentive Plan, the aggregate number of shares of Common Stock that may be covered by outstanding awards, except Replacement Option Rights (as defined below), granted under the 1996 Stock Incentive Plan and issued or transferred upon the exercise or payment thereof, and the aggregate number of Performance Units that may be granted under the 1996 Stock Incentive Plan, shall not exceed 4,700,000. Shares of Common Stock issued or transferred under the 1996 Stock Incentive Plan may be shares of original issuance or treasury shares or a combination thereof. The aggregate number of shares of Common Stock that may be covered by Replacement Option Rights granted under the 1996 Stock Incentive Plan during any calendar year shall not exceed five percent of the shares of Common Stock outstanding on January 1 of that year, subject to adjustment as provided in the 1996 Stock Incentive Plan.

ELIGIBILITY

    Directors, officers (including officers who are also directors) and other key employees of and consultants to the Company and its subsidiaries may be selected by the Board of Directors to receive benefits under the 1996 Stock Incentive Plan. As of April 1, 2001, there were seven non-employee directors, two officers (including an executive officer who is also a director), approximately 80 key employees, and 5 consultants eligible to participate in the 1996 Stock Incentive Plan.

OPTION RIGHTS

    Option Rights entitle the optionee to purchase shares of Common Stock at a price equal to or greater than market value on the date of grant, except that the option price of a Replacement Option Right may be less than the market value on the date of grant. Replacement Option Rights are otherwise subject to the same terms, conditions and discretion as other Option Rights under the 1996 Stock Incentive Plan. A Replacement Option Right is an Option Right that is granted in exchange for the surrender and cancellation of an option to purchase shares of another corporation that has been acquired by the Company or one of its subsidiaries.

    The option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, nonrestricted shares of Common Stock that are already owned by the optionee and have a value at the time of exercise equal to the option price, (iii) with any other legal consideration that the Board of Directors may deem appropriate or (iv) by any combination of the foregoing methods of payment. Any grant of Option Rights may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

    Option Rights granted under the 1996 Stock Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Option Rights that are not intended to so qualify. At or after the date of grant of any nonqualified Option Rights, the Board of Directors may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price.

    No Option Right may be exercised more than 10 years from the date of grant. Each grant may specify a period of continuous employment or other service with the Company or any subsidiary that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change in control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

APPRECIATION RIGHTS

    Appreciation Rights granted under the 1996 Stock Incentive Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Option Rights. An Appreciation Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100 percent, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must have a base price that is at least equal to the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous employment or other service that is necessary before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other similar transaction or event) and may not be exercised more than 10 years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, shares of Common Stock or a combination thereof and may either grant to the recipient or retain in the Board of Directors the right to elect among those alternatives. The Board of Directors may provide with respect to any grant of Appreciation Rights for the payment of dividend equivalents thereon in cash or Common Stock on a current, deferred or contingent basis.

RESTRICTED SHARES

    A grant of Restricted Shares involves the immediate transfer by the Company to the recipient of ownership of a specific number of shares of Common Stock in consideration of the performance of services. The recipient is entitled immediately to voting, dividend and other ownership rights in the shares. The transfer may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant, as the Board of Directors may determine. The Board of Directors may condition a grant of Restricted Shares on the achievement of specified performance objectives ("Management Objectives"), as more fully described below under "Performance Shares and Performance Units," in addition to a specified period of employment or other service with the Company before the shares or any portion thereof will become vested and nonforfeitable.

    Restricted Shares must be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Internal Revenue Code for a period to be determined by the Board of Directors. An example would be a provision that the Restricted Shares would be forfeited if the recipient ceased to be employed by the Company or one of its subsidiaries during a specified period of years. In order to enforce the forfeiture provisions, the transferability of Restricted Shares is prohibited or restricted in a manner and to the extent prescribed by the Board of Directors for the period during which the forfeiture provisions are to continue. The Board of Directors may provide for a shorter period during which the forfeiture provisions are to apply in the event of a change in control of the Company or other similar transaction or event.

DEFERRED SHARES

    A grant of Deferred Shares constitutes an agreement by the Company to deliver shares of Common Stock to the recipient in the future in consideration of the performance of services, subject to the fulfillment of such conditions during such period of time (the "Deferral Period") as the Board of Directors may specify. During the Deferral Period, the recipient has no right to transfer any rights under his or her grant of Deferred Shares and no right to vote the shares of Common Stock covered thereby. On or after the date of any grant of Deferred Shares, the Board of Directors may authorize the payment of dividend equivalents thereon on a current, deferred or contingent basis in either cash or additional shares of Common Stock. Grants of Deferred Shares may be made without additional consideration or for consideration in an amount that is less than the market value of the shares on the date of grant. Deferred Shares must be subject to a Deferral Period, as determined by the Board of Directors on the date of grant, except that the Board of Directors may provide for a shorter Deferral Period in the event of a change in control of the Company or other similar transaction or event.

PERFORMANCE SHARES AND PERFORMANCE UNITS

    A Performance Share is the equivalent of one share of Common Stock, and a Performance Unit is the equivalent of $1.00. A recipient may be granted any number of Performance Shares or Performance Units. The recipient will be given one or more Management Objectives to meet within a specified period (the "Performance Period"). The Performance Period may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event. A minimum level of acceptable achievement will also be established by the Board of Directors. If, by the end of the Performance Period the recipient has achieved the specified Management Objectives, he or she will be deemed to have fully earned the Performance Shares or Performance Units. If the recipient has not achieved the Management Objectives but has attained or exceeded the predetermined minimum level of acceptable achievement, he or she will be deemed to have partly earned the Performance Shares or Performance Units in accordance with a predetermined formula. To the extent earned, the Performance Shares or Performance Units will be paid to the recipient at the time and in the manner determined by the Board of Directors in cash, shares of Common Stock or any combination thereof.

    Management Objectives may be described in terms of either Company-wide objectives or objectives that are related to the performance of the division, subsidiary, department or function within the Company or a subsidiary in which the recipient is employed or with respect to which the recipient provides other services. The Board of Directors may adjust any Management Objectives and the related minimum level of acceptable achievement if, in its judgment, transactions or events have occurred after the date of grant that are unrelated to the recipient's performance and result in distortion of the Management Objectives or the related minimum level of acceptable achievement.

TRANSFERABILITY

    Awards granted under the 1996 Stock Incentive Plan are transferable only if and to the extent so provided in the related grant. Where transfers are permitted, the transferee may or may not have the same rights as the original recipient, depending upon tax and securities laws and regulations and other factors. These factors will be the responsibility of the transferor and transferee.

ADJUSTMENTS

    The maximum number of shares that may be issued or transferred under the 1996 Stock Incentive Plan, the number of shares covered by outstanding Option Rights or Appreciation Rights and the option prices or base prices per share applicable thereto, and the number of shares covered by outstanding grants of Deferred Shares and Performance Shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events. In the event of any such transaction or event, the Board of Directors may in its discretion provide in substitution for any or all outstanding awards under the 1996 Stock Incentive Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Board of Directors may also make or provide for such adjustments in the aggregate number of shares and the aggregate number of Performance Units covered by the 1996 Stock Incentive Plan as the Board of Directors may determine to be appropriate in order to reflect any transaction or event described in the preceding sentence.

ADMINISTRATION AND AMENDMENTS

    The 1996 Stock Incentive Plan is administered by the Board of Directors. The Board of Directors may delegate the authority to a committee of two or more non-employee directors; references in this section to the Board of Directors refer to the Board of Directors or such delegated committee. In connection with its administration of the 1996 Stock Incentive Plan, the Board of Directors is authorized to interpret the 1996 Stock Incentive Plan and related agreements and other documents. The Board of Directors may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the 1996 Stock Incentive Plan and may provide for such special terms for awards to participants who either are foreign nationals or are employed by or provide other services to the Company or any of its subsidiaries outside the United States of America as the Board of Directors may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Board of Directors may with the concurrence of the affected participant cancel any agreement evidencing an award granted under the 1996 Stock Incentive Plan. In the event of any such cancellation, the Board of Directors may authorize the granting of a new award under the 1996 Stock Incentive Plan (which may or may not cover the same number of shares that had been the subject of the prior award) in such manner, at such price and subject to such other terms, conditions and discretion as would have been applicable under the 1996 Stock Incentive Plan had the cancelled award not been granted. The Board of Directors may also grant any award or combination of awards authorized under the 1996 Stock Incentive Plan (including but not limited to Replacement Option Rights) in exchange for the cancellation of an award that was not granted under the 1996 Stock Incentive Plan (including but not limited to an award that was granted by the Company or one of its subsidiaries by merger or otherwise, prior to the adoption of the 1996 Stock Incentive Plan), and any such award or combination of awards so granted under the 1996 Stock Incentive Plan may or may not cover the same number of shares of Common Stock as had been covered by the cancelled award and will be subject to such other terms, conditions and discretion as would have been permitted under the 1996 Stock Incentive Plan had the cancelled award not been granted.

    The 1996 Stock Incentive Plan may be amended from time to time by the Board of Directors, but an amendment to increase the aggregate number of shares of Common Stock that may be issued or transferred and covered by outstanding awards, or increase the aggregate number of Performance Units that may be granted, under the 1996 Stock Incentive Plan requires further approval by the stockholders.

NEW PLAN BENEFITS

    It is not possible to determine how many eligible employees will participate in the 1996 Stock Incentive Plan in the future because the number of discretionary grants, the participation level and the Company's future stock price (which affects the number of shares available for Replacement Grants) is not known. For informational purposes, the table below sets forth the numbers of shares covered by Nonqualified Option Rights that were granted under the 1996 Stock Incentive Plan during Fiscal 2000 and during Fiscal 2001 as of April 1, 2001, to each of the Company's two executive officers, and all employees and consultants as a group. Nonqualified Option Rights were the only type of awards granted under the 1996 Stock Incentive Plan during Fiscal 2000. Non-officer directors received no options under the 1996 Stock Incentive Plan, but did receive options under the Non-Employee Directors Stock Option Plan. See "Information Concerning the Board of Directors and Committees."

                           1996 STOCK INCENTIVE PLAN

                                                              NUMBER OF SHARES            NUMBER OF SHARES
NAME                                                 (FISCAL 2001, AS OF APRIL 1, 2001)    (FISCAL 2000)
----                                                 ----------------------------------   ----------------
Robin Raina........................................               1,000,000                         0
Richard J. Baum....................................                 250,000                    10,000
All employees and consultants as a group(1)........               1,597,278                    45,000

------------------------

(1) Employees who are not officers are also eligible to receive options under the Company's 2001 Stock Incentive Plan for Employees, which provides for awards relating to an aggregate of 500,000 shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 1996 Stock Incentive Plan based on United States federal income tax laws in effect in April, 2001. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

NONQUALIFIED STOCK OPTIONS

    A participant will not recognize income upon the grant of a Nonqualified Stock Option. Generally, the participant will recognize ordinary income at the time of exercise equal to the amount of the excess (the "Taxable Spread") of the fair market value of the underlying stock at the time of exercise over the Option Price. If a participant pays the Option Price of a Nonqualified Stock Option in cash, the participant's basis in the Common Shares acquired on exercise will be equal to the fair market value of the stock on exercise, and the holding period will commence on the date of exercise.

    If a participant pays the Option Price of a Nonqualified Stock Option by the surrender of Common Shares that he or she already owns, he or she will not recognize gain or loss on the shares surrendered. A number of shares received on exercise that is equal to the number of shares surrendered will have a tax basis equal to the basis of the shares surrendered, and the participant's holding period of the shares received will include the holding period of the shares surrendered. To the extent that the number of shares received upon exercise exceeds the number of shares surrendered, the excess shares will have a basis equal to their fair market value and a holding period that will commence on the date of exercise. However, if the shares received upon exercise are considered substantially nonvested property, within the meaning of Section 83 of the Code, and a Section 83(b) Election (as that term is defined below under "Restricted Shares") with respect to the shares is not made, the participant will generally recognize ordinary income in the year during which the restrictions terminate on the shares received.

INCENTIVE STOCK OPTIONS

    A participant will not recognize income upon the grant of an ISO. Furthermore, a participant will not recognize ordinary income upon the exercise of an ISO if he or she satisfies certain employment and holding period requirements. However, the participant will be subject to alternative minimum tax on the taxable spread and the Option Price in the taxable year during which the ISO was exercised. To satisfy the employment requirement, a participant must exercise the ISO not later than three months after he or she ceases to be an employee of the Company (one year if he or she is disabled). To satisfy the holding period requirement, a participant must hold the optioned shares for more than two years from the grant of the ISO and more than one year after the shares are transferred to him or her. If these requirements are satisfied, the participant will be taxed on any gain (measured by the difference between the net proceeds of the sale and the Option Price) at long-term capital gains rates on the sale of the shares.

    If shares acquired upon the timely exercise of an ISO are sold, exchanged or otherwise disposed of without satisfying the holding period requirement (a "Disqualifying Disposition"), the participant will recognize ordinary income at the time of disposition equal to the amount of the Taxable Spread, or if less, the excess of the net amount realized on the sale or exchange over the Option Price.

    If the participant pays the Option Price of an ISO by the surrender of Common Shares that he or she already owns, he or she will not recognize gain or loss on the shares surrendered to the extent that their fair market value equals that of the shares received. To that extent, the shares received will have a basis equal to the basis of the shares surrendered, and the participant's holding period of the shares received will include the holding period of the shares surrendered. To the extent that the value of the shares received exceeds the value of the shares surrendered, those shares received that represent such excess in value will have a basis equal to zero and a holding period that will commence on the day they are acquired. However, the surrender of shares that were acquired through the previous exercise of an ISO to pay the Option Price of an ISO before the end of the requisite holding period will be a Disqualifying Disposition of the surrendered shares.

    Option Rights otherwise qualifying as ISOs will be treated as Nonqualified Stock Options to the extent that the fair market value of the shares with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all of the Company's plans and those of any of is subsidiaries) exceeds $100,000. This rule is applied by taking the Option Rights into account in the order in which they are granted. Option Rights otherwise qualifying as ISOs will also be treated as Nonqualified Stock Options if they are granted more than 10 years after the earlier of the date the Plan was adopted or the date the Plan was approved by shareholders, or (except for Replacement Options) if the Option Price is less than the fair market value of the underlying stock on the date of grant, or if they are exercised more than 3 months (1 year if the participant is disabled) after termination of employment.

APPRECIATION RIGHTS

    A participant will not recognize income upon the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant will be required to include as ordinary taxable income in the year of the exercise an amount equal to the amount of any cash, and the fair market value of any nonrestricted Common Shares received upon exercise.

RESTRICTED SHARES

    A participant will not recognize income upon the receipt of Restricted Shares unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election") within 30 days after the shares are transferred to him or her to have the shares taxed to him or her as ordinary income at their fair market value on the date of transfer, less any amount paid by him or her.

    If a participant makes a Section 83(b) Election and the Restricted Shares are subsequently forfeited, he or she will not be entitled to deduct any amount previously included in income by reason of that election. If a participant does not make a Section 83(b) Election, he or she will recognize ordinary income in the year during which the restrictions terminate in an amount equal to any excess of the fair market value of the shares on the date that the restrictions terminate over any amount paid by the participant therefor. If a Section 83(b) Election has not been made, any nonrestricted dividends received with respect to shares that are subject to restrictions will be treated as additional compensation income and not as dividend income.

DEFERRED SHARES

    A participant will not recognize income upon a grant of Deferred Shares. Any subsequent transfer of nonrestricted Common Shares in satisfaction of the grant will generally result in the participant recognizing ordinary income at the time of transfer in an amount equal to the fair market value of the shares at the time of the transfer, reduced by any amount paid by the participant.

PERFORMANCE SHARES AND PERFORMANCE UNITS

    A participant will not recognize income upon the grant of a Performance Share or Performance Unit. In general, the participant will recognize ordinary income at the time property is transferred in payment of a Performance Share or Performance Unit in an amount equal to the aggregate amount of cash and the fair market value of the nonrestricted Common Shares at the time of the transfer.

SPECIAL RULES APPLICABLE TO INSIDERS

    In certain circumstances where a sale by an Insider of Common Shares that are received pursuant to the payment of a grant or award could subject the Insider to suit under Section 16(b) of the Exchange Act, the tax consequences to the Insider may differ from those described above. Under such circumstances, unless a Section 83(b) Election is made, the valuation and taxation of the shares received will be postponed for so long as their sale could subject the Insider to suit under Section 16(b) of the Exchange Act, but not longer than six months.

GENERAL MATTERS

    DIVIDEND EQUIVALENTS. Any dividend equivalents awarded with respect to awards granted under the Plan and paid in cash or nonrestricted Common Shares will be taxed to a participant at ordinary income rates when received by the participant.

    DEDUCTION TO EMPLOYER. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided, among other things, that the deduction meets the test of reasonableness, is an ordinary and necessary business expense, is not subject to the annual compensation limitation set forth in Section 162(m) of the Code and is not an "excess parachute payment" within the meaning of Section 280G of the Code.

    Because the tax consequences to a participant may vary depending on his or her individual circumstances, each participant should consult his or her personal tax advisor regarding the federal and any state, local or foreign tax consequences to him or her.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PLAN AMENDMENT.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of securities ownership on Form 3 and changes in such ownership on Forms 4 and 5. Officers, directors and more than ten percent beneficial owners also are required by rules promulgated by the Securities and Exchange Commission to furnish the Company with copies of all such Section 16(a) reports that they file. Based solely upon a review of the copies of Forms 3, 4, and 5 furnished to the Company, the Company believes that during the period from January 1 through December 31, 2000, all of its directors, officers and more-than-ten-percent beneficial owners filed all such reports on a timely basis except as discussed below.

    The Company believes that, on or about June 6, 2000, Bay Area Micro-Cap Fund, L.P. ("Bay Area"), which the Company believes had up to that time been the beneficial owner of more than 10% of the Company's Common Stock, disposed of 856,400 shares and thereby exited from the reporting requirements under
Section 16(a) of the Exchange Act. Although the Company believes William A. Smart III, Peter L. Holland and Gregory F. Wilbur, managing members of Bay Area Micro-Cap Management Co., LLC, the general partner of Bay Area, filed Forms 4 on a timely basis with respect to the disposition, Bay Area has not filed a Form 4 with respect to such transaction.

    The Company believes that Rennes Fondation made two late filings on Form 4 reporting unspecified numbers of sales in October and November 2000, respectively.

                             EXECUTIVE COMPENSATION

    Set forth in the table below is information regarding the annual and long-term compensation for the fiscal year ended December 31, 2000, the fiscal year ended December 31, 1999, and the Transition Period ended December 31, 1998, for the Chief Executive Officer and the other current executive officer (collectively, the "Named Officers"). The Company had no other executive officers in Fiscal 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                         ANNUAL COMPENSATION            COMPENSATION
                                                -------------------------------------   -------------
NAME AND                             PERIOD      SALARY     BONUS      OTHER ANNUAL     STOCK OPTIONS
PRINCIPAL POSITION                     (A)       ($)(C)     ($)(C)    COMPENSATION(B)   (# OF SHARES)
------------------                  ---------   --------   --------   ---------------   -------------
Robin Raina(1)--..................  FY 2000     215,435    100,000                              --
  President and Chief               FY 1999     174,519    125,000             --          180,000
  Executive Officer                 TP 1998     126,709     95,578         55,834           90,000

Richard J. Baum(2)--..............  FY 2000     187,550     52,500             --           10,000
  Senior Vice President--           FY 1999      93,558     26,250             --          100,000
  Finance & Administration          TP 1998          --         --             --               --
  and Chief Financial Officer

------------------------

(A) Periods designated as "FY 2000" refers to the fiscal year ended
    December 31, 2000, "FY 1999" refers to the fiscal year ended December 31, 1999, and "TP 1998" refers to the twelve months ended December 31, 1998 consisting of the nine month 1998 transition period ended December 31, 1998 plus the preceding three month period, respectively.

(B) Amounts shown in TP 1998 represent reimbursement for relocation expenses.

(C) Reflects amounts earned in year indicated; as to bonus, in some cases paid in the following year.

(1) Mr. Raina joined the Company effective October 1997. Mr. Raina was appointed President of the Company August 2, 1999 and Chief Executive Officer of the Company effective September 23, 1999. Mr. Raina was named a director of the Company on May 17, 2000.

(2) Mr. Baum joined the Company effective June 1999. Mr. Baum was appointed Senior Vice President--Finance & Administration and Chief Financial Officer on July 21, 1999.

OPTION GRANTS FOR THE YEAR ENDED DECEMBER 31, 2000

    Set forth in the table below is information regarding individual grants of stock options to purchase shares of Common Stock made during the year ended December 31, 2000 to each of the Named Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                           POTENTIAL
                                                                                                       REALIZABLE VALUE
                                                                                                          AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                                                                             STOCK
                                                                                                         APPRECIATION
                                                        INDIVIDUAL GRANTS(A)                               FOR TERM
                                 ------------------------------------------------------------------   -------------------
                                                        % OF TOTAL OPTIONS   EXERCISE
                                 NUMBER OF SECURITIES       GRANTED TO       PRICE PER
                                  UNDERLYING OPTIONS       EMPLOYEES IN        SHARE     EXPIRATION
NAME                                  GRANTED(#)           FISCAL YEAR        ($/SH)        DATE       5%($)      10%($)
----                             --------------------   ------------------   ---------   ----------   --------   --------
Robin Raina....................             --                  --               --             --         --         --
Richard J. Baum................         10,000(1)               11%            5.09        6/30/10     32,035     81,182

------------------------

(A) All options were granted under the Company's 1996 Stock Incentive Plan.

(1) Granted on June 30, 2000.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    Set forth in the table below is information regarding the value as of December 31, 2000 of unexercised stock options on Common Stock held by the Named Officers. None of the unexercised options were in the money at December 31, 2000. No stock options were exercised by the Named Officers during Fiscal 2000.

                                                 NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                                  OPTIONS AT YEAR-END               YEAR-END($)
                                              ---------------------------   ---------------------------
NAME                                          EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   -------------   -----------   -------------
Robin Raina.................................    192,500        167,500             --             --
Richard J. Baum.............................     50,000         60,000             --             --

EMPLOYMENT AGREEMENT

    Mr. Baum became the chief financial officer of the Company pursuant to an agreement dated July 15, 1999 among the Company, Mr. Baum, and Tatum CFO Partners, LLP ("Tatum"). Tatum, of which Mr. Baum is a partner, furnishes chief financial officers to businesses. The agreement, which is terminable by any of the parties on 30 days notice, provides that the Company pays Mr. Baum, as an officer and employee of the Company, a monthly salary of $15,833.33, and pays Tatum monthly fees of $3,166.67, for making certain of its resources available to Mr. Baum in his performance of his services to the Company. Under the agreement, the Company also granted options on 100,000 shares of Common Stock to Mr. Baum and options on 33,333 shares of Common Stock to Tatum, each with an exercise price of $6.66 per share and vesting as the stock price rises. The vesting is 25% at $9, 25% at $12 and 50% at $15. The agreement provides for semi-annual bonuses of up to an aggregate of $35,000 to Mr. Baum (who receives 75% of any such bonus) and Tatum (which receives 25% of any such bonus) based on Mr. Baum's performance, and also provides for certain Company indemnification of Tatum.

SEVERANCE AGREEMENT

    Mr. Baum has entered into an Executive Severance Agreement with the Company, dated October 4, 2000, which provides for a severance payment if a change of control of the Company occurs and, within twelve months thereafter, either
Mr. Baum's employment is terminated without cause or he resigns due to a demotion or other new and onerous requirement being placed on him. Under the Agreement, the severance payment is equal to one year's salary (based on the highest monthly salary earned by Mr. Baum during the twelve months preceding his termination) plus a bonus equal to the fraction of the year worked up to the termination multiplied by the bonus paid to him in the prior year. Under certain circumstances, the Agreement also provides medical insurance subsidies for a period of twelve months and indemnification. Under the Agreement, Mr. Baum will hold the Company's proprietary information confidential and, for a period of twelve months following his termination, will cooperate with the Company with respect to corporate administrative affairs arising during his employment and, if the termination results in payment of the Agreement's severance benefits, will be subject to a non-competition agreement. When used in the foregoing summary the terms "cause," "change of control" and "demotion" mean such terms as defined in the Agreement.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the directors on the Compensation Committee are or have been a Company officer or employee. No Company executive officer currently serves on the Compensation Committee or any similar committee or as a director of another entity. Hewlett Packard, of which Mr. Chisholm was formerly the Director of Global Innovation Network, entered into an agreement with the Company in August, 1999, under which Hewlett Packard provides technology for the operation of the Company's internet insurance portal, ebix.com, which is co-branded by the Company and Hewlett Packard. The agreement also provides for the Company and Hewlett Packard to jointly share revenue from all ebix.com transactions. Hewlett Packard acquired warrants exercisable in the first year to purchase up to 4.9% of the Company's outstanding common stock at a price of $15 per share and exercisable in the second year to purchase up to 9.4% of the Company's outstanding common stock at a price of $20 per share. No shares have been purchased under the warrants.

                        REPORT OF COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of officers and other key employees of the Company and grants options to purchase Common Stock.

    During Fiscal 2000 and prior to November 20, 2000, the members of the Compensation Committee were Mr. Almog and Mr. Gerdes (the "Old Committee"). Commencing November 20, 2000, the members of the Compensation Committee are Messrs. Chisholm, Drislane, Rich and Rogers (the "New Committee").

    COMPENSATION PHILOSOPHY. The Company's goals are to reward executives consistent with the Company's performance and to encourage the executives to increase stockholder value. To achieve these goals, the Compensation Committee has adopted the following objectives as guidelines:

    - Display a willingness to pay executives compensation necessary to attract and retain highly qualified executives.

    - Be willing to compensate executives for superior performance or for assuming new responsibilities or new positions within the Company.

    - Take into account historical levels of executive compensation and compensation structures competitive with other companies of a similar size.

    - Implement a balance between short and long-term compensation to complement the Company's annual and long-term business objectives and strategies.

    - Provide compensation opportunities based on the performance of the Company, encourage stock ownership by executives and align executive compensation with the interests of stockholders.

    COMPENSATION PROGRAM COMPONENTS. The Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of the Company. The particular elements of the compensation program for executive officers are further explained below.

    BASE SALARY. The Company's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity with which the members of the Committee are familiar. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

    The Old Committee continued in Fiscal 2000 the base salary compensation policies from Fiscal 1999. Subsequent to its establishment, the New Committee, consisting of Messrs. Chisholm, Drislane, Rich and Rogers, reviewed and made recommendations to the Board of Directors regarding compensation of the executive officers, Messrs. Raina and Baum, that were adopted retroactive to their respective anniversaries of joining the Company--August in the case of Mr. Raina and June in the case of Mr. Baum.

    ANNUAL INCENTIVES. The Company has historically awarded cash bonuses to certain salaried employees (including the Named Officers) of the Company. Bonuses are based on various factors, including profitability, revenue growth, management development and other specific performance criteria. The Company awarded bonuses to Mr. Raina and Mr. Baum during Fiscal 2000.

    STOCK OPTION PROGRAM. The Compensation Committee strongly believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of the Company's stock, the interests of stockholders and executives will be closely aligned. Therefore, the Company's officers (including the Named Officers) and other key employees are eligible to receive either incentive stock options or nonqualified stock options as the Compensation Committee may determine from time to time, giving them the right to purchase shares of Common Stock at an exercise price equal to 100 percent of the fair market value of the Common Stock at the date of grant. The number of stock options granted to executive officers is based on several factors including options held as a percentage of total outstanding shares, exercise price of existing options, retention considerations and competitive practices.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Raina's compensation as Chief Executive Officer during Fiscal 2000, as adjusted by the New Committee (see "Base Salary" above), was based on his previous compensation level in Fiscal 1999 and the value to the Company of continuity and stability in the Company's management. The Compensation Committee also compared Mr. Raina's compensation to compensation levels in the marketplace for chief executive officers of companies of comparable size with which members are familiar.

    In Fiscal 2000, Mr. Raina received no additional grant of options on shares of the Company's Common Stock. However, he had received options to acquire 180,000 shares granted in Fiscal 1999 which were intended to align a significant portion of his compensation with the performance of the Company's common stock. In addition, and continuing a bonus structure that was established when
Mr. Raina was the Executive Vice President and Chief Operating Officer, a potentially substantial part of his compensation (up to 75%) of base salary was contemplated to consist of a bonus, based on success in meeting goals relating to the Company's financial performance, establishment and development of the Company's website, continuity of management and hiring of certain officers, and considering such factors, a bonus was paid to Mr. Raina with respect to Fiscal 2000 of $100,000.

    SUMMARY. After its review of all existing programs, the Compensation Committee continues to believe that the total compensation program for executives of the Company is focused on enhancing corporate performance and increasing value for stockholders. The Compensation Committee believes that the compensation of executive officers is properly tied to stock appreciation through awards to be granted under the 1996 Stock Incentive Plan and that executive compensation levels at the Company are competitive with the compensation programs provided by other corporations of a similar size known to the Committee.

    The foregoing report has been approved by all members of both the Old Committee and the New Committee.

    Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's Chief Executive Officer or four other most-highly compensated executive officers. The Compensation Committee has reviewed the possible effect on the Company of Section 162(m), and it does not believe that
Section 162(m) will be applicable to the Company in the foreseeable future, but will review compensation practices as circumstances warrant.

Respectfully submitted,

Douglas C. Chisholm (member of the New Committee)
Dennis Drislane (member of the New Committee)
Roy L. Rogers (member of the New Committee)
William W. G. Rich (member of the New Committee)
Yuval Almog (member of the Old Committee)
Larry G. Gerdes (member of the Old Committee)

                               PERFORMANCE GRAPH

    The line graph below compares the yearly percentage change in cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the Nasdaq Stock Market stock index and the Nasdaq Computer Data Processing Index. The following graph assumes the investment of $100 on December 31, 1995, and the reinvestment of dividends (rounded to the nearest dollar).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
       AMONG EBIX.COM, INC. (FORMERLY DELPHI INFORMATION SYSTEMS, INC.), THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ COMPUTER DATA
                                PROCESSING INDEX

                                                               12/95      12/96      12/97      12/98      12/99      12/00
                                                              --------   --------   --------   --------   --------   --------
EBIX.COM, INC...............................................    100        100         75        136        179         78
NASDAQ STOCK MARKET (U.S.)..................................    100        123        151        213        395        238
NASDAQ COMPUTER; DATA PROCESSING............................    100        123        152        271        594        275

                                APPRAISAL RIGHTS

    Under Delaware law and the Company's Certificate of Incorporation, no appraisal rights are available to dissenting stockholders in regard to any proposal set forth in this Proxy Statement.

                              COST OF SOLICITATION


    The Company will pay for the cost of soliciting proxies, which also includes the preparation, printing, and mailing of this Proxy Statement. The Company will solicit proxies primarily through the mail, but certain Company directors and employees may also solicit proxies by telephone, telegram, telex, telecopy, or personal interview. Employees who solicit proxies for the Company will not receive any additional pay for their services other than their regular compensation. Mr. Raina, the President and Chief Executive Officer of the Company, has undertaken to solicit proxies in favor of BRiT from the Company's 5% stockholders (see "Proposal No. 3--To Approve the Issuance of 4,704,000 Shares of Common Stock to BRiT in the Second Closing of the BRiT Agreement--Support for Transaction"). The Company will request brokers and nominees who may hold shares in a stockholder's name to obtain voting instructions from the stockholder and will reimburse the broker or nominee for any expenses incurred in connection therewith. The Company's transfer agent, Mellon Investor Services LLC, will assist the Company in the solicitation of proxies from brokers and nominees for a fee of approximately $7,500. The Company will also reimburse the transfer agent for its reasonable out-of-pocket expenses incurred in connection with providing solicitation services.


                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, at the recommendation of the Audit Committee, has determined to retain KPMG LLP as the Company's auditors for 2001. KPMG LLP audited the company's financial statements for 2000 and 1999. A representative of that firm will be present at the meeting and will have an opportunity to make a statement and answer questions.

                                  *    *    *

    On May 10, 1999, the Company advised Arthur Andersen LLP, the Company's independent public accountants who audited the financial statements of the Company for the 1998 transition period, that the Company intended to retain a different independent accounting firm for the audit of its financial statements for the year ending December 31, 1999. The Audit Committee of the Company recommended the action taken with respect to Arthur Andersen LLP. Effective
June 2, 1999, KPMG LLP was engaged by the Company as its new independent principal accountant to audit the Company's consolidated financial statements for the fiscal year ending December 31, 1999, and KPMG was subsequently retained to audit the Company's consolidated financial statements for the fiscal year ended December 31, 2000.

    Arthur Andersen's report on the Company's consolidated financial statements for the 1998 transition period, as originally issued, had an explanatory paragraph that stated that the consolidated financial statements of the Company had been prepared assuming that the Company will continue as a going concern. The footnotes to the statements discussed that the going concern comment was necessary because of the effects of a shortfall between the amount then being made available to the Company by its lender under the Company's line of credit and the Company's projected cash requirements. None of the other reports by Arthur Andersen during such transition period or the prior fiscal year (and none of the reports of KPMG LLP) contained any adverse opinion or disclaimer of opinion and no other such reports were qualified or modified as to uncertainty, audit scope or account principles.

    There were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure of auditing scope or procedure during the Company's two most recent fiscal years or in the subsequent interim period until the date of termination of Arthur Andersen (May 10, 1999) which disagreement(s), if not resolved to Arthur Andersen's satisfaction, would have caused Arthur Andersen to make reference to the subject matter of disagreement(s) in connection with its report, except as follows. In connection with the preparation regarding the 1998 transition period,

Arthur Andersen and the Company disagreed regarding the application of the recently adopted SOP 97-2 (regarding revenue recognition for software licenses) to a limited number of the Company's contracts containing extended payment terms. The disagreement was resolved to the satisfaction of Arthur Andersen. Arthur Andersen discussed the subject matter of the disagreement with the Company's management and members of the Company's Audit Committee. The Company has authorized Arthur Andersen to respond fully to inquiries of any successor accountants for the Company regarding such issues.

    Arthur Andersen did not advise the Company during the Company's two most recent fiscal years or in the subsequent interim period until the date of termination of Arthur Andersen (May 10, 1999):

    (A) that the internal controls necessary for the Company to develop reliable financial statements did not exist;

    (B) that information had come to its attention that had led it to no longer be able to rely on management's representations, or that had made it unwilling to be associated with the financial statements prepared by management;

    (C) (1) of the need to expand significantly the scope of its audit, or that information had come to its attention during the two most recent fiscal years or in the subsequent interim period through May 10, 1999, that if further investigated might (i) materially have impacted the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statement covered by an audit report or (ii) have caused it to be unwilling to rely on management's statements, wherein such case (2) it did not, due to the change in accountants or for any other reason, expand the scope of its audit or conduct such further investigation; or

    (D) that information had come to its attention that it had concluded materially impacts the fairness or reliability of either (1)(i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s)subsequent to the date of the most recent financial statements covered by an audit report.

    A copy of Arthur Andersen's letter to the Securities and Exchange Commission is filed as an Exhibit to the Company's Current Report on Form 8-K filed
May 14, 1999.

    Prior to engaging KPMG LLP, the Company had not consulted with KPMG LLP during the Company's two most recent fiscal years or in the period since the end of the most recent fiscal year through June 2, 1999, in any matter regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither was a written report provided to the Company nor was oral advice provided that KPMG LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) the subject of either a disagreement or an event described above.

    In April, 2000, after Arthur Andersen LLP requested that its opinions relating to the Company's Financial Statements for the 1998 transition period and fiscal 1998 not be republished, the Company engaged Arthur Andersen LLP to reaudit those financial statements. These financial statements, as reaudited and restated, were included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999, as filed with the Securities and Exchange Commission. Such financial statements for the 1998 transition period, as reaudited, were also included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the Securities and Exchange Commission, and enclosed with this Proxy Statement.

    As previously announced by the Company, that reaudit and restatement followed the Company's reexamination of its financial reporting (with the assistance of Arthur Andersen LLP) in response to inquiries from the staff of the Securities and Exchange Commission (SEC). On August 11, 2000, the Company was advised that the SEC has issued a formal Order of Investigation and subpoenaed documents relating to the Company's financial reporting since April 1, 1997, including, in particular, revenue recognition, software development cost capitalization, royalty costs, and classification of cash receipts, which were affected by the restatement.

                                  *    *    *

AUDIT FEES

    The following table presents fees billed for professional services rendered for the audit of the Company's annual financial statements for 2000 and fees billed for other services rendered by KPMG.

Audit fees, including quarterly reviews (approx.)...........  $273,000
Financial information systems design and implementation
  fees......................................................         0
All other fees (approx.)....................................  $ 98,000

AUDIT COMMITTEE REPORT

    The Audit Committee consists of three directors, each of whom meets the independence and experience requirements of the Nasdaq Stock Market. The Committee provides assistance to the members of the Board of Directors in monitoring the (1) integrity of the financial statements of the Company; and
(2) the independence and performance of the Company's auditors. The Committee's responsibilities and powers are set forth in its charter included in this Proxy Statement as Exhibit D.

    While the Audit Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

    The Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the independent auditor, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, including a discussion on the quality and appropriateness of the accounting principles, the reasonableness of significant judgments, and the adequacy of internal controls. The Committee discussed with the independent auditors the results of the 2000 audit and all other matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Committee received, reviewed and discussed the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and considered the amount of non-audit services and the compatibility of non-audit services with the auditor's independence. The Committee discussed with the auditors the auditors' independence.

    Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,
                                          William Baumel
                                          Larry Gerdes
                                          Roy Rogers

               STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING


    Any stockholder proposal intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company at its principal executive offices on or before January 2, 2002, to be included in the Company's proxy statement relating to that meeting. If the Company does not receive notice of a stockholder proposal to be presented at the 2002 meeting (but not included in the Company's proxy material) by March 18, 2002, any proxies returned to the Company can confer discretionary authority to vote on such matters as the proxyholder sees it. If such notice is given by March 18, 2002, such discretionary authority generally may be exercised as to such proposal if the Company includes, in the proxy statement for that meeting, advice on the nature of the proposal and how the Company intends to exercise its discretion.


                                 OTHER BUSINESS

    At the date of this Proxy Statement, the Company has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should come before the Annual Meeting, the proxies will be voted in the discretion of the proxyholders.

    PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

                                          By Order of the Board of Directors,
                                          /s/ RICHARD J. BAUM
                                          --------------------------------------
                                          Richard J. Baum
                                          SENIOR VICE PRESIDENT--FINANCE AND
                                          ADMINISTRATION,
                                          CHIEF FINANCIAL OFFICER AND SECRETARY


May 2, 2001

                                                                       EXHIBIT A

                                    FORM OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EBIX.COM, INC.

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 EBIX.COM, INC.

    ebix.com, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL") does hereby certify:

    FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

    RESOLVED, that, subject to Stockholder approval, Article IV of the Certificate of Incorporation of this Corporation be amended and restated to read in its entirety as follows:

        The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of shares of Preferred Stock authorized to be issued is 2,000,000 and each of such shares shall have a par value of ten cents ($.10). The total number of shares of Common Stock authorized to be issued is 40,000,000 and each such share shall have a par value of ten cents ($.10).

        The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series or shares of Preferred Stock, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of the shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

    SECOND: That thereafter, pursuant to a resolution of the Board of Directors, an annual meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL, at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

    THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

    FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

    IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Richard J. Baum, its Senior Vice President and Chief Financial Officer, this
      day of             , 2001.

                                          EBIX.COM, INC.
                                          By:
                                          --------------------------------------
                                          Name: Richard J. Baum
                                          Title: Senior Vice President and
                                               Chief Financial Officer

                                                                     EXHIBIT B-1

          ----------------------------------------------------------------------

                     SHARE EXCHANGE AND PURCHASE AGREEMENT
                                 BY AND BETWEEN
                          BRIT INSURANCE HOLDINGS PLC
                                      AND
                                 EBIX.COM, INC.

              ------------------------------------------------------------------

                                 MARCH 30, 2001

                                     B-1-1

    THIS AGREEMENT dated as of the 30th day of March, 2001, is made and entered into by and between BRiT Insurance Holdings plc, a company organized under the laws of England and Wales with registered number 03121594, whose registered office is at 55 Bishopsgate, London EC2N 3AS, United Kingdom ("BRiT"), and ebix.com, Inc., a company incorporated in Delaware and having its principal office at 1900 East Golf Road, Schaumburg, Illinois, United States ("ebix"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in Section 1.1.


                                    RECITALS

        (A) BRiT wishes to acquire a certain number of shares of common stock, par value $.10 per share (the "SHARES"), of ebix;

        (B) ebix wishes to acquire a certain number of shares of common stock, par value $.01 per share (the "IBS SHARES"), of Insurance Broadcast Systems, Inc. ("IBS"); and

        (C) BRiT and ebix have mutually agreed that BRiT shall purchase and ebix shall issue and sell to BRiT, up to 6,944,000 Shares in consideration for which BRiT shall pay a cash sum of up to US$ 7,000,000 and shall transfer to ebix such number of IBS Shares as is determined in accordance with
    Section 2.3 hereof, such transactions to occur in two tranches as set forth below.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS

1.1 In this Agreement the following words and expressions shall have the following meanings unless the context requires otherwise:

    (a) "AFFILIATE" means any person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the person specified;

    (b) "AGREEMENT" means this Share Exchange and Purchase Agreement;

    (c) "APPROVAL TRANSACTIONS" has the meaning set forth in Section 6.5;

    (d) "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in
       Section 4.8;

    (e) "BALANCE SHEET DATE" has the meaning set forth in Section 4.8;


    (f) "BRiT" has the meaning set forth in the Recitals;


    (g) "BRIT WARRANTIES" means the representations and warranties under
       Article 5 of this Agreement;

    (h) "BUSINESS DAY" means each day other than a Saturday or Sunday on which banks are generally open for business in London, England and New York City;

    (i) "CLAIM NOTICE" means written notification pursuant to Section 9.02(a) of a Third Party Claim as to which indemnity under Section 9.01 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under
       Section 9.01, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith;

    (j) "CLOSING DATES" means the First Closing Date and the Second Closing Date and "Closing Date" means either the First Closing Date or the Second Closing Date, as the context requires;

                                     B-1-2

    (k) "COMMON STOCK" means the common stock, par value $.10 per share, of ebix;

    (l) "CUT-OFF DATE" means, with respect to any representation, warranty, covenant or agreement contained in this Agreement, the date on which such representation, warranty, covenant or agreement ceases to survive as provided in Section 11.11, as applicable;

    (m) "DISPUTE PERIOD" means the period ended 30 calendar days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice;


    (n) "ebix" has the meaning set forth in the Recitals;



    (o) "ebix SUBSIDIARIES" has the meaning set forth in Section 4.3;



    (p) "ebix WARRANTIES" means the representations, warranties and undertakings under Article 4 of this Agreement;


    (q) "EXCHANGE ACT" has the meaning set forth in Section 4.8;

    (r) "FIRST CLOSING" means the closing of the transactions contemplated herein pursuant to Section 3.2;

    (s) "FIRST CLOSING CONDITIONS" means the conditions set out in Article 7 of this Agreement;

    (t) "FIRST CLOSING DATE" means the date on which the First Closing occurs (which date shall not be later than April 20, 2001 without the prior written agreement of the Parties);

    (u) "FORM 10-K" has the meaning set forth in Section 4.7;

    (v) "FORM 10-Qs" has the meaning set forth in Section 4.7;

    (w) "FORM 8-Ks" has the meaning set forth in Section 4.7;

    (x) "FRAMEWORK AGREEMENT" means the agreement to be negotiated and entered into between BRiT and ebix pursuant to Section 6.11;

    (y) "GAAP" has the meaning set forth in Section 4.8;

    (y) "IBS" has the meaning set forth in the Recitals;

    (z) "IBS SHARES" has the meaning set forth in the Recitals;

    (aa) "INDEMNIFIED PARTY" means any person against whom a claim for indemnification is being asserted under any provision of Article 9;

    (bb) "INDEMNITY NOTICE" means written notification pursuant to
       Section 9.02(b) of a claim for indemnity under Article 9 by an Indemnified Party, specifying the nature of and the basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim;

    (cc) "INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.12;

    (dd) "LOSS" means any and all damages, fines, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, reasonable fees of attorneys, accountants and other experts or other reasonable expenses of litigation or other proceedings or of any claim, default or assessment);

    (ee) "MATERIAL ADVERSE EFFECT" on a specified entity means a material adverse effect on the financial condition, operating results or business of the entity and its subsidiaries taken as a whole;

    (ff) "PARTIES" means named parties to this Agreement, and "PARTY" means either of them;

                                     B-1-3

    (gg) "REGISTRATION RIGHTS AGREEMENT" means the registration rights agreement to be entered into between BRiT and ebix pursuant to the terms of this Agreement substantially in the form attached hereto as Exhibit A;

    (ii) "RESALE REGISTRATION STATEMENT" means any registration form under the Securities Act pursuant to which ebix can register the Shares with the SEC to permit public resales of the Shares by BRiT in the United States from time to time;

    (jj) "SEC" has the meaning set forth in Section 4.7;

    (kk) "SEC DOCUMENTS" has the meaning set forth in Section 4.7;

    (ll) "SECOND CLOSING" means the closing of the transactions contemplated herein pursuant to Section 3.3;

    (mm)"SECOND CLOSING DATE" has the meaning set forth in Section 3.4;

    (nn) "SECOND CLOSING CONDITIONS" means the conditions set out in Article 8 of this Agreement;

    (oo) "SECURITIES ACT" has the meaning set forth in Section 4.8;

    (pp) "SHARES" has the meaning set forth in the Recitals;

    (qq) "THIRD PARTY CLAIM" has the meaning set forth in Section 9.02(a); and

    (rr) "TRANSACTION AGREEMENTS" means the Share Exchange and Purchase Agreement and the Registration Rights Agreement.

1.2 Unless the context of this Agreement otherwise requires, (a) words of either gender include the other gender; (b) words using the singular or plural number also include the plural or singular number, respectively;
     (c) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement and (e) the expressions "ebix," "BRiT" and "IBS" shall, where the context permits, include their respective successors and permitted assigns. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under U.S. GAAP.

2.  PURCHASE AND SALE

2.1 Subject to satisfaction of the First Closing Conditions and on the terms set forth in this Agreement, at the First Closing ebix shall issue and sell to BRiT, and BRiT shall purchase from ebix, 2,240,000 of the Shares, and in consideration therefor BRiT shall make a cash payment to ebix in the amount of US$ 2,800,000.

2.2 Subject to satisfaction of the Second Closing Conditions and on the terms set forth in this Agreement, at the Second Closing ebix shall issue and sell to BRiT, and BRiT shall purchase from ebix, 4,704,000 of the Shares, and in consideration therefor: (a) BRiT shall make a cash payment to ebix in the amount of US$ 4,200,000; and (b) BRiT shall transfer to ebix all of the right, title and interest in such number of IBS Shares as provided for by Section 2.3.

2.3   The number of IBS Shares to be transferred to ebix pursuant to
     Section 2.2 shall be calculated as follows:

       Z = (.28 X I)

    where Z equals the number of IBS Shares to be transferred and I equals the number of IBS Shares outstanding on the date of this Agreement. Such number of IBS Shares shall be adjusted (and appropriate deliveries shall be made as promptly as reasonably practicable, if necessary because of such adjustment, after the Second Closing Date) to account for any stock splits, stock

                                     B-1-4
    dividends, reclassifications, recapitalizations and similar events, the record date for which occurs after the date of this Agreement and prior to the Second Closing Date or the record date for which occurred prior to the date of this Agreement unless the payment date also occurred prior to the date hereof.

3.  CLOSINGS

3.1 The Closings shall take place at the offices of Sonnenschein Nath & Rosenthal, Chicago, Illinois, or such other place as the Parties may mutually agree on the respective Closing Dates at 12:00 noon local time.

3.2   Subject to Article 7, on the First Closing Date:

    (a) ebix shall issue to BRiT and deliver as provided in
       Section 3.2(b)(iii) below the Shares specified in Section 2.1, credited as fully paid and nonassessable;

    (b) ebix shall deliver or caused to be delivered to BRiT:

        (i) a certificate dated the First Closing Date and executed by the President and Chief Executive Officer of ebix, substantially in the form and to the effect of Exhibit B hereto;

        (ii) a certificate dated the First Closing Date and executed by the Secretary of ebix, substantially in the form and to the effect of Exhibit C hereto;

       (iii) duly issued share certificate(s) in the name of BRiT in respect of the Shares specified in Section 2.1;

        (iv) the Registration Rights Agreement, duly executed by ebix;

        (v) an opinion from Sonnenschein Nath & Rosenthal, counsel to ebix, dated the First Closing Date, substantially in the form and to the effect of Exhibit D hereto; and

        (vi) all other documents required to be delivered by ebix pursuant to the Transaction Documents at or prior to the First Closing; and

    (c) BRiT shall deliver or caused to be delivered to ebix:

        (i) a certificate dated the First Closing Date and executed by the Chief Executive Officer of BRiT, substantially in the form and to the effect of Exhibit E hereto;

        (ii) a certificate dated the First Closing Date and executed by the Secretary of BRiT, substantially in the form and to the effect of Exhibit F hereto;

       (iii) U.S.$2,800,000 in immediately available funds by wire transfer to such account or accounts as specified by ebix in a written notice delivered to BRiT at least two full business days prior to the First Closing Date;

        (iv) the Registration Rights Agreement, duly executed by BRiT;

        (v) an opinion from Dorsey & Whitney, counsel to BRiT, dated the First Closing Date, substantially in the form and to the effect of Exhibit G hereto; and

        (vi) all other documents required to be delivered by BRiT at or prior to the First Closing.

3.3   Subject to Article 8, on the Second Closing Date:

    (a) ebix shall issue and sell to BRiT the Shares specified in Section 2.2, credited as fully paid and nonassessable;

                                     B-1-5

    (b) ebix shall deliver or caused to be delivered to BRiT:

        (i) a certificate dated the Second Closing Date and executed by the President and Chief Executive Officer of ebix, substantially in the form and to the effect of Exhibit B hereto;

        (ii) a certificate dated the Second Closing Date and executed by the Secretary of ebix, substantially in the form and to the effect of Exhibit C hereto;

       (iii) duly issued share certificate(s) in the name of BRiT in respect of the Shares specified in Section 2.2;

        (iv) an opinion from Sonnenschein Nath & Rosenthal, counsel to ebix, dated the Second Closing Date, substantially in the form and to the effect of Exhibit D hereto; and

        (v) all other documents required to be delivered by ebix at or prior to the Second Closing;

    (c) BRiT shall transfer to ebix and deliver as provided in
       Section 3.3(d) (iii) below the number of IBS Shares specified in
       Section 2.3; and

    (d) BRiT shall deliver or caused to be delivered to ebix:

        (i) a certificate dated the Second Closing Date and executed by the Chief Executive Officer of BRiT, substantially in the form and to the effect of Exhibit E hereto;

        (ii) a certificate dated the Second Closing Date and executed by the Secretary of BRiT, substantially in the form and to the effect of Exhibit F hereto;

       (iii) the number of IBS Shares determined in accordance with Section 2.3 to be sold to ebix on the Second Closing Date issued in the name of ebix;

        (iv) U.S.$4,200,000 in immediately available funds by wire transfer to such account or accounts as specified by ebix in a written notice delivered to BRiT at least two full business days prior to the Second Closing Date;

        (v) an opinion from Dorsey & Whitney LLP, counsel to BRiT, dated the Second Closing Date, substantially in the form and to the effect of Exhibit G hereto; and

        (vi) all other documents required to be delivered by BRiT at or prior to the Second Closing.

3.4 The "SECOND CLOSING DATE" shall be the Business Day notified by BRiT to ebix in writing that is at least five days subsequent to the date that is the later of (i) the date of the execution and delivery by the Parties of the Framework Agreement (as contemplated by Section 6.11) and (ii) the date on which ebix has obtained requisite approval from its stockholders of the Approval Transactions (as contemplated by Section 6.5) (but no more than ten days after the later of such events if the other conditions to such Second Closing have been satisfied or waived); PROVIDED THAT such date shall not be later than June 29, 2001, unless otherwise consented to by BRiT (in its sole discretion) at the written request of ebix.

4.  REPRESENTATIONS AND WARRANTIES OF EBIX

    Ebix hereby represents and warrants to BRiT that, except as disclosed in its SEC Documents (as defined herein) filed with the SEC from January 1, 2000 to the date hereof or as otherwise disclosed to BRiT in the Disclosure Schedule attached hereto,which Schedule shall specifically identify the relevant section hereof:

4.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. ebix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ebix has all requisite corporate power and authority to own and operate its properties and assets, to execute and

                                     B-1-6
     deliver this Agreement and the other Transaction Agreements, to issue, sell and deliver the Shares (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing), to carry out the provisions of this Agreement and the other Transaction Agreements (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing) and to carry on its business as presently conducted and as presently proposed to be conducted. ebix is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on ebix's business as now conducted.

4.2 AUTHORIZATION; BINDING OBLIGATIONS. All actions on the part of ebix and its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of ebix hereunder and thereunder and the authorization, sale, issuance and delivery of the Shares pursuant hereto have been taken (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing and to amend ebix's by-laws to increase the size of its Board of Directors). This Agreement and each Transaction Agreement have been duly executed and delivered by ebix and (assuming the due authorization, execution and delivery hereof and thereof by BRiT) this Agreement and each Transaction Agreement is a valid and binding obligation of ebix enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares is not subject to any preemptive or similar rights or rights of first refusal that have not been properly waived or complied with.

4.3 SUBSIDIARIES. Set forth on the Disclosure Schedule hereto, is a list of all entities in which ebix beneficially owns, directly or indirectly, 50% or more of the outstanding stock or other equity interests (collectively, the "EBIX SUBSIDIARIES") as of the date of this Agreement. Each ebix Subsidiary has been duly organized and is validly existing under the laws of its jurisdiction of organization, is not in liquidation or receivership, and has the power and authority (corporate or other) to own its properties and conduct its business as described in the SEC Documents (as defined below); and each ebix Subsidiary is duly qualified to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on ebix's business as now conducted. All of the issued and outstanding capital stock of each ebix Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and the capital stock or equity interests of each ebix Subsidiary owned by ebix, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than as set forth in the SEC Documents or which would not have a material adverse effect on ebix.

4.4 CAPITALIZATION. As of the date hereof the authorized capital stock of ebix consists solely of (a) 20,000,000 shares of Common Stock, of which 11,382,182 shares are issued and outstanding, and 2,000,000 shares of Preferred Stock of which no shares are issued and outstanding and 322,383 shares have been previously issued and then redeemed or reacquired and cannot be reissued. Except as set forth on the Disclosure Schedule, as set forth above or as described or expressly contemplated by the SEC Documents (as defined herein), as of the date hereof there

                                     B-1-7
     are no outstanding rights (including without limitation, preemptive rights) warrants or options to acquire, or instruments convertible into or exchangeable for, any material number of shares of Common Stock or any other class of shares or equity interest in ebix or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any material number of shares of capital stock of ebix or any ebix Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. As of the date hereof, each issued share of Common Stock is duly authorized, validly issued, fully paid and non-assessable.

4.5 VALIDLY ISSUED SHARES. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will be free of any restrictions, limits, claims, liens or other encumbrances; PROVIDED, HOWEVER, that the Shares will be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

4.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except for the filings, permits, authorizations, consents and approvals as may be required under federal and/or state securities laws, laws of England and Wales and applicable regulations of the NASDAQ Stock Market or otherwise set forth in the Disclosure Schedule, none of the execution, delivery or performance of this Agreement or the other Transaction Agreements by ebix, the consummation by ebix of the transactions contemplated hereby or thereby or compliance by ebix with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws of ebix (except the need to amend the by-laws to increase the size of the ebix Board and to amend the Certificate of Incorporation to adequately increase the number of shares of Common Stock to permit the issuance of the Shares at the Second Closing) or of any ebix Subsidiary, (b) except as noted in subclause (a) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ebix or any of the ebix Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ebix, any of the ebix Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on ebix's ability to consummate the transactions or a Material Adverse Effect on ebix.

4.7 SEC DOCUMENTS. ebix has made available to BRiT, prior to the date hereof, copies of its Annual Report on Form 10-K for the fiscal year ended
     December 31, 1999 ("FORM 10-K"), its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (the "FORM 10-QS"), the Current Reports on Form 8-K filed since January 1, 2000 (the "FORM 8-KS"), and all other registration statements, reports and proxy statements filed by ebix with the Securities and Exchange Commission ("SEC") on or after January 1, 2000 (the Form 10-K, the Form 10-Qs, the Form 8-Ks and such registration statements, reports and proxy statements, are collectively referred to herein as the "SEC DOCUMENTS"). Each of the SEC Documents, as of its respective date (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by ebix with the SEC after the date hereof and prior to the respective Closings, will not, as of the date thereof (or if amended or superseded by a filing prior to the date of such Closing, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact

                                     B-1-8
     necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. ebix is not a party to any material contract, agreement or other arrangement which was required to have been filed as an exhibit to the SEC Documents that is not so filed.

4.8 FINANCIAL STATEMENTS. ebix has made available to BRiT copies of its audited financial statements (the "AUDITED FINANCIAL STATEMENTS") for the fiscal year ended December 31, 1999, and its unaudited financial statements for the nine-month period ended September 30, 2000 (the "BALANCE SHEET DATE") (collectively, the Audited Financial Statements and such unaudited financial statements are the "FINANCIAL STATEMENTS"). Since the Balance Sheet Date, ebix has duly and timely filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act of 1933, as amended (the "SECURITIES ACT"). The audited and unaudited consolidated financial statements of ebix included in the SEC Documents filed prior to the date hereof fairly present, in conformity with United States generally accepted accounting principles ("GAAP") (except as permitted by Form 10-Q) applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of ebix and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year end audit adjustments in the case of unaudited interim financial statements).

4.9 ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date and other than in the ordinary course or as set forth in the Disclosure Schedule, there has not been:

    (a) any declaration, setting aside or payment of any dividend or other distribution of the assets of ebix or any ebix Subsidiary with respect to any shares of capital stock of ebix or any ebix Subsidiary or any repurchase, redemption or other acquisition by ebix or any ebix Subsidiary of a material number of the outstanding shares of ebix's capital stock;

    (b) any damage, destruction or loss, whether or not covered by insurance, except for such occurrences that have not resulted, and are not expected to result in a Material Adverse Effect on ebix;

    (c) any waiver by ebix or any ebix Subsidiary of a valuable right or of a material debt owed to it, except for such waivers that have not resulted and are not expected to result, in a Material Adverse Effect on ebix;

    (d) any material change or amendment to, or any waiver of any material rights under a material contract or arrangement by which ebix or any ebix Subsidiary or any of their respective, assets or properties is bound or subject, except for changes, amendments, or waivers that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect on ebix;

    (e) any material change by ebix in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

    (f) any other event or condition of any character, except for such events and conditions described or contemplated in the SEC Documents or that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect on ebix.

4.10 MATERIAL OBLIGATIONS. ebix has no material liability or obligation of a type that would be required by GAAP to be reflected on the balance sheet of ebix if prepared on the date hereof, either accrued, absolute contingent or otherwise (individually or in the aggregate), except (a) the liabilities and obligations set forth in the Financial Statements and (b) liabilities and obligations

                                     B-1-9
     which have been incurred subsequent to September 30, 2000, in the ordinary course of business which have not been, either in any case or in the aggregate, material.

4.11  MATERIAL CONTRACTS AND COMMITMENTS.

    (a) To the best of ebix's knowledge, all of the material contracts, agreements and instruments to which ebix or any of the ebix Subsidiaries is a party are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

    (b) Except as set forth in the Disclosure Schedule, there are no material agreements, understandings or proposed transactions between ebix or any of the ebix Subsidiaries and any of its officers, directors, affiliates or any affiliate thereof. There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which ebix is a party or by which ebix or any of the ebix Subsidiaries is bound which involve (i) the license of any patent, copyright, trade secret or other proprietary right to or from ebix or any ebix Subsidiary, (ii) provisions materially restricting or negatively affecting the development, manufacture or distribution of ebix's or its Subsidiaries products or services or (iii) indemnification by ebix or any ebix Subsidiary with respect to infringements of proprietary rights.

    (c) Except as contemplated by the Registration Rights Agreement, ebix has no agreement or commitment to register shares of its capital stock with the SEC other than as set forth on the Disclosure Schedule.

4.12  INTELLECTUAL PROPERTY.

    (a) ebix (including, for purposes of Section 4.12, the ebix Subsidiaries) owns, or is licensed to use, all trademarks, service marks, trade names, copyright, internet domain names, trade secrets, information, proprietary rights and processes (the "INTELLECTUAL PROPERTY") necessary for its business as now conducted and, to ebix's knowledge, as proposed to be conducted without any conflict with or infringement of the rights of others. ebix owns no patents and has no pending patent applications. ebix is not obligated to make any material payments by way of royalties, fees or otherwise to any owner or licensor of any patent, trademark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business, or otherwise. ebix has not granted any third party any option, license or other right of any kind to the Intellectual Property. ebix does not license any technology from any third party other than for internal use and other than such licenses arising from the purchase of "off the shelf" or standard products. Except as set forth on the Disclosure Schedule, ebix owns or has the unrestricted right to use all trade secrets, including know-how, customer lists, inventions, designs, processes, computer programs and technical data necessary to the development, operation and sale of all products and services sold or proposed to be sold by it, free and clear of any rights, liens or claims of others. Except as set forth in the Disclosure Schedule, ebix has no knowledge of any violation or infringement by a third party of any of ebix's rights in the Intellectual Property. Except as set forth in the Disclosure Schedule, ebix has not received any communications alleging that ebix has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is ebix aware of any basis for any such violation. ebix is not aware, without special or specific investigation, that any of its employees, officers, consultants or contractors are obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of

                                     B-1-10
       ebix or that would conflict with ebix's business as conducted or as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of ebix's business by the employees of ebix, nor the conduct of ebix's business as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees, officers, consultants or contractors is, to the best of ebix's knowledge, without special or specific investigation, now obligated. ebix has taken reasonable security measures to protect the Intellectual Property.

    (b) Each employee (including independent contractors, if any) and each officer of ebix has executed an employee confidential information and invention agreement. Such proprietary information agreements constitute valid and binding obligations of ebix and such persons, enforceable in accordance with their respective terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunction relief or other equitable remedies. ebix has no knowledge, without special or specific investigation, that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of his or her best efforts to promote the interests of ebix or that would conflict with ebix's business as currently conducted. ebix has no reason to believe it is or will be necessary to utilize any inventions of any of its employees made prior to their employment by ebix except for any such inventions that are in the public domain.

4.13  TITLE TO PROPERTIES AND ASSETS; LIENS, ETC.

    (a) Each of ebix and the ebix Subsidiaries has good and marketable title to all properties and assets and has good title to all its leasehold interests necessary for its business as currently conducted in all material respects, in each case subject to no mortgage, pledge, lien, lease (in the case of owned properties), encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, and
       (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of ebix, and which have not arisen otherwise than in the ordinary course of business.

    (b) The buildings, equipment and other tangible assets of ebix and the ebix Subsidiaries used by ebix and the ebix Subsidiaries in the conduct of their business are, in all material respects, in good condition and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are currently being used.

4.14 COMPLIANCE WITH OTHER INSTRUMENTS, NONE BURDENSOME, ETC. None of ebix or the ebix Subsidiaries is in violation of any term of its Certificate of Incorporation or bylaws, as each are amended to date, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and none of ebix or the ebix Subsidiaries is in violation of any law, order, statute, rule or regulation applicable to ebix or the ebix Subsidiaries except for such violations that have not and would not result in a Material Adverse Effect on ebix. The execution, delivery and performance of and compliance with this Agreement and the other Transaction Agreements, and (subject, in the case of the Second Closing, to obtaining approval of ebix's stockholders and completion of such other actions as are necessary to amend ebix's Certificate of Incorporation to adequately increase the number of authorized shares of Common Stock to permit the issuance of the Shares at the Second Closing) the issuance of the Shares have not resulted and will not, based upon facts as they exist today, result (a) in any violation of, or conflict with, or constitute a default under, ebix's Certificate of Incorporation or bylaws, as amended to date (except the need to amend the by laws to increase the size of the ebix Board), or (b) in any material violation of, conflict with or default under any

                                     B-1-11
     of its agreements, nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the material properties or assets of ebix and the ebix Subsidiaries.

4.15 LITIGATION, ETC. Except as set forth in the Disclosure Schedule, there are no actions, suits, proceedings or investigations pending against ebix, the ebix Subsidiaries or their properties before any court or governmental agency (nor, to the best knowledge of the executive officers of ebix after inquiry of all of the vice presidents of ebix, is there any threat thereof), which could reasonably be expected to have a Material Adverse Effect on ebix or materially adversely affect the consummation of the transactions contemplated hereby). To the best knowledge of the executive officers of ebix after inquiry of all of the vice presidents of ebix, there is no reasonable basis for any specific claim that could reasonably be expected to result in a Material Adverse Effect and that is probable of assertion. Ebix is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by ebix currently pending or which ebix intends to initiate.

4.16 BROKERS OR FINDERS. ebix has not engaged any brokers, finders or agents, and BRiT has not incurred, and will not incur, directly or indirectly, as a result of any action taken by ebix, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreements. In the event that the preceding sentence is in any way inaccurate, ebix hereby agrees to indemnify and hold harmless BRiT from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which BRiT or any of its officers, partners, employees or representatives is responsible.

4.17 TAX RETURNS AND PAYMENTS. ebix has timely filed all tax returns (federal, state and local) required to be filed by it. All such tax returns are true and correct in all material respects. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by ebix on or before each Closing have been paid or will be paid prior to the time they become delinquent. Ebix has not been advised
     (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. Ebix has no knowledge of any liability for any tax to be imposed upon its properties or assets as of the date of each Closing that is not adequately provided for.

4.18 EMPLOYEE MATTERS. Except as set forth in the Disclosure Schedule, neither ebix nor any ebix Subsidiary has employment contracts with any of its employees not terminable at will. ebix does not have any collective bargaining agreements with any of its employees and no labor union organizing activity is pending or threatened with respect to ebix. Ebix does not have any Employee Benefit Plan as defined in the United States Employee Retirement Income Security Act of 1974.

4.19 INSURANCE. ebix has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its or its Subsidiaries properties material to its business that might be damaged or destroyed.

4.20 LEGENDS. ebix agrees that the certificates for the IBS Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF REGISTRATION WHICH IS EFFECTIVE UNDER THE

                                     B-1-12

           SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

4.22 PURCHASE FOR OWN ACCOUNT. The IBS Shares to be acquired by ebix are being acquired for investment for ebix's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and ebix has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.23 RESTRICTED SECURITIES. ebix hereby acknowledges and agrees with BRiT that the IBS Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act. Ebix further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Shares, other than pursuant to Rule 144 under the Securities Act or in another transaction that does not require registration under the Securities Act. Ebix is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.  REPRESENTATIONS AND WARRANTIES OF BRIT

    BRiT hereby represents and warrants to ebix that:

5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. BRiT is a corporation duly organized and validly existing under the laws of England and Wales and is not in liquidation or receivership. The memorandum and articles of association of BRiT comply with the requirements of applicable English law and are in full force and effect. To the best knowledge of BRiT, IBS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BRiT has all requisite corporate power and authority to execute and deliver this Agreement and the other Transaction Documents to transfer the IBS Shares subject to the terms and conditions of this Agreement and to carry out the provisions of this Agreement and the other Transaction Documents.

5.2 AUTHORIZATION; BINDING OBLIGATIONS. All actions on the part of BRiT and its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Agreements, the performance of all obligations of BRiT hereunder and thereunder has been taken or will be taken prior to each Closing. This Agreement and the other Transaction Documents have been duly executed and delivered by BRiT, and (assuming the due authorization, execution and delivery hereof by ebix) this Agreement is a valid and binding obligation of BRiT enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and
     (b) general principles of equity that restrict the availability of equitable remedies.

5.3 CAPITALIZATION. To the best knowledge of BRiT, the shares constituting the issued share capital of IBS have been duly authorized and validly issued, are credited as fully paid and non-assessable and are not subject to preemptive or similar rights. For purposes of determining the calculation of IBS Shares pursuant to Section 2.3 only, BRiT hereby represents and warrants that the total number of issued and outstanding shares of common stock, par value $0.01 per share, of IBS as of the date hereof, is 13,976,939.

5.4 GOOD TITLE. BRiT has good and valuable title to the IBS Shares, free from all restrictions, limits, claims, liens, charges, encumbrances, pledges and other third party rights.

                                     B-1-13

5.5 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement and the other Transaction Agreements by BRiT, the consummation by BRiT of the transactions contemplated hereby and thereby or compliance by BRiT with any of the provisions hereof or thereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or memorandum and articles of association of BRiT, (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity, (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which BRiT or any of its material subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to BRiT, any of its material subsidiaries or any of their properties or assets, excluding from the foregoing clauses (b), (c) and (d) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on BRiT's ability to consummate such transactions.

5.6 BROKERS OR FINDERS. BRiT has not engaged any brokers, finders or agents, and ebix has not, and will not, incur, directly or indirectly, as a result of any action taken by BRiT, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the other Transaction Agreements. In the event that the preceding sentence is in any way inaccurate, BRiT agrees to indemnify and hold harmless ebix from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability) for which ebix or any of its officers, directors, employees or representatives, is responsible.

5.7 RESTRICTED SECURITIES. BRiT hereby acknowledges and agrees with ebix that the Shares have not been registered under the Securities Act and may not be offered or sold except pursuant to a registration statement or pursuant to an exemption from the registration requirements of the Securities Act. BRiT further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Shares, other than (a) pursuant to the Registration Rights Agreement,
     (b) pursuant to Rule 144 under the Securities Act or (c) pursuant to any other transaction that does not require registration under the Securities Act. BRiT is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.8 LEGENDS. BRiT agrees that the certificates for the Shares shall bear the following legend:

           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY STATE SECURITIES COMMISSION, AND MAY NOT BE TRANSFERRED OR DISPOSED OF BY THE HOLDER IN THE ABSENCE OF REGISTRATION WHICH IS EFFECTIVE UNDER THE SECURITIES ACT AND APPLICABLE STATE LAWS AND RULES, OR, UNLESS, IMMEDIATELY PRIOR TO THE TIME SET FOR TRANSFER, SUCH TRANSFER MAY BE EFFECTED WITHOUT VIOLATION OF THE SECURITIES ACT AND OTHER APPLICABLE STATE LAWS AND RULES.

6.  COVENANTS

    Each of the Parties covenants and agrees as follows.

                                     B-1-14

6.1 APPOINTMENT OF DIRECTORS. BRiT shall, (i) for so long as it maintains beneficial ownership of 10% or more of ebix's issued and outstanding Shares, have the right to designate one person for appointment or election as a member of the Board of Directors of ebix, and (ii) for so long as it maintains beneficial ownership of 20% or more of ebix's issued and outstanding Shares, have the right (but not the obligation) to designate two persons for appointment or election as members of the Board of Directors of ebix, each such designee to be reasonably acceptable to ebix. If such right is exercised, ebix shall use its reasonable best efforts to have such designee(s) promptly appointed or elected as member(s) of the ebix Board of Directors unless such appointment or election would result in BRiT designees holding more than the number of directorships to which BRiT's beneficial ownership of Shares entitles it hereunder. Notwithstanding the foregoing, BRiT shall not exercise its right under this
     Section 6.1 prior to consummation of the Second Closing.

6.2 CONFIDENTIAL INFORMATION. Each Party agrees that (a) all information received by it pursuant to this Agreement and (b) any other information that is disclosed by the other Party to it and is identified by the other Party as being confidential or proprietary, shall be considered confidential information. Each Party further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information except to its officers, directors, employees and advisers who are advised that by accepting such confidential information they are agreeing to be bound by the provisions of this Section 6.2 except as required by law, regulation (including the Nasdaq Marketplace Rules) or applicable process, PROVIDED THAT to the extent possible the other Party shall have been provided with reasonable notice and the opportunity to seek a protective order to the extent possible prior to such disclosure, other than to its counsel or accountants nor shall it use such confidential information for any purpose other than its investment in the other Party; PROVIDED, HOWEVER, that a party shall not be so obligated to hold in confidence and not to disclose confidential information that (a) was known to the public prior to its disclosure to such Party, (b) becomes known to the public through no fault of such Party, (c) is disclosed to such Party on a non-confidential basis by a third party having a legal right to make such disclosure.

6.3 NO SOLICITATION. Each Party agrees that for a period of 18 months after the date of this Agreement, it will not, directly or indirectly, solicit for employment or hire any officer, director or employee of the other Party or any of its subsidiaries or divisions with whom such Party has had contact or who became known to it in connection with its consideration of the transaction contemplated hereby, except that such Party shall not be precluded from hiring any such employee who (a) initiates discussions regarding such employment without any direct or indirect solicitation by such Party or (b) has been terminated by the other Party or its subsidiaries prior to commencement of employment discussions with such Party. The term "solicit for employment" shall not be deemed to include general solicitations of employment not specifically directed towards employees of a Party.

6.4 REGULATORY AND OTHER APPROVALS. Each Party will take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable, (a) to obtain all consents, approvals or actions of, to make all filings with and to give all notices to the relevant governmental or regulatory authorities or any other person (including but not limited to parties to material loan agreements, leases and other contracts) that are required to consummate the transactions contemplated hereby and in the other Transaction Agreements, (b) provide such other information and communications to such governmental or regulatory authority or other person as such governmental or regulatory authority or other person may request and (c) provide reasonable cooperation to the other Party in obtaining all consents, approvals or actions of, making all requisite filings and giving notices to, governmental or regulatory authorities or other persons. Each Party shall provide prompt

                                     B-1-15
     notification to the other when any such consent, approval, action, filing or notice is obtained, taken, made or given, as applicable, and will advise the other Party promptly of any communication from any such governmental or regulatory authorities or other persons.

6.5 MEETING OF EBIX STOCKHOLDERS. ebix shall take all action necessary in accordance with applicable law, the Marketplace Rules of the Nasdaq Stock Market and its organizational documents to convene its annual meeting of stockholders to consider and vote upon the approval of, among other items, the transactions contemplated by this Agreement to the extent required by applicable law or the Marketplace Rules of the Nasdaq Stock Market (the "APPROVAL TRANSACTIONS"). The Parties agree that the amendment to ebix's Certificate of Incorporation to be included in the Approval Transactions shall be in form and substance satisfactory to BRiT. The Board of Directors of ebix shall recommend that its stockholders vote in favor of such approval unless the Board of Directors concludes, upon receipt of an opinion of counsel, that such recommendation is inconsistent with its fiduciary duty, and ebix shall take all lawful action to solicit such approval, including, without limitation, timely mailing of a proxy statement and forms of proxy in connection with the vote of ebix's stockholders with respect to the Approval Transactions (the "PROXY STATEMENT"). The meeting of the stockholders of ebix shall be held as soon as reasonably practicable. In connection therewith, ebix shall promptly prepare and file with the SEC as soon as practicable the Proxy Statement and necessary forms of proxy. BRiT shall have the right to review and approve the Proxy Statement prior to ebix filing the Proxy Statement with the SEC (which approval shall not be unreasonably withheld or delayed). ebix shall cause the Proxy Statement to comply in all material respects with the applicable provisions of the Exchange Act. ebix shall use its best efforts to cause the Proxy Statement to be mailed to its stockholders as soon as practicable after the Proxy Statement shall have been approved for release to such stockholders by the SEC.

6.6 LISTING APPLICATION. ebix shall promptly prepare and submit to the Nasdaq Stock Market a listing notification form covering the Shares.

6.7 PUBLICITY. Subject to the respective legal obligations of BRiT and ebix (including requirements of stock exchanges and other similar regulatory bodies), the initial press release relating to this Agreement and all press releases or public statements thereafter with respect to the transactions contemplated hereby shall be joint press releases or statements, and BRiT and ebix shall consult with each other in making any filings relating to this Agreement with any governmental or regulatory authorities or with any securities exchange.

6.8   CONDUCT OF BUSINESS; ISSUANCE OF CAPITAL.

    (a) Until the Second Closing Date (i) ebix shall conduct its business only in the ordinary course (except to the extent pertaining to matters specifically disclosed in the Disclosure Schedule) and (ii) shall not issue any shares of its capital stock or securities convertible into its capital stock (except pursuant to the exercise of options, warrants and other convertible securities in existence on the date hereof and except for grants of options and exercise of options granted to employees of ebix after the date hereof of which ebix has provided BRiT notice) without the express written consent of BRiT. Without limiting the generality of the foregoing, until the Second Closing Date, ebix shall use commercially reasonable best efforts to (x) keep available the services of its key officers and employees in all material respects,
       (y) maintain its assets and properties in good working order and condition, ordinary wear and tear excluded, and (z) maintain the good will of its key customers and suppliers.

    (b) ebix agrees that it shall not, without the prior written consent of BRiT, issue any shares of Common Stock or securities convertible into shares of Common Stock if, after such issuance, the number of authorized and issued shares of Common Stock (assuming exercise or conversion of all securities convertible into Common Stock) exceeds 30,000,000.

                                     B-1-16

       Notwithstanding the foregoing, such consent right of BRiT shall terminate if BRiT holds less than 15% of the issued and outstanding shares of Common Stock, after, as the case may be:

        (i) the Second Closing Date; or

        (ii) termination of the rights and obligations of the Parties to effect the Second Closing in accordance with Section 10.2 hereof.

6.9 FULFILLMENT OF CONDITIONS. Each Party shall take all commercially reasonable steps necessary or desirable to proceed diligently and in good faith to satisfy each condition to its obligations under this Agreement and the other Transaction Agreements and will not and will not permit any subsidiary to, take any action or fail to take any commercially reasonable action which action or failing could reasonably be expected to result in the non-fulfillment of any such condition.

6.10 EXCHANGE ACT FILINGS. Until June 1, 2002 ebix shall use its reasonable best efforts to file with the SEC in a timely manner all reports and other documents required to be filed by ebix under the Exchange Act, the Securities Act and all applicable rules or regulations promulgated by the SEC thereunder and to use its reasonable best efforts to cooperate with every request by the SEC in connection therewith. ebix agrees to use its best efforts to ensure that it is able to file the Resale Registration Statement with the SEC on July 2, 2001, as provided for in the Registration Rights Agreement.

6.11 FRAMEWORK AGREEMENT. As soon as practicable after the date of this Agreement, each of the Parties will use its commercially reasonable best efforts to negotiate and enter into a framework or similar agreement (the "Framework Agreement") pursuant to which ebix will review BRiT's e-commerce strategy and provide services related thereto.

6.12 STANDSTILL. BRiT agrees that, without the prior consent of the Board of Directors of ebix, BRiT and its Affiliates (collectively, "BRiT Group") will not, by purchase or otherwise, acquire "beneficial ownership" (as that term is defined and used in Regulation 13D under the Exchange Act) of any Common Stock of ebix if, upon giving effect to such acquisition, Brit Group would own 49% or more of the outstanding Common Stock.

7.  FIRST CLOSING CONDITIONS

7.1 BRiT's obligations to consummate at the First Closing are, unless waived by BRiT, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the First Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by ebix at or prior to the First Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) that are required to have been obtained by ebix at or prior to the First Closing Date having been obtained by ebix;

    (c) ebix shall have filed a "Notification Form: Listing of Additional Shares" with the Listing Qualifications department at the Nasdaq Stock Market, Inc.;

    (d) the delivery by ebix to BRiT of the items referred to in Section 3.2;

    (e) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations

                                     B-1-17
       under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the First Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the First Closing Date shall have occurred;

    (f) BRiT shall have received an undertaking from Robin Raina in the form of Exhibit H;

    (g) ebix shall have timely filed its Annual Report on Form 10-K for the year ended December 31, 2000 with the SEC in accordance with the rules under the Exchange Act; and

    (h) ebix shall have either (i) terminated the Stockholder Rights Agreement, dated March 23, 1998, between ebix and Chase Mellon Shareholder Services, LLC (the "Rights Plan") or (ii) amended the Rights Plan such that BRiT shall not at any time be deemed to be an "Acquiring Person" thereunder.

7.2 ebix's obligations to consummate at the First Closing are, unless waived by ebix, subject to the fulfillment of the following conditions:

    (a) the BRiT Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the First Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by BRiT at or prior to the First Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) have been obtained at or prior to the First Closing Date having been obtained by BRiT;

    (c) the delivery by BRiT to ebix of those items referred to in Section 3.2; and

    (d) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the First Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the First Closing Date shall have occurred.

8.  SECOND CLOSING CONDITIONS

8.1 BRiT's obligations to consummate the Second Closing are, unless waived by BRiT, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the Second Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement, and the Framework Agreement, if entered into between the Parties prior to the Second Closing Date, that are required to be performed or complied with by ebix at or

                                     B-1-18
       prior to the Second Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities and the affirmative vote by ebix stockholders in favor of the Approval Transactions) that are required have been obtained at or prior to the Second Closing Date having been obtained by ebix;

    (c) the delivery by ebix to BRiT of those items referred to in Section 3.3;

    (d) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the Second Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the Second Closing Date shall have occurred;

    (e) ebix shall have executed and delivered to BRiT the Framework Agreement;

    (f) the Common Stock shall have remained listed on the Nasdaq Smallcap Market; and

    (g) ebix shall have delivered to BRiT evidence reasonably satisfactory to BRiT as to Approval Transactions in accordance with Rule 4350 of the Nasdaq Marketplace Rules, the Exchange Act and Delaware law.

8.2 ebix's obligations to consummate the Second Closing are, unless waived by ebix, subject to the fulfillment of the following conditions:

    (a) the ebix Warranties shall have been true and correct in all material respects at and as of the date hereof and shall be true in all material respects at and as of the time of the Second Closing (except to the extent such warranties refer specifically to an earlier date) with the same force and effect as though made at and as of that time;

    (b) the performance of, or compliance with, all agreements, obligations and conditions contained in this Agreement and the other Transaction Agreements that are required to be performed or complied with by BRiT at or prior to the Second Closing Date and all the approvals and consents necessary to complete the transactions described herein (including any consents of governmental or regulatory authorities) that are required to have been obtained at or prior to the Second Closing Date) having been obtained by BRiT;

    (c) all consents, approvals and actions of, filings with and notices to any governmental or regulatory authority necessary to permit the Parties to perform their respective obligations under this Agreement and the other Transaction Agreements with respect to the transaction to be consummated at the Second Closing Date shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any governmental or regulatory authority necessary for consummation of the transactions contemplated by this Agreement and the other Transaction Agreements at or prior to the Second Closing Date shall have occurred;

    (d) the delivery by BRiT to ebix of those items referred to in Section 3.3; and

    (e) the stockholders of ebix shall have approved the Approval Transactions.

                                     B-1-19

9.  INDEMNIFICATION

9.1   INDEMNIFICATION.

    (a) Subject to paragraph (c) of this Section and the other Sections of this
       Article 9, ebix shall indemnify BRiT in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of ebix contained in this Agreement.

    (b) Subject to paragraph (c) of this Section and the other Sections of this
       Article 9, BRiT agrees to indemnify ebix in respect of, and hold it harmless from and against, any and all Losses suffered, incurred or sustained by it or to which it becomes subject, resulting from any misrepresentation, breach of warranty or breach of any covenant or agreement on the part of BRiT contained in this Agreement.

    (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable as a result of any claim arising under paragraphs (a) or (b) of Section 9.01:

        (i) unless, until and then only to the extent that the Indemnified Party thereunder has suffered, incurred, sustained or become subject to Losses referred to in such paragraph in excess of $100,000 in the aggregate, but then only to the extent of any such excess up to a maximum aggregate indemnification pursuant to each of Section 9.01
            (a) or Section 9.01 (b) of $2,800,000 prior to consummation of the Second Closing, and, after consummation of the Second Closing, an additional $4,200,000, for an aggregate of $7,000,000 thereafter;

        (ii) with respect of any claim for indemnification thereunder, unless the Indemnified Party has given the Indemnifying Party a Claim Notice or Indemnity Notice, as applicable, with respect of such claim, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, (y) as soon as practical following the time at which the Indemnified Party discovered or reasonably should have discovered such claim (except to the extent the Indemnifying Party is not prejudiced by any delay in the delivery of such notice) and (z) in any event prior to the applicable Cut-off Date; or

       (iii) with respect to any Loss as to which the Indemnified Party had a reasonable opportunity, but failed, in good faith to mitigate such Loss, including but not limited to its failure to use commercially reasonable efforts to recover under a policy of insurance or under a contractual right of set-off or indemnity.

9.2 METHOD OF ASSERTING CLAIMS. All claims for indemnification by any Indemnified Party under Section 9.01 will be asserted and resolved as follows.

    (a) In the event that any claim or demand in respect of which an Indemnifying Party might seek indemnity under Section 9.01 is asserted against or sought to be collected from such Indemnified Party by a person other than ebix, BRiT or any Affiliate of ebix or BRiT (a "THIRD PARTY CLAIM"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 9.01 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

        (i) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 9.02(a), then the Indemnifying Party will have the

                                     B-1-20
            right to defend, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (with the consent of the Indemnified Party, which consent will be unreasonably withheld). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; PROVIDED, HOWEVER, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests and not prejudicial to the Indemnifying Party (it being understood and agreed that, except as provided in clause (ii) below, if an Indemnified Party takes any such action that is prejudicial and causes a final adjudication that is adverse to the Indemnifying Party, the Indemnifying Party will be relieved of its obligations hereunder with respect to the portion of such Third Party Claim prejudiced by the Indemnified Party's action); and PROVIDED FURTHER THAT, if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person (other than the Indemnified Party or any of its Affiliates). The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and except as provided in the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity under this Article IX with respect to such Third Party Claim.

        (ii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 9.02(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnifying Party or any of its Affiliates). Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Dispute Period that the Indemnified Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is

                                     B-1-21
             resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

       (iii) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 9.01 or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party under Section 9.01 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Dispute Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

    (b) In the event any Indemnified Party should have a claim under
       Section 9.01 against the Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party.

    (c) In the event of any claim for indemnity under Section 9.01(a) or (b), each of the Parties agrees to give the other Party reasonable access to its books, records and employees in connection with the matters for which indemnification is sought to the extent such Party reasonably deems necessary in connection with its rights and obligations under this
       Article 9.

9.3 EXCLUSIVITY. To the extent permitted by law, the indemnities set forth in this Article 9 shall be the exclusive remedies of BRiT and ebix for any misrepresentation, breach of warranty or breach of any covenant or agreement contained in this Agreement, and the parties shall not be entitled to a rescission of this Agreement or to any further indemnification rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive.

10  TERMINATION

10.1 TERMINATION. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned: (a) at any time before the First Closing, by mutual written consent of the Parties; (b) at any time before the First Closing by either Party in the event that any order or law becomes effective restraining, enforcing or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or the other Transaction Agreements; (c) by ebix by giving written notice to BRiT at any time prior to the First Closing (i) in the event BRiT has breached any material representation, warranty or covenant contained in the Agreement in any material respect, ebix has notified BRiT of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the First Closing shall not have occurred on or before April 20, 2001 by reason of the failure of any condition precedent under 7.2 hereof (unless the failure results primarily from ebix itself breaching any representation, warranty or covenant contained in this Agreement); or (d) by BRiT by giving written notice to ebix at any time prior to the First

                                     B-1-22

     Closing (i) in the event ebix has breached any material representation, warranty or covenant contained in the Agreement in any material respect, BRiT has notified ebix of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or
     (ii) if the First Closing shall not have occurred on or before April 20, 2001 by reason of the failure of any condition precedent under 7.1 hereof (unless the failure results primarily from BRiT itself breaching any representation, warranty or covenant contained in this Agreement).

10.2 TERMINATION AFTER FIRST CLOSING. The rights and obligations pertaining to transactions contemplated by the Second Closing may be terminated and the transactions contemplated thereby may be abandoned: (a) at any time before the Second Closing, by mutual written consent of the Parties; (b) at any time before the Second Closing by either Party in the event that any order or law becomes effective prohibiting or making illegal the consummation of any of the transactions contemplated to be consummated at the Second Closing; (c) by ebix by giving written notice to BRiT at any time prior to the Second Closing (i) in the event BRiT has breached any material representation, warranty or covenant contained in the Agreement in any material respect, ebix has notified BRiT of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the Second Closing shall not have occurred on or before June 29, 2001 by reason of the failure of any condition precedent under 8.2 hereof (unless the failure results primarily from ebix itself breaching any representation, warranty or covenant contained in this Agreement); or (d) by BRiT by giving written notice to ebix at any time prior to the Second Closing (i) in the event ebix has breached any material representation, warranty or covenant contained in the Agreement in any material respect, BRiT has notified ebix of the breach, and the breach has continued without cure for a period of five business days after the notice of breach, or (ii) if the Second Closing shall not have occurred on or before June 29, 2001 by reason of the failure of any condition precedent under 8.1 hereof (unless the failure results primarily from BRiT itself breaching any representation, warranty or covenant contained in this Agreement).

10.3  EFFECT OF TERMINATION. If this Agreement is validly terminated pursuant to
     Section 10.1, this Agreement will forthwith become null and void and there will be no liability or obligation on the part of either Party, except as further provided in this Section 10.3 and except that the provisions relating to expenses in Section 11.1 and confidentiality in Section 6.2 will continue to apply. Notwithstanding any other provisions of this Agreement to the contrary, (i) upon termination of this Agreement pursuant to Section 10.1(b) ebix will remain liable to BRiT for any breach of
     Section 6.9 of this Agreement by ebix existing at the time of such termination and BRiT will remain liable to ebix for any breach of
     Section 6.9 of this Agreement by BRiT existing at the time of such termination and (ii) upon termination of this Agreement pursuant to
     Section 10.1(c) or (d), the Parties will remain liable for any breach of this Agreement giving rise to such termination. If the rights and obligations pertaining to transactions contemplated by the Second Closing are validly terminated pursuant to Section 10.2, such rights and obligations will forthwith become null and void and there will be no liability or obligation related thereto on the part of either Party except that, in the event of such termination pursuant to Sections 10.2 (c) or
     (d), the Parties will remain liable for any breach of this Agreement giving rise to such termination.

11. MISCELLANEOUS

11.1 Except as otherwise expressly provided in this Agreement, each Party shall pay its own costs and expenses incurred in connection with the preparation, negotiation and settlement of this Agreement, whether or not the transactions contemplated hereby are consummated. Notwithstanding the foregoing, if ebix terminates the Agreement pursuant to Section 10.1(c) or

                                     B-1-23
     if BRiT terminates the Agreement pursuant to Section 10.01(d), the non-terminating Party shall pay to the terminating Party all out-of-pocket costs and expenses incurred in by the terminating Party in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Agreements and in furtherance of the transactions contemplated hereby and thereby.

11.2 All fees and duties (if any) relating to the issue of the Shares shall be borne by ebix. Capital duty and all other fees and duties (if any) relating to the transfer of the IBS Shares shall be borne by BRiT.

11.3 Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five days' prior written notice specified to the other Party):


    To BRiT:        BRiT Insurance Holdings plc
                    55 Bishopsgate
                    London EC2N 3AS
                    United Kingdom
                    Fax: +44 (20) 7984 8525
                    Attention: Peter Goddard

    Copies to:      Dorsey & Whitney
                    21 Wilson Street
                    London EC2M 2TD
                    United Kingdom
                    Fax: +44 (20) 7588 0555
                    Attention: George Hagerty, Esq.

    To ebix:        ebix.com, Inc.
                    Five Concourse Parkway
                    Suite 3200
                    Atlanta, Georgia 30328
                    Fax: +1 (678) 281-2019
                    Attention: Robin Raina

    Copies to:      Sonnenschein Nath & Rosenthal
                    Suite 8000 Sears Tower
                    233 South Wacker Drive
                    Fax: +1 (312) 876 7934
                    Attention: Dennis Newman, Esq.

    Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, on the first business day following transmission if telephonic advice of such transmission is given on such first business day and a machine-printed confirmation of receipt is received by the sender.

11.4 Each Party undertakes to the other Party to execute or procure to be executed all such documents and to do or procure to be done all such other acts and things as may be reasonable and necessary to give both Parties the full benefit of this Agreement.

11.5 This Agreement shall be binding on and inure solely to the benefit of ebix and BRiT and their respective successors and assigns. Neither Party shall assign any of its rights hereunder without the prior consent of the other Party, which consent shall not be unreasonably withheld.

                                     B-1-24

11.6 The exercise of or failure to exercise any right or remedy of any breach of this Agreement shall not, except as provided herein, constitute a waiver by such Party of any other right or remedy it may have in respect of that breach.

11.7 Except as provided in Section 9.03, any right or remedy conferred by this Agreement on any Party for breach of this Agreement by the other Party (including without limitation the breach of any representations and warranties) shall be in addition and without prejudice to all other rights and remedies available to it in respect of that breach.

11.8 This Agreement constitutes the entire agreement between the Parties with respect to its subject matter (neither Party having relied on any representation or warranty made by the other Party which is not contained in this Agreement) and no variation of this Agreement shall be effective unless made in writing and signed by all of the Parties.

11.9 This Agreement supersedes all and any previous agreements, arrangements or understanding between the Parties relating to the matters referred to in this Agreement and all such previous agreements, arrangements or understanding (if any) shall cease to have any effect from the date hereof.

11.10 If at any time any provision of this Agreement is or becomes illegal, void or unenforceable in any respect, the remaining provisions hereof shall in no way be affected or impaired thereby.

11.11 The representations and warranties of the Parties contained in the Agreement will survive the respective Closings until June 1, 2002, except with respect to the representations and warranties contained in Sections 4.2, 4.4, 4.5, 4.6, 5.2, 5.3, 5.4, 5.5 and 5.6, which shall survive indefinitely.

11.12 This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same document.

12. GOVERNING LAW

12.1 This Agreement shall be governed by and construed in accordance with the laws of the state of New York, without reference to its conflict of laws provisions.

                                     B-1-25

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

BRIT INSURANCE HOLDINGS PLC
By:
----------------------------
Name: M. Scales
Title:  Director
By:
----------------------------
Name: A. Holland
Title:  Director
EBIX.COM, INC.
By:
----------------------------
Name: Richard J. Baum
Title:  Senior Vice President--Finance & Administration,
     Chief Financial Officer and Secretary

                                     B-1-26

                                                                     EXHIBIT B-2

          ----------------------------------------------------------------------

                         REGISTRATION RIGHTS AGREEMENT
                                 BY AND BETWEEN
                             BRIT HOLDINGS LIMITED
                                      AND
                                 EBIX.COM, INC.

              ------------------------------------------------------------------

                                          , 2001

                                     B-2-1

    THIS REGISTRATION RIGHTS AGREEMENT dated as of the   day of       , 2001
(the "Agreement"), is made and entered into by and between BRiT Insurance Holdings plc, a company organized under the laws of England and Wales with registered number 3121594, whose registered office is at 55 Bishopsgate, London EC2N 3AS, United Kingdom ("BRiT"), and ebix.com, Inc., a company incorporated in Delaware and having its principal office at 1900 East Golf Road, Schaumburg, Illinois, United States ("ebix"). Capitalized terms not otherwise defined herein have the meanings ascribed to them in Section 1.1.

    WHEREAS, ebix and BRiT have entered into the Share Exchange and Purchase Agreement dated March 30, 2001 (the "SHARE EXCHANGE AND PURCHASE AGREEMENT") pursuant to which ebix shall issue and sell to BRiT up to 6,944,000 shares of the common stock, par value $0.10 per share, of ebix;

    WHEREAS, the closing of the transactions contemplated by the Share Exchange and Purchase Agreement is subject to certain conditions, including, pursuant to
Article 7 thereof, the condition that ebix and BRiT enter into this Agreement;

    WHEREAS, the parties hereto wish to enter into this Agreement as set forth herein with respect to the registration of shares of capital stock of ebix under the United States Securities Act of 1933, as amended.

    NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.

1.1 In this Agreement where the context so admits the following words and expressions shall have the following meanings:

    (a) "CUTBACK REGISTRATION" means any registration to be effected as an underwritten offering in which the underwriter or representative of the underwriters with respect thereto advises ebix and BRiT in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of ebix that are not Registrable Securities) exceeds the number that can be sold in such offering without a material reduction in the selling price anticipated to be received for the securities to be sold in such offering;

    (b) "BRiT" has the meaning set forth in the Recitals;

    (c) "ebix" has the meaning set forth in the Recitals;

    (d) "ebix COMMON STOCK" means ebix's common stock, par value $0.10 per share;

    (e) "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC issued under such Act, as they each may be in effect from time to time;

    (f) "EXISTING REGISTRATION RIGHTS HOLDERS" means persons and entities who, pursuant to the agreements or instruments identified on Exhibit A hereto, have rights to (i) require ebix to include ebix securities held by them in registration statements filed with the SEC, (ii) require ebix to file a registration statement with the SEC that, absent such requirement, ebix did not contemplate filing or (iii) cause ebix to register or qualify any ebix securities held by such person or entity under the Securities Act or any securities or blue sky laws of any jurisdiction.

    (g) "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by ebix with the SEC;

                                     B-2-2

    (h) "INSPECTORS" has the meaning set forth in Section 4.1;

    (i) "LEAD UNDERWRITER" has the meaning set forth in Section 2.2;

    (j) "NOTICE OF PIGGYBACK REGISTRATION" has the meaning set forth in
       Section 3.1;

    (k) "PARTIES" means named parties to this Agreement, and "PARTY" means either of them;

    (l) "PIGGYBACK REGISTRATION" means any registration of securities of ebix of the same class as the Registrable Securities under the Securities Act in contemplation of an underwritten offering (other than a registration in respect of a dividend reinvestment or similar plan for stockholders, in respect of employee stock options or other employee benefit plans or in respect of any merger, consolidation, acquisition or like combination, whether on Form S-1, Form S-3, Form S-4, Form S-8 or any equivalent form of registration then in effect (collectively "NON-FINANCING REGISTRATION STATEMENTS"), whether for sale for the account of ebix or for the account of any holder of securities of ebix (other than Registrable Securities);

    (l) "RECORDS" has the meaning set forth in Section 4.1;

    (m) "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and otherwise in accordance with Article 2 of this Agreement and the declaration or ordering of effectiveness of such registration statement or document;

    (n) "REGISTRABLE SECURITIES" means any ebix Common Stock issued to BRiT in accordance with the Share Exchange and Purchase Agreement, and any ebix Common Stock issued in respect of any of the foregoing (because of share splits, stock dividends, reclassifications, recapitalizations, or similar events), PROVIDED, HOWEVER, that ebix Common Stock that constitutes Registrable Securities shall cease to be Registrable Securities (A) upon any sale or transfer in any manner to a person or entity that is not an "affiliate" (as defined under Rule 144) or (B) where the registration rights with respect to such securities have been terminated pursuant to
       Article 10 of this Agreement;

    (o) "REGISTRATION EXPENSES" means all expenses incident to ebix's performance of, or compliance with, its obligations under this Agreement to effect the registration of Registrable Securities in accordance with
       Article 2 or Article 3 of this Agreement, including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing qualification and other fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for ebix and of its independent public accountants, including the expenses of any special audits or "comfort" letters required by or incident to such performance and compliance, customarily paid by issuers or seller of securities, but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities, which shall be payable by each holder thereof and excluding fees of any counsel or other advisors to such holders which shall be paid by such holders (all such expenses referred to as "SELLING EXPENSES"), PROVIDED THAT, in any case where Registration Expenses are not to be borne by ebix, such expenses shall not include salaries of ebix personnel or general overhead expenses of ebix, auditing fees or other expenses for the preparation of financial statements or other data normally prepared by ebix in the ordinary course of its business or which ebix would have incurred in any event;

    (p) "RULE 144" means Rule 144 promulgated by the SEC under the Securities Act and any successor provision thereto;

    (q) "SEC" means the United States Securities and Exchange Commission;

                                     B-2-3

    (r) "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC issued under such Act, as they each may be in effect from time to time;

    (s) "SHARE EXCHANGE AND PURCHASE AGREEMENT" has the meaning set forth in the Recitals;

    (t) "SHELF REGISTRATION STATEMENT" has the meaning set forth in
       Section 2.1; and

    (u) "VIOLATION" has the meaning set forth in Section 7.1.

1.2 Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof", "herein", "hereby" and derivative or similar words refer to this entire Agreement and (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement

2   REGISTRATION

2.1 DUTY TO REGISTER. On or before July 2, 2001, ebix shall file for the benefit of BRiT, subject to 2.3 below, a registration statement on Form S-3, or such other registration statement form on which ebix is then eligible to register its securities with the SEC if it is not eligible to file a registration statement on Form S-3, with respect to the offer and sale of the Registrable Securities on a continuous or delayed basis (the "SHELF REGISTRATION STATEMENT"). Ebix shall use its best efforts to file the Shelf Registration Statement and effect as soon as practicable the registration under the Securities Act of all Registrable Securities to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities. Subject to 2.3 below, the Shelf Registration Statement shall at all times remain exclusively in favor of BRiT; PROVIDED, HOWEVER, that if BRiT intends to conduct an Underwritten Shelf Offering (as defined below) the Existing Registration Rights Holders, to the extent of their respective rights to include securities in a registration or participate in an underwritten offering, shall be entitled to elect to include securities, subject to Section 2.5, of the same class as the Registrable Securities in a registration covered by the Shelf Registration Statement; FURTHER PROVIDED, that upon such election by any of the Existing Registration Rights Holders, the appropriate portions of the Shelf Registration Statement in such Underwritten Shelf Offering shall be amended to accurately reflect such Existing Registration Rights Holders' participation in an Underwritten Shelf Offering. It is understood that, except in the event of an Underwritten Shelf Offering, if and to the extent the Existing Registration Rights Holders wish to have ebix securities registered pursuant to a shelf registration statement, a separate shelf registration statement would be required absent written consent from BRiT or otherwise in accordance with Section 2.3.

2.2 UNDERWRITTEN OFFERING. If BRiT intends to distribute the Registrable Securities covered by the Shelf Registration Statement by means of an underwritten offering (an "UNDERWRITTEN SHELF OFFERING"), BRiT shall so advise ebix by written notice. The lead underwriter (the "LEAD UNDERWRITER") will be selected by BRiT and will be reasonably acceptable to ebix. In such event, BRiT shall (together with ebix as provided in subsection 4.1(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Ebix shall assist BRiT in marketing the Registrable Securities to be sold pursuant to such underwritten offering, including by participating in "road shows" and similar marketing efforts as reasonably requested by BRiT or the underwriters, subject in all events to the reasonable availability of ebix's officers and other personnel.

2.3 INCLUSION OF OTHER SECURITIES. Subject to the rights of the Existing Registration Rights Holders to include securities in a registration or to participate in an Underwritten Shelf Offering as described above, neither ebix nor any of its securityholders shall have the right to include any of ebix's

                                     B-2-4
    securities in the Shelf Registration Statement unless (a) BRiT has elected to distribute the Registrable Securities covered by the Shelf Registration Statement in an underwritten offering, (b) such securities are of the same class as the Registrable Securities, (c) BRiT consents to such inclusion in writing (such consent not to be withheld unreasonably) and (d) ebix or such securityholders, as the case may be, agree in writing to sell, subject to
    Section 2.5, their securities on the same terms and conditions as apply to the Registrable Securities being sold. Subject to the rights of the Existing Registration Rights Holders to include securities in a registration, if securityholders of ebix other than BRiT include their securities in the Shelf Registration Statement only in accordance with this Section 2.3, such securityholders shall pay the fees and expenses of their counsel and their PRO RATA share, on the basis of the respective amounts of securities included in such registration on behalf of each such holder, of the Registration Expenses if the Registration Expenses for such registration are not paid by ebix for any reason.

2.4 EXPENSES. ebix shall pay all Registration Expenses incurred pursuant to this
    Article 2. The holders of Registrable Securities will pay all Selling Expenses in proportion to the amount of securities sold or as otherwise agreed to among such holders.

2.5 PRIORITY IN CUTBACK REGISTRATIONS. Subject to the rights of the Existing Registration Rights Holders to include securities in a registration, if a registration in respect of an underwritten offering initiated by BRiT pursuant to Section 2.2 above becomes a Cutback Registration, ebix shall include in any such registration to the extent of the number which the Lead Underwriter advises BRiT and ebix can be sold in such offering (a) FIRST, Registrable Securities requested to be included in such registration by BRiT and (b) SECOND, other securities of ebix proposed to be included in such registration, allocated among ebix or the holders thereof in accordance with the priorities then existing among ebix and the holders of such other securities.

3.  PIGGYBACK REGISTRATIONS

3.1 RIGHT TO INCLUDE REGISTRABLE SECURITIES. Notwithstanding anything to the contrary in Article 2, if ebix at anytime proposes after the date hereof to effect a Piggyback Registration, it will each such time give written notice (a "NOTICE OF PIGGYBACK REGISTRATION") at least 10 days prior to the anticipated filing date to BRiT of its intention to do so and of BRiT's rights under this Article 3, which Notice of Piggyback Registration shall include a description of the intended method of disposition of such securities. Upon written request of BRiT made within five days after receipt of Notice of Piggyback Registration (which request shall specify the Registrable Securities intended to be disposed of by BRiT and the intended method of disposition thereof), ebix shall use commercially reasonable efforts to include in the registration statement relating to such Piggyback Registration all Registrable Securities that ebix has been so requested to register. Notwithstanding the foregoing, if, at any time after the giving of a Notice of Piggyback Registration and prior to the effective date of the registration statement filed in connection with such registration, ebix shall determine for any reason not to register or to delay registration of such securities, ebix may, at its election, give written notice of such determination to BRiT and, thereupon:

    (a) in the case of a determination not to register, ebix shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith) without prejudice, however, to the rights of BRiT under Article 2; and

    (b) in the case of a determination to delay registering, ebix shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering other securities.

    No registration effected under this Article 3 shall relieve ebix of its obligations to file a Shelf Registration Statement under Article 2.

                                     B-2-5

3.2 EXPENSES. ebix shall pay all Registration Expenses incurred in connection with each Piggyback Registration. The holders of Registrable Securities will pay all Selling Expenses in proportion to the amount of securities sold or as otherwise agreed to among such holders.

3.3 PRIORITY IN CUTBACK REGISTRATIONS. Subject to the rights of the Existing Registration Rights Holders to include securities in a registration, if a Piggyback Registration becomes a Cutback Registration, ebix will include in such registration to the extent of the amount of securities that the underwriter or representative of the underwriters for the offering advises ebix can be sold in such offering:

    (a) if such registration as initially proposed by ebix was solely a primary registration of its securities, (i) FIRST, the securities proposed to be sold by ebix for its own account and (ii) SECOND, any Registrable Securities requested to be included in such registration by BRiT;

    (b) if such registration as initially proposed by ebix was in whole or in part requested by securityholders other than BRiT pursuant to outstanding demand registration rights, (i) FIRST, such securities held by the holders initiating such registration and, if applicable, any securities proposed by ebix to be sold for its own account, allocated in accordance with the priorities then existing among ebix and such holders and
       (ii) SECOND, any Registrable Securities requested to be included in such registration by BRiT.

4.  OBLIGATIONS OF ebix

4.1 REGISTRATION PROCEDURES. In furtherance of its obligations hereunder, ebix shall, as expeditiously as possible:

    (a) at least five days before filing the Shelf Registration Statement or any amendment thereto, ebix shall furnish to BRiT copies of drafts of all such documents proposed to be filed (including exhibits) and BRiT shall have the opportunity to object to any information pertaining solely to BRiT that is contained therein and ebix shall make the corrections reasonably requested by BRiT with respect to such information prior to filing any such registration statement;

    (b) prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and any prospectus used in connection therewith as may be necessary to (i) maintain the continuous effectiveness of the Shelf Registration Statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement, in accordance with the intended methods of disposition thereof as set forth in such registration statement, until the earlier of (A) such time as all of the Registered Securities have been disposed by BRiT (or its successors or assigns) in accordance with this Agreement and (B) three years after such registration statement becomes effective;

    (c) promptly notify BRiT and the Lead Underwriter, if any:

        (i) when such Shelf Registration Statement or any prospectus used in connection therewith or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

        (ii) of any written comments from the SEC with respect to any filing referred to in subsection 4.1(c)(i) or of any written request from the SEC for amendments or supplements to the Shelf Registration Statement or prospectus;

       (iii) of the notification to ebix by the SEC of its initiation of any proceedings with respect to the Shelf Registration Statement, or of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement; and

                                     B-2-6

        (iv) of the receipt by ebix of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

    (d) furnish to each seller of Registrable Securities covered by the Shelf Registration Statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), the prospectus contained in such registration statement and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as BRiT may reasonably request to facilitate the disposition of the Registrable Securities;

    (e) provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all Registrable Securities, in each case not later than the effective date of the related registration statement;

    (f) in the event of any underwritten public offering of Registrable Securities, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriters of such offering and BRiT, which underwriting agreement shall include, among other provisions, indemnities to the effect and to the extent provided in
       Article 7 and shall further provide that ebix furnish to BRiT:

        (i) an opinion of counsel for ebix dated the date of any closing under the underwriting agreement, reasonably satisfactory in form and substance to BRiT; and

        (ii) an accountants' "comfort letter" dated the date of any closing under the underwriting agreement, reasonably satisfactory in form and substance to BRiT, signed by the independent public accountants that have certified ebix's financial statements included in the registration statement, in each case covering substantially the same matters with respect to the Shelf Registration Statement (and the prospectus included therein) and, in the case of the comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered, respectively, in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten offerings of securities and, in the case of the comfort letter, such other financial matters as BRiT or the Lead Underwriter, if any, may request;

    (g) notify BRiT when a prospectus relating thereto is required to be delivered under the Securities Act (or other applicable law or regulation) of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

    (h) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

    (i) make available for inspection by BRiT, any underwriter participating in any disposition pursuant to such registration statement and any lawyer, accountant or other agent retained by BRiT or any such underwriter or agent (collectively, the "INSPECTORS") all financial and other records, pertinent documents and properties of ebix (collectively, the "RECORDS") as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause ebix's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; and

                                     B-2-7

    (j) cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by ebix are then listed.

    BRiT agrees by acquisition of such Registrable Securities that upon receipt of any notice from ebix of the happening of any event of the kind described in subsection 4.1(g), BRiT will forthwith discontinue its disposition of Registrable Securities pursuant to the Shelf Registration Statement until its receipt of the copies of a supplemented or amended prospectus correcting the untrue statements or omissions referred to in that subsection and, if so directed by ebix, will deliver to ebix (at ebix's expense) all copies, other than permanent file copies, then in its possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

5.  UNDERWRITTEN OFFERINGS

5.1 REPRESENTATIONS AND WARRANTIES. BRiT may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, ebix to and for the benefit of the underwriters also be made to and for its benefit and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to its obligations. BRiT shall not be required to make any representations or warranties to or agreements with ebix or the underwriter other than representations, warranties or agreements regarding BRiT, its ownership of the securities being registered on its behalf, its intended method of distribution and the accuracy of any information contained in registration statement concerning BRiT. Notwithstanding the first sentence of this Section 5.1, ebix shall not be required to make any representations, warranties or agreements with respect to matters with respect to which BRiT can be obligated pursuant to the preceding sentence.

6.  RESTRICTIONS

6.1 ADVERSE AFFECT

    (a) If, after the Shelf Registration Statement or another registration statement contemplating the offer or sale of the Registrable Securities has become effective, ebix advises BRiT in writing that ebix considers it necessary or appropriate for such registration statement to be amended or supplemented in order for sales thereunder to be made in compliance with the rules and regulations of the SEC, then BRiT shall suspend any further sale, transfer or other disposition of its Registrable Securities pursuant to such registration statement until ebix advises BRiT that such registration statement has been amended or supplemented and, as so amended or supplemented has been declared effective by the SEC.

    (b) ebix may delay filing any amendment or supplement to the Shelf Registration Statement, and may cause its effectiveness to be delayed, if ebix advises BRiT in such written notice that the filing of such amendment or supplement would (i) adversely affect the negotiation or completion of a material transaction by ebix contemplated at the time the right to delay is exercised or (ii) involve disclosure obligations not in the best interest of ebix, provided that ebix may delay filing any such amendment or supplement to the registration statement and may cause its effectiveness to be delayed for a period not exceeding 60 days from the date of such written notice to BRiT.

    (c) The Parties agree that ebix shall have no rights under Section 6.1(b) until January 1, 2002. In addition, the Parties agree that ebix shall not exercise its rights under Section 6.1(b) to the extent such delay would exceed an aggregate of 90 days in any calendar year.

                                     B-2-8

6.2 HOLDBACK AGREEMENTS

    (a) Unless the managing underwriter of an underwritten offering by ebix otherwise agrees, each holder of Registrable Securities agrees, to the extent permitted by law, not to effect any public sale or distribution of such securities, or any securities convertible into or exchangeable or exercisable for such securities, during 15 days prior to and 90 days after the effective date of any registration statement filed by ebix in connection with such underwritten offering (or for such period of time as is sufficient and appropriate in the opinion of the managing underwriter) in order to complete the sale and distribution of the securities included in such registration, except as part of such registration statement, whether or not such holder participates in such registration.

    (b) Unless the Lead Underwriter otherwise agrees ebix agrees not to effect any public sale or distribution of its equity securities or any securities convertible into or exchangeable or exercisable for such securities during the 14 days prior to and the 90 days after the effective date of any amendment to the Shelf Registration Statement in connection with an underwritten offering made pursuant to the Shelf Registration Statement (or for such shorter period of time as is sufficient and appropriate in the opinion of the Lead Underwriter) except pursuant to Non-Financing Registration Statements.

    (c) The foregoing provisions of this Section 6.2 shall not apply to any holder of securities of ebix to the extent such holder is prohibited by applicable law from agreeing to withhold from sale or to the extent such holder as acting in its capacity as a fiduciary or an investment adviser. Without limiting the scope of the term "fiduciary", a holder shall be deemed to be acting as a fiduciary or an investment adviser if its actions or the shares proposed to be sold are subject to the United States Employee Retirement Income Security Act of 1974, as amended, the United States Investment Company Act 1940, as amended, or the United States Investment Advisers Act of 1940, as amended, or if such shares are held in a separate account under applicable law or regulation.

7.  INDEMNIFICATION

7.1 INDEMNIFICATION OBLIGATIONS. In the event any Registrable Securities are included in a registration statement under this Agreement:

    (a) ebix shall indemnify and hold harmless BRiT, any underwriter (as defined in the Securities Act) for BRiT and each person, if any, who controls BRiT or underwriter within the meaning of the Securities Act or the Exchange Act or other applicable law, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other applicable United States federal or state securities law), insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto,
       (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein (in the case of the prospectus, in the light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by ebix of the Securities Act, the Exchange Act (or other applicable securities law or United States federal or state securities regulation), any blue sky law or any rule or regulation promulgated under such laws, regulations or rules; and ebix will pay to BRiT and each such underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action;

                                     B-2-9

       PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 7.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of ebix, nor shall ebix be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by BRiT or any such underwriter or controlling person.

    (b) BRiT shall indemnify and hold harmless ebix, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls ebix within the meaning of the Securities Act, any underwriter, any other holder selling securities in such registration statement and any controlling person of any such underwriter or other holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act (or other applicable securities law or securities regulation) or other federal or state securities law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by BRiT expressly for use in connection with such registration; and BRiT will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of BRiT, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that in no event shall any indemnity under this subsection 7(b) exceed the net proceeds from the offering received by BRiT.

    (c) Promptly after receipt by an indemnified party under this Article 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Article 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
       Article 7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 7.

    (d) If the indemnification provided for in this Article 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such

                                     B-2-10
       proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e) The obligations of ebix and BRiT under this Article 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

    (f) Indemnification similar to that specified in this Article 7 shall be given by ebix and BRiT with respect to any required registration or other qualification of securities under any United States federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article 7 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

8.  REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934

8.1 COVENANTS OF ebix. ebix hereby agrees:

    (a) to file with the SEC in a timely manner all reports and other documents required of ebix under the Securities Act and the Exchange Act;

    (b) to comply with all rules and regulations of the SEC applicable in connection with Rule 144 and take such other action and furnish BRiT with other information as BRiT may request in order to avail itself of such Rule or any other rule or regulation of the SEC allowing BRiT to sell any Registrable Securities without registration;

    (c) use its reasonable best efforts to take every action that is necessary to effect the Shelf Registration Statement on Form S-3.

    (d) furnish to BRiT, so long as BRiT owns any Registrable Securities such other information as may be reasonably requested in availing BRiT of any rule or regulation of the SEC that permits the selling of any such securities.

9.  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

9.1 NO EXISTING AGREEMENTS. ebix represents and warrants to BRiT that there is not in effect on the date hereof any agreement by ebix other than this Agreement pursuant to which any holder of securities of ebix has a right to cause ebix to register or qualify securities under the Securities Act or any securities or blue sky laws of any jurisdiction, other than as is set forth in Exhibit A hereto.

9.2 FUTURE AGREEMENTS. From and after the date of this Agreement, ebix shall not, without the prior written consent of BRiT, enter into any agreement with any holder or prospective holder of any securities of ebix that would allow such holder or prospective holder (a) to include such securities in the Shelf Registration Statement, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of BRiT that is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to January 1, 2002.

                                     B-2-11

10. TERMINATION OF REGISTRATION RIGHTS

10.1 TERMINATION. All of ebix's obligations to register Registrable Securities under this Agreement shall terminate on the earlier of the third anniversary of the date the Shelf Registration Statement becomes effective or the date on which all Registrable Securities are sold or transferred to persons who are not "affiliates" of BRiT.

11. MERGERS

11.1 RESTRICTION ON MERGERS AND OTHER CORPORATE EVENTS. ebix shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which ebix shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the company under this Agreement, and for that purpose references hereunder to Registrable Securities shall be deemed to be references to the securities which BRiT would be entitled to receive in exchange for Registrable Securities under any such merger, consolidation or reorganization; PROVIDED, HOWEVER, that the provisions of this Section 11.1 shall not apply in the event of any merger, consolidation or reorganization if BRiT is entitled to receive in exchange for its Registrable Securities consideration consisting solely of (a) cash, (b) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act or (c) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

12. MISCELLANEOUS

12.1 NOTICE. Any notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant Party at its address or facsimile number set out below (or such other address or facsimile number as the addressee has by five days' prior written notice specified to the other Party):


    to BRiT:        BRiT Insurance Holdings plc
                    55 Bishopsgate
                    London EC2N 3AS
                    United Kingdom
                    Fax: +44 (20) 7984 8701
                    Attention: Peter Goddard

    copies to:      Dorsey & Whitney
                    21 Wilson Street
                    London EC2M 2TD
                    United Kingdom
                    Fax: +44 (20) 7588 0555
                    Attention: George Hagerty, Esq.

    to ebix:        ebix.com, Inc.
                    Five Concourse Parkway
                    Suite 3200
                    Atlanta, Georgia 30328
                    Fax: +1 (678) 281-2019
                    Attention: Robin Raina

    copies to:      Sonnenschein Nath & Rosenthal
                    Suite 8000 Sears Tower
                    233 South Wacker Drive
                    Fax: +1 (312) 876 7934
                    Attention: Dennis Newman, Esq.

                                     B-2-12

    Any notice, demand or other communication so addressed to the relevant Party shall be deemed to have been delivered: (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by facsimile, on the first business day following transmission if telegraphic advice of such transmissions is given on such first business day and a machine-printed confirmation of receipt is received by the sender.

12.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; PROVIDED, HOWEVER, that the rights under Section 2 and Section 3 may be assigned only to affiliates of BRiT. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of New York, without reference to its conflict of laws provisions.

12.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.5 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

12.6 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of ebix and BRiT. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12.7 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded, and shall be enforceable in accordance with its terms.

                                     B-2-13

    IN WITNESS WHEREOF, this Agreement has been executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

EBIX.COM, INC.
By:
----------------------------
Name:
Title:
BRIT INSURANCE HOLDINGS PLC
By:
----------------------------
Name:
Title:
By:
----------------------------
Name:
Title:

                                     B-2-14

                                                                       EXHIBIT C

                                SECOND AMENDMENT
                                     TO THE
                           1996 STOCK INCENTIVE PLAN

    The 1996 Stock Incentive Plan ("Plan") as adopted by the board and approved by the stockholders on September 4, 1996, is hereby amended, subject to approval by the holders of a majority of the common stock, par value $.10 per share of ebix.com, Inc. (the "Company"), present or represented and entitled to vote at the Company's 2001 Annual Meeting of Stockholders, as follows:

                                       I.


    To increase the number of shares of common stock available for grant under the Plan by 2,000,000, Section 3(a) is amended by deleting the number "2,700,000" and substituting therefor the number "4,700,000."


                                      II.

    Pursuant to Section 17(a), notwithstanding any provision herein or in the Plan to the contrary, no option granted in respect of the 2,000,000 additional shares of Common Stock authorized by this amendment which options may be granted to Participants may be exercised before stockholder approval is obtained and, if such approval is not obtained, all such outstanding options shall become void, no further grants shall be made pursuant to this amendment and the Plan shall immediately revert to its provisions in effect prior to this amendment.

                                      III.

    Except as modified herein, the Plan shall remain in full force and effect.

    IN WITNESS WHEREOF the Company has caused this amendment to be executed by
its duly authorized officer this   day of   , 2001.

                                                       EBIX.COM, INC.

                                                       By:
                                                               ----------------------------------------

                                                       Title:
                                                               ----------------------------------------

                           1996 STOCK INCENTIVE PLAN
                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----
1.      Purpose.....................................................      3

2       Definitions.................................................      3

3.      Shares and Performance Units Available under the Plan.......      4

4.      Option Rights...............................................      5

5.      Appreciation Rights.........................................      6

6.      Restricted Shares...........................................      7

7.      Deferred Shares.............................................      8

8.      Performance Shares and Performance Units....................      8

9.      Transferability.............................................      9

10.     Adjustments.................................................      9

11.     Fractional Shares...........................................     10

12.     Withholding Taxes...........................................     10

13.     Participation by Directors, Officers and Other Key Employees
          of or Consultants to a Less-Than-80-Percent Subsidiary....     10

14.     Certain Terminations of Employment, Hardship and Approved
          Leaves of Absence.........................................     10

15.     Foreign Participants........................................     10

16.     Administration of the Plan..................................     11

17.     Amendments and Other Matters................................     11

                           1996 STOCK INCENTIVE PLAN

    1. PURPOSE. The purpose of this Plan is to attract and retain directors, officers and other key employees of and consultants to Delphi Information Systems, Inc. (the "Corporation") and its Subsidiaries and to provide such persons with incentives and rewards for superior performance.

    2.  DEFINITIONS.  (a) As used in this Plan:

    "APPRECIATION RIGHT" means a right granted pursuant to Section 5 of this Plan, including a Free-Standing Appreciation Right and a Tandem Appreciation Right.

    "BASE PRICE" means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right.

    "BOARD"  means the Board of Directors of the Corporation.

    "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

    "COMMITTEE" means a committee of not less than two "Non-Employee Directors" (as defined in Rule 16b-3(b)(3)(i) under Section 16(b) of the Exchange Act) appointed by and serving at the pleasure of the Board.

    "COMMON SHARES" means (i) shares of the Common Stock, par value $.10 per share, of the Corporation and (ii) any security into which Common Shares may be converted by reason of any transaction or event of the type referred to in
Section 10 of this Plan.

    "DATE OF GRANT" means the date specified by the Board on which a grant of Option Rights, Appreciation Rights or Performance Shares or Performance Units or a grant or sale of Restricted Shares or Deferred Shares shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

    "DEFERRAL PERIOD" means the period of time during which Deferred Shares are subject to deferral limitations under Section 7 of this Plan.

    "DEFERRED SHARES" means an award pursuant to Section 7 of this Plan of the right to receive Common Shares at the end of a specified Deferral Period.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time.

    "FREE-STANDING APPRECIATION RIGHT" means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right or similar right.

    "INCENTIVE STOCK OPTION" means an Option Right that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

    "LESS-THAN-80-PERCENT SUBSIDIARY" means a Subsidiary with respect to which the Corporation directly or indirectly owns or controls less than 80 percent of the total combined voting or other decision-making power.

    "MANAGEMENT OBJECTIVES" means the achievement or performance objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Restricted Shares.

    "MARKET VALUE PER SHARE" means the fair market value of the Common Shares as determined by the Board from time to time.

    "NONQUALIFIED OPTION" means an Option Right that is not intended to qualify as a Tax-Qualified Option.

    "OPTIONEE" means the person so designated in an agreement evidencing an outstanding Option Right.

    "OPTION PRICE" means the purchase price payable upon the exercise of an Option Right.

    "OPTION RIGHT" means the right to purchase Common Shares from the Corporation upon the exercise of a Nonqualified Option or a Tax-Qualified Option granted pursuant to Section 4, or a Replacement Option Right granted pursuant to
Section 17(c), of this Plan.

    "PARTICIPANT" means a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a director or an officer (including officers who are also directors) or other key employee of or a consultant to the Corporation or any Subsidiary or (ii) has agreed to commence serving in any such capacity.

    "PERFORMANCE PERIOD" means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating thereto are to be achieved.

    "PERFORMANCE SHARE" means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

    "PERFORMANCE UNIT" means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section of this Plan.

    "REPLACEMENT OPTION RIGHT"  means as Option Right granted pursuant to
Section 17(c) of this Plan in exchange for the surrender and cancellation of an option to purchase shares of another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise.

    "RESTRICTED SHARES" means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the restrictions on transfer referred to in Section 6 hereof has expired.

    "SPREAD" MEANS, in the case of a Free-Standing Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Base Price specified therein or, in the case of a Tandem Appreciation Right, the amount by which the Market Value per Share on the date when the Appreciation Right is exercised exceeds the Option Price specified in the related Option Right.

    "SUBSIDIARY" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Corporation has a direct or indirect ownership or other equity interest; PROVIDED, HOWEVER, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Corporation owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of the grant.

    "TANDEM APPRECIATION RIGHT"  means an Appreciation Right granted pursuant to
Section 5 of this Plan that is granted in tandem with an Option Right or any similar right granted under any other plan of the Corporation.

    "TAX-QUALIFIED OPTION" means an Option Right that is intended to qualify under particular provisions of the Code, including but not limited to an Incentive Stock Option.


    3. SHARES AND PERFORMANCE UNITS AVAILABLE UNDER THE PLAN. (a) Subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares covered by outstanding awards, except Replacement Option Rights, granted under this Plan and issued or transferred upon the exercise or payment thereof, and the aggregate number of Performance Units granted under this Plan, shall not exceed 2,700,000. Common Shares issued or transferred under this Plan may be Common Shares of original issuance or Common Shares held in treasury or a combination thereof.


        (b) Subject to adjustment as provided in Section 10 of this Plan, the aggregate number of Common Shares covered by Replacement Option Rights granted under this Plan during any calendar year shall not exceed five percent of the Common Shares outstanding on January 1 of that year.

        (c) For the purposes of this Section 3:

           (i) Upon payment in cash of the benefit provided by any award granted under this Plan, any Common Shares that were covered by that award shall again be available for issuance or transfer hereunder.

           (ii) Common Shares covered by any award granted under this Plan shall be deemed to have been issued or transferred, and shall cease to be available for future issuance or transfer in respect of any other award granted hereunder, at the earlier of the time when they are actually issued or transferred or the time when dividends or dividend equivalents are paid thereon; PROVIDED, HOWEVER, that Restricted Shares shall be deemed to have been issued or transferred at the earlier of the time when they cease to be subject to a substantial risk of forfeiture or the time when dividends are paid thereon.

           (iii) Performance Units that are granted under this Plan, but are not earned by the Participant at the end of the Performance Period, shall be available for future grants of Performance Units hereunder.

    4. OPTION RIGHTS. The Board may from time to time authorize grants to Participants of Option Rights upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each grant shall specify the number of Common Shares to which it pertains.

        (b) Each grant shall specify an Option Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant; PROVIDED, HOWEVER, that the Option Price per Common Share of a Replacement Option Right may be less that the Market Value per Share on the Date of Grant.

        (c) Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Corporation,
    (ii) nonforfeitable, unrestricted Common Shares that are already owned by the optionee and have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Board may deem appropriate, including but not limited to any form of consideration authorized under Section 4(d) below, on such basis as the Board may determine in accordance with this Plan and (iv) any combination of the foregoing.

        (d) On or after the Date of Grant of any Nonqualified Option, the Board may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Board on or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received by the Optionee upon the exercise of the Nonqualified Option shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the optionee; PROVIDED, HOWEVER, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Common Shares received by the optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.

        (e) Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker on the date of exercise of some or all of the Common Shares to which the exercise relates.

        (f) Successive grants may be made to the same Participant regardless of whether any Option Rights previously granted to the Participant remain unexercised.

        (g) Each grant may specify a period or periods of continuous employment of the Optionee by the Corporation or any Subsidiary that are necessary before the Option Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Option Rights in the event of a change in control of the Corporation or other similar transaction or event.

        (h) Option Rights granted pursuant to this Section 4 may be Nonqualified Options or Tax-Qualified Options or combinations thereof.

        (i) On or after the Date of Grant of any Nonqualified Option, the Board may provide for the payment to the Optionee of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis, or the Board may provide that any dividend equivalents shall be credited against the Option Price.

        (j) No Option Right granted pursuant to this Section 4 may be exercised more than 10 years from the Date of Grant.

        (k) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by an officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.

    5. APPRECIATION RIGHTS. The Board may also authorize grants to Participants of Appreciation Rights. An Appreciation Right shall be a right of the Participant to receive from the Corporation an amount, which shall be determined by the Board and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of an Appreciation Right. Any grant of Appreciation Rights under this Plan shall be upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Any grant may specify that the amount payable upon the exercise of an Appreciation Right may be paid by the Corporation in cash, Common Shares or any combination thereof and may (i) either grant to the Participant or reserve to the Board the right to elect among those alternatives or
    (ii) preclude the right of the Participant to receive and the Corporation to issue Common Shares or other equity securities in lieu of cash.

        (b) Any grant may specify that the amount payable upon the exercise of an Appreciation Right shall not exceed a maximum specified by the Board on the Date of Grant.

        (c) Any grant may specify (i) a waiting period or periods before Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Appreciation Rights shall be exercisable.

        (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Corporation or other similar transaction or event.

        (e) On or after the Date of Grant of any Appreciation Rights, the Board may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

        (f) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Optionee and shall describe the subject Appreciation Rights, identify any related Option Rights, state that the Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Board may determine consistent with this Plan.

        (g) Regarding Tandem Appreciation Rights only: Each grant shall provide that a Tandem Appreciation Right may be exercised only (i) at a time when the related Option Right (or any similar right granted under any other plan of the Corporation) is also exercisable and the Spread is positive and
    (ii) by surrender of the related Option Right (or such other right) for cancellation.

        (h) Regarding Free-Standing Appreciation Rights only:

           (i) Each grant shall specify in respect of each Free-Standing Appreciation Right a Base Price per Common Share, which shall be equal to or greater than the Market Value per Share on the Date of Grant;

           (ii) Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised;

           (iii) Each grant shall specify the period or periods of continuous employment of the Participant by the Corporation or any Subsidiary that are necessary before the Free-Standing Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of the Free-Standing Appreciation Rights in the event of a change in control of the Corporation or other similar transaction or event; and

           (iv) No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

    6. RESTRICTED SHARES. The Board may also authorize grants or sales to Participants of Restricted Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each grant or sale shall constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling the Participant to dividend, voting and other ownership rights, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

        (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

        (c) Each grant or sale shall provide that the Restricted Shares covered thereby shall be subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code for a period to be determined by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Corporation or other similar transaction or event.

        (d) Each grant or sale shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Board on the Date of Grant. Such restrictions may include, but are not limited to, rights of repurchase or first refusal in the Corporation or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

        (e) Any grant or sale may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and reinvested on an immediate or deferred basis in additional Common Shares, which may be subject to the same restrictions as the underlying award or such other restrictions as the Board may determine.

        (f) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan.

    Unless otherwise directed by the Board, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to the Restricted Shares, shall be held in custody by the Corporation until all restrictions thereon lapse.

    7. DEFERRED SHARES. The Board may also authorize grants or sales to Participants of Deferred Shares upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each grant or sale shall constitute the agreement by the Corporation to issue or transfer Common Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Board may specify.

        (b) Each grant or sale may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Market Value per Share on the Date of Grant.

        (c) Each grant or sale shall provide that the Deferred Shares covered thereby shall be subject to a Deferral Period, which shall be fixed by the Board on the Date of Grant, and any grant or sale may provide for the earlier termination of the Deferral Period in the event of a change in control of the Corporation or other similar transaction or event.

        (d) During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote the Deferred Shares, but the Board may on or after the Date of Grant authorize the payment of dividend equivalents on the Deferred Shares in cash or additional Common Shares on a current, deferred or contingent basis.

        (e) Each grant or sale shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan.

    8. PERFORMANCE SHARES AND PERFORMANCE UNITS. The Board may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Management Objectives, upon such terms and conditions as the Board may determine in accordance with the following provisions:

        (a) Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

        (b) The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Board on the Date of Grant and may be subject to earlier termination in the event of a change in control of the Corporation or other similar transaction or event.

        (c) Each grant shall specify the Management Objectives that are to be achieved by the Participant, which may be described in terms of Corporation-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Corporation or Subsidiary in which the Participant is employed.

        (d) Each grant shall specify in respect of the specified Management Objectives a minimum acceptable level of achievement below which no payment will be made and shall set forth a formula for determining the amount of any payment to be made if performance is at or above the minimum acceptable level but falls short of full achievement of the specified Management Objectives.

        (e) Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount may be paid by the Corporation in cash, Common Shares or any combination thereof and may either grant to the Participant or reserve to the Board the right to elect among those alternatives.

        (f) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board on the Date of Grant. Any grant of Performance Units may specify that the amount payable, or the number of Common Shares issuable, with respect thereto may not exceed maximums specified by the Board on the Date of Grant.

        (g) On or after the Date of Grant of Performance Shares, the Board may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Common Shares on a current, deferred or contingent basis.

        (h) The Board may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Board, events or transactions have occurred after the Date of Grant that are unrelated to the performance of the Participant and result in distortion of the Management Objectives or the related minimum acceptable level of achievement.

        (i) Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Corporation by any officer thereof and delivered to and accepted by the Participant and shall contain such terms and provisions as the Board may determine consistent with this Plan.

    9. TRANSFERABILITY. (a) Any grant of an Option Right or other "derivative security" (as defined in Rule 16a-1 (c) under Section 16(a) of the Exchange Act) under this Plan may permit the transfer thereof by the Participant upon such terms and conditions as the Board shall specify.

        (b) Any grant made under this Plan may provide that all or any part of the Common Shares that are to be issued or transferred by the Corporation upon the exercise of Option Rights or Appreciation Rights or upon the termination of the Deferral Period applicable to Deferred Shares or in payment of Performance Shares or Performance Units, or are no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, shall be subject to further restrictions upon transfer.

    10. ADJUSTMENTS. The Board may make or provide for such adjustments in the number of Common Shares covered by outstanding Option Rights, Appreciation Rights, Deferred Shares and Performance Shares granted hereunder, the Option Prices per Common Share or Base Prices per Common Share applicable to any such Option Rights and Appreciation Rights, and the kind of shares (including shares of another issuer) covered thereby, as the Board may in good faith determine to be equitably required in order to prevent dilution or expansion of the rights of Participants that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Corporation or (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of warrants or other rights to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board may provide in substitution for any or all outstanding awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Board may on or after the Date of Grant provide in the agreement evidencing any award under this Plan that the holder of the award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Board may provide that the holder will automatically be entitled to receive such an equivalent award. The Board may also make or provide for such adjustments in the numbers of Common Shares specified in Sections 3(a)(i) and 3(a)(ii) of this Plan as the Board may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 10.

    11. FRACTIONAL SHARES. The Corporation shall not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement thereof in cash.

    12. WITHHOLDING TAXES. To the extent that the Corporation is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Corporation for the withholding are insufficient, it shall be a condition to the receipt of any such payment or the realization of any such benefit that the Participant or such other person make arrangements satisfactory to the Corporation for payment of the balance of any taxes required to be withheld. At the discretion of the Board, any such arrangements may include relinquishment of a portion of any such payment or benefit. The Corporation and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

    13. PARTICIPATION BY DIRECTORS, OFFICERS AND OTHER KEY EMPLOYEES OF OR CONSULTANTS TO A LESS-THAN-80-PERCENT SUBSIDIARY. As a condition to the effectiveness of any grant or award to be made hereunder to a Participant who is a director or an officer or other key employee of or a consultant to a Less-Than-80-Percent Subsidiary, regardless of whether the Participant is also employed by the Corporation or another Subsidiary, the Board may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Participant and the Less-Than-80-Percent Subsidiary pursuant to this
Plan) the Common Shares that would otherwise be delivered by the Corporation upon receipt by the Less-Than 80-Percent Subsidiary of any consideration then otherwise payable by the Participant to the Corporation. Any such award may be evidenced by an agreement between the Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Corporation, on terms consistent with this Plan and approved by the Board and the Less-Than-80-Percent Subsidiary. All Common Shares so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Corporation for purposes of Section 3 of this Plan, and all references to the Corporation in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

    14. CERTAIN TERMINATIONS OF EMPLOYMENT, HARDSHIP AND APPROVED LEAVES OF ABSENCE. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Corporation, termination of employment to enter public service with the consent of the Corporation or leave of absence approved by the Corporation, or in the event of hardship or other special circumstances, of a Participant who holds an Option Right or Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Common Shares that are subject to any transfer restriction pursuant to Section 9[(b)] of this Plan, the Board may take any action that it deems to be equitable under the circumstances or in the best interests of the Corporation, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

    15. FOREIGN PARTICIPANTS. In order to facilitate the making of any award or combination of awards under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals, or who are employed by the Corporation or any Subsidiary outside of the United States of America, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; PROVIDED, HOWEVER that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate the inconsistency without further approval by the stockholders of the Corporation.

    16. ADMINISTRATION OF THE PLAN. (a) This Plan shall be administered by the Board, which may delegate any or all of its authority hereunder to the Committee. To the extent of any such delegation, references in this Plan to the Board shall be deemed to refer to the Committee, unless the context requires otherwise. A majority of the Board shall constitute a quorum, and the acts of the members of the Board who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Board in writing, shall be the acts of the Board.

        (b) The interpretation and construction by the Board of any provision of this Plan or any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Shares, Deferred Shares, Performance Shares or Performance Units, and any determination by the Board pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Board shall be liable for any such action taken or determination made in good faith.

    17. AMENDMENTS AND OTHER MATTERS. (a) This Plan may be amended from time to time by the Board; PROVIDED, HOWEVER except as expressly authorized by this Plan, no such amendment shall increase the numbers of Common Shares specified in Sections 3(a)(i) and 3(a)(ii) hereof or the number of Performance Units specified in Section 3(b) hereof without the further approval of the stockholders of the Corporation.

        (b) With the concurrence of the affected Participant, the Board may cancel any agreement evidencing Option Rights or any other award granted under this Plan. In the event of any such cancellation, the Board may authorize the granting of new Option Rights or other awards hereunder, which may or may not cover the same number of Common Shares as had been covered by the cancelled Option Rights or other award, at such Option Price, in such manner and subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled Option Rights or other award not been granted.

        (c) The Board may grant under this Plan any award or combination of awards authorized under this Plan, including but not limited to Replacement Option Rights, in exchange for the surrender and cancellation of an award that was not granted under this Plan, including but not limited to an award that was granted by the Corporation or a Subsidiary, or by another corporation that is acquired by the Corporation or a Subsidiary by merger or otherwise, prior to the adoption of this Plan by the Board, and any such award or combination of awards so granted under this Plan may or may not cover the same number of Common Shares as had been covered by the cancelled award and shall be subject to such other terms, conditions and discretion as would have been permitted under this Plan had the cancelled award not been granted.

        (d) This Plan shall not confer upon any Participant any right with respect to continuance of employment with the Corporation or any Subsidiary and shall not interfere in any way with any right that the Corporation or any Subsidiary would otherwise have to terminate any Participant's employment at any time.

        (e) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as a Tax-Qualified Option from so qualifying, any such provision shall be null and void with respect to any such Option Right; PROVIDED, HOWEVER that any such provision shall remain in effect with respect to other Option Rights, and there shall be no further effect on any provision of this Plan.

                                                                       EXHIBIT D

                                 EBIX.COM, INC.
                            AUDIT COMMITTEE CHARTER

A. COMPOSITION

    The Audit Committee (the Committee) of the Board of Directors (the Board of Directors of Board) of ebix.com, Inc., a Delaware corporation (the Company), shall consist of at least two(*) independent, non-employee directors who shall serve at the pleasure of the Board of Directors. Each Committee member shall be able to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement (i.e., shall be "financially literate") or shall become financially literate within a reasonable period after his or her appointment to the Committee, and at least one member of the Committee shall have accounting or related financial management expertise (i.e., shall have past employment experience in finance or accounting, requisite professional experience in accounting, or other comparable experience or background, including a current or past position as chief executive or chief financial officer or other senior officer with financial oversight responsibilities). Committee members shall be designated by the full Board of Directors, in a manner consistent with the rules of the Nasdaq Stock Market.

B. RESPONSIBILITIES

    The Committee shall provide assistance to the members of the Board of Directors in monitoring the (1) integrity of the financial statements of the Company; and (2) the independence and performance of the Company's outside auditors ("Auditors") and internal auditors.

C. DUTIES AND FUNCTIONS

    The Committee shall:

1. Recommend to the Board of Directors the selection of the Auditors, who are responsible to the Audit Committee and the Board as representatives of the shareholders.

2. The Committee shall receive from the Auditors periodic reports delineating all relationships, affecting objectivity and independence, between the Auditors and the Company (consistent with Independence Standards Board Standard 1), discuss such reports with the Auditors, and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the Auditors.

3. Review with the Board the performance of the Auditors and if so determined by the Board, recommend that the Board replace the Auditors.

4.  Auditor's Fees

    (1) Approve the fees to be paid to the Auditors for audit services.

    (2) Approve in advance fees for any non-audit services to be performed in a fiscal year if such fees would exceed 20% of the estimated fees for audit services for such year. For this purpose, fees for review of the Company's financial statements included in Forms 10-Q are considered to be fees for audit services.

5. Following completion of the annual audit, review separately with each of management and the Auditors any significant difficulties encountered during the course of the audit, any management letter provided by Auditors and the Company's response thereto, and any restrictions on the scope of work or access to required information.

------------------------

*   Commencing June 14, 2001, three.

6. Review any significant disagreements between management and the Auditors in connection with the preparation of the Company's financial statements.

7. Review with the Auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

8. Review the Company's annual financial statements and any certification, report, opinion or review rendered by the Auditors.

9. Inquire of management and the Auditors about major financial risk exposures and assess the steps management has taken to minimize such risks.

10. Review with management and the Auditors their qualitative judgments about significant issues involving the appropriateness, and not just the acceptability, of the Company's accounting principles and financial disclosure practices used or proposed or changed, the appropriateness of the management process in formulating significant management judgments and estimates, and whether the Company's principles are common practices or minority practices.

11. Discuss with the Auditors their reasoning with respect to the appropriateness of the accounting principles and disclosure practices applied to significant unusual transactions or in controversial or emerging areas.

12. Review with the Auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and request any recommendations for the improvement of such internal control procedures.

13. Review with management and the Auditors any significant adjustments arising from the audit.

14. Review with the Company's legal counsel major legal and regulatory matters affecting the Company's financial statements.

15. Review with the Auditors and representatives of financial management, in person or by telephone conference call, the results of the Auditors' interim financial review, including the various significant accounting and reporting matters, prior to any public announcement of financial results or the filing of any quarterly report on Form 10-Q. The Committee Chair may represent the entire Committee for this purpose.

16. Meet with the Auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

17. Obtain from the independent auditor assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

18. Produce the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement stating:

    (1) whether the audit committee has

       (a) reviewed and discussed the audited financial statements with management

       (b) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61

       (c) received disclosures from the auditors regarding the auditors' independence required by Independence Standards Board Standard No. 1, and discussed with the auditors the auditors' independence

    (2) whether, based upon such review and discussion, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Company's Form 10-K

19. Review and recommend to the Board appropriate changes to this charter periodically, as conditions dictate.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

D. MEETINGS

    The Committee shall hold at least four (4) regular meetings per year, and additional meetings as members of the Committee deem necessary or as circumstances require. Members of senior management, the Auditors or others may attend meetings of the Committee at the invitation of the Committee and shall provide pertinent information as necessary.

    The Chairman of the Committee shall set the agenda of each meeting and arrange for the distribution of the agenda, together with supporting material, to the Committee members prior to each meeting.

E. MINUTES

    At each meeting, the Chairman shall select one Committee member to act as secretary and prepare minutes of the meeting. After approval by the Committee Chairman, such minutes shall be distributed to all members of the Board of Directors. The Committee shall, as it finds appropriate, communicate further with the Board of Directors.

    June 14, 2000 (As amended March 26, 2001)

                                      PROXY

                       SOLICITED BY THE BOARD OF DIRECTORS

                                 EBIX.COM, INC.
                          1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173

The undersigned hereby appoints Robin Raina and Richard Baum, and each of them, as proxies, with power of substitution, acting by a majority of those present and voting (or if only one is present and voting, then that one) to vote the stock of ebix.com, Inc., (the "Company") that the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, local time, on May 30, 2001, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS.
                                         ---

1. Proposal to elect William R. Baumel, Douglas C. Chisholm, Dennis Drislane, Larry G. Gerdes, Robin Raina, William W. G. Rich, and Roy L. Rogers as directors until the next annual meeting of stockholders and until their successors are elected and qualified.

/ / FOR ALL NOMINEES     / / WITHHOLD AUTHORITY TO VOTE FOR ALL
                             NOMINEES

/ / WITHHOLD AUTHORITY TO VOTE FOR THE FOLLOWING NOMINEE(S):

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              -----------------------------------------------------


2. Proposal to Adopt the Amendment to the Certificate of Incorporation of ebix.com, Inc. to increase the number of authorized shares of the Company's Common Stock, $.10 par value per share, from 20,000,000 shares to 40,000,000 shares

/ / FOR        / / AGAINST         / / ABSTAIN

3. Proposal to Approve the issuance of 4,704,000 shares of the Company's Common Stock, $.10 par value per share, pursuant to and upon the second closing of the Share Exchange and Purchase Agreement between the Company and BRiT Insurance Holdings plc.

/ / FOR        / / AGAINST         / / ABSTAIN

4.   Proposal to Amend the Company's 1996 Stock Incentive Plan.

/ / FOR        / / AGAINST         / / ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PROPOSALS. PLEASE SIGN EXACTLY AS OWNERSHIP APPEARS ON THIS PROXY. WHERE STOCK IS HELD BY JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.



___________________________________, 2001
DATED

------------------------------------------
SIGNED

------------------------------------------
SIGNATURE IF JOINTLY HELD

                                      PROXY

                                  SOLICITED BY
      ROBIN RAINA, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF EBIX.COM, INC.,
                    ON BEHALF OF BRIT INSURANCE HOLDINGS PLC.

                                 EBIX.COM, INC.
                          1900 E. GOLF ROAD, SUITE 1200
                           SCHAUMBURG, ILLINOIS 60173

The undersigned, being the holder of 5% or more of the Common Stock of ebix.com, Inc. (the "Company"), hereby appoints Neil Eckert and Matthew Scales, and each of them, as proxies, with power of substitution, acting by a majority of those present and voting (or if only one is present and voting, then that one) to vote the stock of the Company that the undersigned is entitled to vote at the Annual Meeting of stockholders to be held at 10:00 AM, local time, on May 30, 2001, and at any adjournment or postponement thereof, with all powers that the undersigned would possess if present, with respect to the following:

ROBIN RAINA RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS.
                              ---

1. Proposal to Adopt the Amendment to the Certificate of Incorporation of ebix.com, Inc. to increase the number of authorized shares of the Company's Common Stock, $.10 par value per share, from 20,000,000 shares to 40,000,000 shares

/ / FOR                  / / AGAINST                  / / ABSTAIN

2. Proposal to Approve the issuance of 4,704,000 shares of the Company's Common Stock, $.10 par value per share, pursuant to and upon the second closing of the Share Exchange and Purchase Agreement between the Company and BRiT Insurance Holdings plc.

/ / FOR                  / / AGAINST                  / / ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE ABOVE PROPOSALS. PLEASE SIGN EXACTLY AS OWNERSHIP APPEARS ON THIS PROXY. WHERE STOCK IS HELD BY JOINT TENANTS, ALL PARTIES IN THE JOINT TENANCY SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

THIS PROXY IS IRREVOCABLE.

------------------------------------, 2001
DATED


------------------------------------------
SIGNED


------------------------------------------
SIGNATURE IF JOINTLY HELD